SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. ______)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[   ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e) (2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-12

INDUSTRIAL SERVICES OF AMERICA, INC.
_______________________________________
(Name of Registrant as Specified in Its Charter)

_______________________________________
(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[   ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
(1)     Title of each class of securities to which transaction applies:
________________________________________________
(2)     Aggregate number of securities to which transaction applies:
________________________________________________
(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Pursuant to the Asset Purchase Agreement, dated August 16, 2019, by and among River Metals Recycling LLC, Industrial Services of America, Inc., ISA Indiana, Inc., ISA Logistics LLC, ISA Real Estate, LLC, ISA Indiana Real Estate LLC, 7021 Grade Lane LLC, 7124 Grade Lane LLC and 7200 Grade Lane LLC, the purchase price is approximately $23,300,000, consisting of cash consideration, subject to a working capital adjustment, up or down, escrow amounts and certain payoff amounts. Solely for purposes of calculating the filing fee, the registrant estimates a purchase price of $23,300,000. In accordance with Exchange Act Rule 0-11(c), the filing fee was determined by multiplying 0.0001212 by the proposed maximum aggregate value of the transaction.
________________________________________________
(4)     Proposed maximum aggregate value of transaction:

$23,300,000
________________________________________________
(5)     Total fee paid:

$2,823.96
________________________________________________

[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(4)     Date Filed:
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INDUSTRIAL SERVICES OF AMERICA, INC.
______________________________

Notice of Annual Meeting of Shareholders
To Be Held on [●]
______________________________

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (“Shareholders”) of INDUSTRIAL SERVICES OF AMERICA, INC. (the "Company") will be held at Building No. 1, 7100 Grade Lane, Louisville, Kentucky 40213, on [●] at 9:00 A.M. (Local Time), to consider and vote on the following proposals:

(1)	A proposal to approve the election of Orson Oliver, Albert Cozzi, Vince Tyra, William Yarmuth and Todd L. Phillips as directors of the Company;

(2)	A proposal to approve the sale of substantially all of the assets of the Company and its subsidiaries (the “Asset Sale”) to River Metals Recycling LLC (“Buyer”) pursuant to the Asset Purchase Agreement attached as Annex A to this proxy statement (the “Asset Purchase Agreement”);

(3)	A proposal to approve the dissolution of the Company and the winding up of its affairs (the “Dissolution”) pursuant to the Plan of Dissolution attached as Annex B to this proxy statement (the “Plan of Dissolution”) ;

(4)	A proposal to approve the change of the Company’s name to Recycling Asset Holdings, Inc. (the “Name Change”);

(5)	A proposal to approve certain compensation that may be paid or become payable to our Named Executive Officers that is based on or otherwise relates to the Asset Sale and the Plan of Dissolution, as disclosed in the section titled “Severance Payments Triggered by the Asset Sale” in this proxy statement, (on a non-binding advisory basis);

(6)	A proposal to approve the ratification of MCM CPAs & Advisors LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2019;

(7)	A proposal to approve the compensation of the Company’s Named Executive Officers (on a non-binding advisory basis);

(8)	A proposal to approve the frequency of the vote on compensation of the Company’s Named Executive Officers (on a non-binding advisory basis);

(9)
A proposal to approve the authority of the Board of Directors, in its sole discretion, to adjourn the meeting, even with the presence of a quorum, to solicit additional proxies in the event that the number of shares present in person or by proxy voting in favor of the Asset Sale, the Plan of Dissolution or the Name Change are insufficient, or for any other reason as the Board of Directors deems appropriate; and

(10)	Such other business as may properly come before the meeting or any adjournment thereof.

By signing the enclosed proxy, you are appointing Orson Oliver and Vince Tyra as proxies, with full power of substitution, to vote all shares of Industrial Services of America, Inc. common stock held by you as of October [●], 2019 at the annual meeting on [●], or at any adjournment or postponement of such meeting.

Only Shareholders of record at close of business on October [●], 2019 are entitled to notice of and to vote at the annual meeting. The transfer books will not be closed.

This proxy statement, notice of annual meeting and form of proxy are first being mailed or made available to Shareholders on or about [●].

By Order of the Board of Directors

/s/ Todd L. Phillips
Todd L. Phillips
Chief Executive Officer, President and Chief Financial Officer

7100 Grade Lane
Louisville, Kentucky 40213
[●]

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES, OR VOTE OVER THE INTERNET OR BY TELEPHONE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON [●]

Our proxy statement related to our 2019 Annual Meeting of Shareholders and our Annual Report on Form 10-K for the fiscal year ended on December 31, 2018 are available at http://www.proxyvote.com. Our ticker symbol is IDSA.

INDUSTRIAL SERVICES OF AMERICA, INC.

7100 GRADE LANE

LOUISVILLE, KENTUCKY 40213

PROXY STATEMENT

We are furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at the 2019 Annual Meeting of shareholders (“Shareholders”) of Industrial Services of America, Inc. (“ISA” or the “Company”), which we are holding at Building No. 1, 7100 Grade Lane, Louisville, KY 40213 at 9:00 A.M. (Local Time) on [●], and at any and all adjournments thereof, for the purposes set forth in the accompanying notice of the meeting.

We will vote shares represented by duly executed proxies in the accompanying form received before the meeting and not revoked at the meeting or at any adjournments thereof in accordance with the choices specified on the ballot. If you do not specify a choice, it is the intention of the persons named as proxies in the accompanying form of proxy to vote for (i) the election of Orson Oliver, Albert Cozzi, Vince Tyra, William Yarmuth and Todd L. Phillips as directors of the Company; (ii) the sale of substantially all of the assets of the Company and its subsidiaries (the “Asset Sale”) to River Metals Recycling LLC (“Buyer”) pursuant to the Asset Purchase Agreement attached as Annex A to this proxy statement (the “Asset Purchase Agreement”); (iii) the dissolution of the Company and the winding up of its affairs (the “Dissolution”) pursuant to the Plan of Dissolution attached as Annex B to this proxy statement (the “Plan of Dissolution”); (iv) the change of the Company’s name to Recycling Asset Holdings, Inc. (the "Name Change"); (v) certain compensation (the “Severance Payments”) that may be paid or become payable to our Named Executive Officers, as defined herein, that is based on or otherwise relates to the Asset Sale and the Plan of Dissolution, as disclosed in the section titled “Severance Payments Triggered by the Asset Sale” in this proxy statement (on a non-binding advisory basis); (vi) the ratification of MCM CPAs & Advisors LLP as the independent registered public accountants of our accounts for the fiscal year ending December 31, 2019; (vii) the compensation of the Company’s Named Executive Officers (on a non-binding advisory basis); (viii) the frequency of the vote on compensation of the Company’s Named Executive Officers (on a non-binding advisory basis); and (ix) the authority of the Board, in its sole discretion, to adjourn the meeting, even with the presence of a quorum, to solicit additional proxies in the event that the number of shares present in person or by proxy voting in favor of the Asset Sale, the Dissolution or the Name Change are insufficient, or for any other reason as the Board deems appropriate. The person executing the proxy may revoke it at any time before the proxy holder exercises the authority thereby granted by giving timely written notice to our Secretary, by delivery of a duly executed proxy bearing a later date or by voting in person at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless the Shareholder notifies the Secretary of the meeting in writing before voting of the proxy.

We will bear the expenses of soliciting proxies for the annual meeting, including the cost of preparing, assembling and mailing this proxy statement and the accompanying form of proxy. Such expenses, however, do not include any salaries and wages of our officers and employees who participated in the preparation, assembling and mailing of the proxy statement. In addition to the solicitation of proxies by mail, certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. We will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing. In addition, the Company may retain an outside proxy solicitation firm to assist the Company in the distribution of proxy materials and solicitation of votes, at an anticipated cost to the Company of approximately $10,000 plus reasonable out-of-pocket expenses incurred by the proxy solicitor in connection with the proxy solicitation services.

The presence in person or by proxy of Shareholders holding a majority of the issued and outstanding shares of our common stock entitled to vote will constitute a quorum for the transaction of all business at the annual meeting.

This proxy statement, notice of annual meeting and form of proxy are first being mailed or made available to Shareholders on or about [●].

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INDUSTRIAL SERVICES OF AMERICA, INC.

PROXY STATEMENT

For the Annual Meeting on [●]

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SUMMARY TERM SHEET

The following is a summary of certain information contained elsewhere in this proxy statement and its annexes. This information is not, and is not intended to be, complete. This is a summary only and is qualified in its entirety by the more detailed information appearing elsewhere in this proxy statement and its annexes. Shareholders are urged to review carefully the entirety of this proxy statement and its annexes.

Annual Meeting (page 1)

Purposes of Meeting

The Annual Meeting of the Shareholders of the Company will be held at 9:00 A.M. (Local Time) on [●], at Building 1, 7100 Grade Lane, Louisville, Kentucky 40213 to consider and vote on the following proposals:

(1)	A proposal to approve the election of Orson Oliver, Albert Cozzi, Vince Tyra, William Yarmuth and Todd L. Phillips as directors of the Company;

(2)	A proposal to approve the sale of substantially all of the assets of the Company and its subsidiaries (the “Asset Sale”) to River Metals Recycling LLC (“Buyer”) pursuant to the Asset Purchase Agreement attached as Annex A to this proxy statement (the “Asset Purchase Agreement”);

(3)	A proposal to approve the dissolution of the Company and the winding up of its affairs (the “Dissolution”) pursuant to the Plan of Dissolution attached as Annex B to this proxy statement (the “Plan of Dissolution”);

(4)	A proposal to approve the change of the Company’s name to Recycling Asset Holdings, Inc. (the "Name Change");

(5)	A proposal to approve certain compensation that may be paid or become payable to our Named Executive Officers that is based on or otherwise relates to the Asset Sale and the Plan of Dissolution, as disclosed in the section titled “Severance Payments Triggered by the Asset Sale” in this proxy statement, (on a non-binding advisory basis);

(6)	A proposal to approve the ratification of MCM CPAs & Advisors LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2019;

(7)	A proposal to approve the compensation of the Company’s executive officers (on a non-binding advisory basis);

(8)	A proposal to approve the frequency of the vote on compensation of the Company’s executive officers (on a non-binding advisory basis);

(9)	A proposal to approve the authority of the Board, in its sole discretion, to adjourn the meeting, even with the presence of a quorum, to solicit additional proxies in the event that the number of shares present in person or by proxy voting in favor of the Asset Sale, the Plan of Dissolution or the Name Change are insufficient, or for any other reason the Board deems appropriate; and

(10)	Such other business as may properly come before the meeting or any adjournment thereof.

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Record Date, Quorum, and Voting

The record date for determining the Shareholders entitled to receive notice of and vote at the meeting is the close of business on October [●], 2019. If you own shares of Company common stock as of the close of business on such record date, you are entitled to notice of, and to vote at, the annual meeting. As of the record date, there were 8,160,777 shares of Company common stock issued and outstanding.

The presence in person or by proxy of Shareholders holding a majority of the issued and outstanding shares of our common stock entitled to vote will constitute a quorum for the transaction of all business at the annual meeting. A Shareholder voting for the election of directors may withhold authority to vote for all nominees for director or may withhold authority to vote for certain nominees for director. A Shareholder may vote for, vote against or abstain from voting on the Ratification proposal, the Asset Sale proposal, the Dissolution proposal, the Name Change proposal, the Severance Payments proposal, the Say-on-Pay proposal and the Adjournment Proposal. Regarding the Say-on-Frequency proposal, a Shareholder may vote to conduct an advisory vote every one year, two years or three years, or abstain from voting on the proposal. We will treat votes withheld from the election of any nominee for director and abstentions from any other proposal as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but we will not count in the number of votes cast on any matter any withheld votes or abstentions. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, we will not consider those shares as present and entitled to vote with respect to that matter.

Approval of the Asset Sale proposal and the Dissolution proposal requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock entitled to vote at the annual meeting. Failure to vote, by proxy or in person, or failure to instruct your broker, bank or nominee how to vote shares of common stock held in street name, will have the same effect as a vote “AGAINST” the Asset Sale and the Dissolution. Under the Director Election proposal, the five nominees for director receiving the highest number of affirmative votes shall be elected as directors. The Name Change proposal, the Ratification proposal and the Adjournment proposal will be approved if a majority of the shares of Company common stock, present in person or represented by proxy and entitled to vote on the subject matter, vote in favor of the proposal. The Severance Payments proposal and the Say-on-Pay proposal will be approved on a non-binding, advisory basis, if a majority of the shares of Company common stock, present in person or represented by proxy and entitled to vote on the subject matter, vote in favor of the proposal. Regarding the Say-on-Frequency proposal, among the options of conducting an advisory vote every one year, two years or three years, the option to receive the greatest number of votes will be considered to be the time period approved by Shareholders, on an advisory basis.

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Asset Sale (page 24)

Asset Purchase Agreement (page 79)

On August 16, 2019, the Company and its subsidiaries (collectively the “Sellers”) entered into the Asset Purchase Agreement with Buyer and Buyer's parent company. Pursuant to the Asset Purchase Agreement, Buyer would purchase substantially all of the assets of the Sellers on the satisfaction or waiver of certain closing conditions set forth in the Asset Purchase Agreement.

The purchase price to be paid by Buyer at the closing of the Asset Sale would be $23,300,000, less certain payoff amounts. The purchase price is subject to an adjustment up or down based upon the Sellers’ net working capital, as defined in the Asset Purchase Agreement, as of the closing of the Asset Sale. The amount of $600,000 of the purchase price would be held in escrow to satisfy the potential net working capital purchase price adjustment obligations of the Sellers, and the amount of $100,000 of the purchase price would be held in escrow to satisfy any liabilities of the Sellers relating to the Chemetco Superfund site in Hartford, Illinois.

The Asset Purchase Agreement is attached as Annex A to this proxy statement.

Fairness Opinion and Board Approval (page 143)

At the request of the Company, Valuation Research Corporation (“VRC”) evaluated the Asset Sale and rendered its written opinion (the “Fairness Opinion”) to the Company’s board of directors (the “Board”) that, as of August 16, 2019, and based upon and subject to the factors, qualifications and assumptions set forth therein, the purchase price to be received in the Asset Sale is fair from a financial point of view to the Company.

VRC’s opinion is attached as Annex C to this proxy statement.

After considering the purchase price and the other terms of the Asset Sale, VRC’s opinion, the recommendation of its special committee, and various other factors, the Board approved the Asset Sale subject to the approval of the Company’s Shareholders. The Board recommends that the Shareholders vote to approve the Asset Sale.

Plan of Dissolution (page 47)

If the Shareholders approve the Asset Sale and the Asset Sale closes, substantially all of the assets of the Company would be sold to Buyer. After considering such fact and various other factors, the Board determined that it is in the best interest of the Company and its Shareholders to dissolve the Company and wind up its affairs pursuant to the Plan of Dissolution, conditioned upon the closing of the Asset Sale. The Board recommends that the Shareholders vote to approve the Plan of Dissolution.

The Plan of Dissolution is attached as Annex B to this proxy statement.

Name Change (page 50)

The Asset Purchase Agreement would require Sellers to change their names following the closing of the Asset Sale to names that are not confusingly similar with those names included in the purchased assets. Such names include “Industrial Services of America” and “ISA.” As such, the Board recommends that the Shareholders vote to approve an amendment to the Company’s Amended and Restated Articles of Incorporation changing the name of the Company to “Recycling Asset Holdings, Inc.”, conditioned upon the closing of the Asset Sale.

Severance Payments (page 51)

Pursuant to his employment agreement with the Company, Todd L. Phillips, Chief Executive Officer, President and Chief Financial Officer, would be entitled to certain severance payments if terminated following the consummation of the Asset Sale. These potential severance payments and accelerated vesting are described in more detail below, in the section entitled “Severance Payments Triggered by the Asset Sale” beginning on page 51 of this proxy statement. The Board recommends that the Shareholders vote to approve the severance payments.

Election of Directors (page 19)

The Shareholders will be asked to elect Orson Oliver, Albert Cozzi, Vince Tyra, William Yarmuth and Todd L. Phillips as directors of the Company. All such persons are currently directors of the Company. The Board recommends that the Shareholders vote to elect all of the director nominees as directors of the Company.

Ratification of Independent Registered Public Accounting Firm (page 53)

The Shareholders will be asked to ratify MCM CPAs & Advisors LLP as the independent registered public accountants of the Company’s accounts for the fiscal year ending December 31, 2019. The Board recommends that the Shareholders vote to ratify such firm as the Company’s independent registered public accounting firm.

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Say-on-Pay and Say-on-Frequency (page 54 and 55)
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Securities Exchange Act of 1934 require the Company to give its Shareholders the opportunity to vote on an advisory (i.e., non-binding) basis regarding the compensation of its Named Executive Officers. This “say-on-pay” proposal gives Shareholders the opportunity to express their views on the compensation of the Company’s Named Executive Officers. The Board recommends that the Shareholders vote to approve the compensation of the Company’s Named Executive Officers as set forth on page 61 of this proxy statement.
Section 14A of the Securities Exchange Act requires Shareholders to vote regarding how often the Company should conduct such a “say-on-pay” vote. The Board recommends that the Shareholders vote to conduct a “say-on-pay” vote every year.
Adjournment Proposal (page 56)
If at the Annual Meeting of Shareholders, the Board determines it is necessary or appropriate to adjourn the annual meeting, we intend to move to vote on the Adjournment proposal. For example, the Board may make such a determination if the number of shares of Company’s common stock represented and voting in favor of the Asset Sale proposal at the annual meeting is insufficient to adopt the Asset Sale proposal, or if the number of shares of Company’s common stock represented and voting in favor of the Dissolution proposal at the annual meeting is insufficient to adopt the Dissolution proposal. The Board recommends that the Shareholders vote to approve the Adjournment proposal. See “Proposal No. 9 - Adjournment” beginning on page 56 of this proxy statement.
Risk Factors (page 16)
A summary of certain risks relating to the Asset Sale and the Plan of Dissolution begins on page 16 of this proxy statement.
Interests of Certain Persons in Matters to be Acted Upon (page 60)
Orson Oliver is the beneficial owner of 20,025 shares held in trusts for Mr. Oliver's daughter and minor grandchildren for which Mr. Oliver is the trustee, 517,788 shares held by the Kletter Family Trust (the “Trust”) of which Mr. Oliver is trustee, 750,000 shares owned by The Harry Kletter Family Limited Partnership (the “Partnership”) of which Mr. Oliver is general partner, and 549,168 shares owned by K&R, LLC (“K&R”) which is controlled by Mr. Oliver, of which all shares are pledged as security for commercial bank loans. K&R and 7100 Grade Lane, LLC, (“7100 LLC”) an entity related to the Trust, the Partnership and K&R, will receive an early payoff of amounts due from the Company under certain notes as a result of the Asset Sale, as more fully described in “Certain Relationships and Related Transactions.”
Under the All Net Lease (the "Lease") dated as of October 1, 2017, the Company leases a portion of its Louisville, Kentucky facility from 7100 LLC, an entity controlled by Kletter Holding LLC, of which Mr. Oliver is the sole manager. The Company is aware of ongoing negotiations between Buyer and 7100 LLC regarding the possible sale of property leased by the Company; the Company is not a party to the negotiations. These negotiations began following the public announcement of the execution of the Asset Purchase Agreement. The Company has a right of first refusal under the Lease for any real estate sale transaction. Assuming the Company does not exercise its right of first refusal and the real estate is sold to Buyer, the Company would not receive any proceeds from such sale or otherwise have an interest in the transaction.
Todd L. Phillips will receive certain severance payments and accelerated vesting of certain equity grants as a result of the Asset Sale, as more fully described in “Severance Payments Triggered by the Asset Sale” beginning on page 51 of this proxy statement.
Anticipated Shareholder Distributions (page 45)
If the Shareholders approve the Asset Sale, subject to the escrows, the satisfaction of the liabilities of the Company and certain assumptions, the Company intends, although there can be no assurance, to provide for an initial distribution of between $8.3 million and $8.8 million in the aggregate, or approximately $1.00 to $1.06 per share of common stock based on an estimated 8,328,163 fully diluted shares of common stock outstanding. These per-share amounts assume that all Restricted Stock Units have vested as of the initial distribution date. No distribution will be made if there is no closing, and the amount and timing of any future distribution following any initial distribution will be determined by the Board.
Tax Considerations (page 46)
The proposed Asset Sale will be a taxable transaction to the Company for U.S. federal income tax purposes. In general, the Company will recognize taxable gain in an amount equal to the difference, if any, between (i) the total amount realized by the Company on the Asset Sale and (ii) the Company’s aggregate adjusted tax basis in the assets sold. The total amount realized by the Company on the Asset Sale will equal the cash the Company receives in exchange for the assets sold, plus the amount of related liabilities assumed by the Buyer or cancelled in the transaction. The Company expects that a portion of the taxable gain recognized on the Asset Sale will be offset by current year losses from operations and available net operating loss carry forwards, as currently reflected on our consolidated U.S. federal income tax returns. However, the Company believes that a significant portion of its net operating loss carry forwards will never be fully utilized and expire unused.
Shareholders will not be subject to U.S. federal income tax on the Asset Sale. However, as discussed below, Shareholders will be subject to U.S. federal income tax upon the receipt of any distribution of Asset Sale proceeds made by the Company to the Shareholders. See “Asset Sale - Certain U.S. Federal Income Tax Considerations.”
Appraisal Rights (page 46)
Shareholders are not entitled to appraisal rights in connection with the Asset Sale or the Plan of Dissolution.
Further Questions (page 15)
Questions about this proxy statement or the proposals contained herein may be addressed to Todd L. Phillips, 7100 Grade Lane, Louisville, Kentucky 40213 or (502) 367-7100.
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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, the documents to which we refer you in this proxy statement and information included in oral statements or other written statements made or to be made by us or on our behalf may include predictions, estimates and other information that may be considered “forward-looking statements” that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the Asset Sale. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. Shareholders are cautioned that any forward-looking statements are not guarantees of future performance. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including, but are not limited to, factors and matters described under the section entitled “Risk Factors” elsewhere in this proxy statement or incorporated by reference in this proxy statement, and include, but are not limited to, the following risks:
●	The Asset Sale, even if approved by the Shareholders, may fail to close;

●	We may be unable to satisfy the closing conditions set forth in the Asset Purchase Agreement, including among others, (i) the receipt of the required Shareholder approval, receipt of the Kentucky Pollutant Discharge Elimination System (“KPDES”) permit and stormwater compliance agreed order (collectively, the “Permit and Agreed Order”) issued by the Kentucky Energy and Environment Cabinet (the “Cabinet”) on terms not materially different from those being discussed with the Cabinet as of the date of the Asset Purchase Agreement in connection with the Company's efforts to ensure future compliance with the stormwater permit at one of its facilities, and (ii) the absence of any change, circumstance, condition, state of facts, events or effect that constitutes a material adverse effect;

●	The occurrence of any event, change or other circumstance that could give rise to the termination of the Asset Purchase Agreement;

●	The Shareholders’ refusal to approve the Name Change could result in our inability to close the Asset Sale;

●	Management’s attention may be diverted from ongoing business concerns during the pendency of the Asset Sale;

●	The costs, fees and expenses related to the Asset Sale, including the risk that the Asset Purchase Agreement may be terminated in circumstances that would require us to pay Buyer termination costs and fees of up to $850,000;

●	That operating results of the Company are less favorable than currently estimated by management, which would negatively impact the amounts distributable to the Shareholders;

●	The possible effect of the announcement of the Asset Sale on our customer and employee relationships, operating plans and results and our business generally, including the risk that we may experience a decline in sales and difficulties retaining employees;

●	Business uncertainty and contractual restrictions on the operation of our business during the pendency of the Asset Sale;

●	The failure of our Shareholders to approve the Plan of Dissolution;

●	The impact of the Asset Sale, the Dissolution and any distributions on our stock price and the market for the Company’s common stock;

●	Our directors and executive officers may have interests that are different from, or in addition to, those of the Shareholders generally;

●	The uncertainty as to the timing and amount of any distribution to Shareholders;

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●	The uncertainty as to the amount of our future liabilities, including the costs and reserves associated with the Plan of Dissolution;

●	We will continue to incur the expenses of complying with public company reporting requirements;

●	The possible tax treatment of any distributions to Shareholders;

●	Competitive pressures and general economic conditions; and

●	The other risks set forth in the discussion of risk factors herein (see “Risk Factors” below).
Additional factors that may affect our future results are set forth in the filings we make with the SEC from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2018, which is available on the SEC’s website at www.sec.gov.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING, THE ASSET SALE AND THE PLAN OF DISSOLUTION

The following questions and answers are intended to address briefly some commonly asked questions regarding the annual meeting, the Asset Sale and the Plan of Dissolution. These questions and answers may not address all questions that may be important to you as a Company Shareholder. Please refer to the additional information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

WHEN AND WHERE WILL THE ANNUAL MEETING OF SHAREHOLDERS BE HELD?

The Annual Meeting of Shareholders will be held at 9:00 A.M. (Local Time), on [●] at Building 1, 7100 Grade Lane, Louisville, Kentucky 40213. You should read the section entitled “The Annual Meeting” beginning on page 1.

WHAT ARE THE PROPOSALS THAT WILL BE VOTED ON AT THE ANNUAL MEETING?

You will be asked to consider and vote upon (1) the election of five directors to our Board of Directors each for a term expiring at the 2020 annual meeting of Shareholders (if any) and until his successor has been duly elected and qualified (the “Director Election proposal”); (2) a proposal to approve the Asset Sale, and to approve and adopt the Asset Purchase Agreement and the transactions contemplated under that agreement (the “Asset Sale proposal”); (3) a proposal to approve the Dissolution in accordance with the Plan of Dissolution, which, if approved, will give the Board of Directors discretion to determine when and whether to proceed with the Plan of Dissolution (the “Dissolution proposal”); (4) a proposal to amend the Company’s Amended and Restated Articles of Incorporation to change its corporate name to “Recycling Asset Holdings, Inc.”, contingent on and effective upon the consummation of the Asset Sale (the “Name Change proposal”); (5) a proposal to approve certain compensation (the “Severance Payments”) that may be paid or become payable to our Named Executive Officers that is based on or otherwise relate to the Asset Sale and the Plan of Dissolution, as disclosed in the section titled “Severance Payments Triggered by the Asset Sale” in this proxy statement (the “Severance Payments proposal”) (on a non-binding advisory basis); (6) the ratification of the appointment of MCM CPAs & Advisors LLP as our independent registered public accounting firm for the year ending December 31, 2019 (the “Ratification proposal”); (7) a proposal to approve the compensation of our Named Executive Officers as disclosed in the “Summary Compensation Table” and accompanying disclosure in this proxy statement (the “Say-on-Pay proposal”) (on a non-binding advisory basis); (8) a proposal to approve the compensation of our Named Executive Officers on an annual basis (the “Say-on-Frequency proposal”) (on a non-binding advisory basis); and (9) a proposal to adjourn the annual meeting in order to solicit additional proxies in the event there are insufficient votes to approve one or more of the foregoing proposals or for any other reason the Board of Directors deems appropriate (the “Adjournment proposal”).

HOW DOES THE COMPANY BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THE PROPOSALS?

The Company Board of Directors recommends that you vote as follows:

●	“FOR” each of the nominees for the Board under the Director Election proposal;

●	“FOR” the Asset Sale proposal;

●	“FOR” the Dissolution proposal;

●	“FOR” the Name Change proposal;

●	“FOR” the Severance Payments proposal;

●	“FOR” the Ratification proposal;

●	“FOR” the Say-on-Pay proposal;

●	“FOR” voting “every one year” on the Say-on-Frequency proposal; and

●	“FOR” the Adjournment proposal;

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WHO IS ENTITLED TO ATTEND AND VOTE AT THE ANNUAL MEETING?

The record date for the annual meeting is October [●], 2019. If you own shares of Company common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting. As of the record date, there were 8,160,777 shares of Company common stock issued and outstanding.
WHAT VOTE OF OUR SHAREHOLDERS IS REQUIRED TO ADOPT THE ASSET SALE?
Under Section 607.1202 of the Florida Business Corporation Act (the “FBCA”), the adoption of the Asset Purchase Agreement and approval of the Asset Sale and other transactions contemplated by the Asset Purchase Agreement by Company Shareholders requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote on the matter.
WHAT VOTE OF OUR SHAREHOLDERS IS REQUIRED TO ADOPT THE PLAN OF DISSOLUTION?
Under Section 607.1402 of the FBCA, the adoption of the Plan of Dissolution and approval of the Dissolution by Company Shareholders requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote on the matter.
WHAT VOTE OF OUR SHAREHOLDERS IS REQUIRED TO ADOPT THE NAME CHANGE?
Under Section 607.1003 of the FBCA, the adoption of the Name Change proposal by Company Shareholders requires the number of votes cast at the annual meeting in favor of such proposal to exceed the number of votes cast opposing such proposal.
WHAT VOTE OF OUR SHAREHOLDERS IS REQUIRED TO ELECT THE NOMINEES TO THE BOARD OF DIRECTORS?
The nominees for director receiving the highest number of affirmative votes shall be elected as directors.
WHAT VOTE OF OUR SHAREHOLDERS IS REQUIRED FOR RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?
The ratification of the appointment of MCM CPAs & Advisors LLP as our independent registered public accounting firm for the year ending December 31, 2019 requires the number of votes cast at the annual meeting in favor of such proposal to exceed the number of votes cast opposing such proposal.
WHAT VOTE OF OUR SHAREHOLDERS IS REQUIRED TO ADOPT THE PROPOSAL TO ADJOURN OR POSTPONE THE ANNUAL MEETING TO A LATER TIME, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES?
The adoption of the proposal to adjourn or postpone the annual meeting to a later time, if necessary or appropriate, to solicit additional proxies requires the number of votes cast at the annual meeting in favor of such proposal to exceed the number of votes cast opposing such proposal.
WHAT VOTE OF OUR SHAREHOLDERS IS REQUIRED TO APPROVE ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION TO BE PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS THAT IS BASED ON OR OTHERWISE RELATES TO THE ASSET SALE OR THE DISSOLUTION?
The approval, on a non-binding, advisory basis, of the compensation that will or may become payable to the Company’s Named Executive Officers that is based on or otherwise relates to the Asset Sale or the Dissolution, as disclosed in the section titled “Severance Payments Triggered by the Asset Sale” requires the number of votes cast at the annual meeting in favor of such proposal to exceed the number of votes cast opposing such proposal.
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WHAT WILL HAPPEN IF OUR SHAREHOLDERS DO NOT APPROVE, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION TO BE PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS THAT IS BASED ON OR OTHERWISE RELATES TO THE ASSET SALE OR THE DISSOLUTION?

The advisory vote on the compensation that will or may become payable to the Company’s Named Executive Officers that is based on or otherwise relates to the Asset Sale or the Dissolution is a vote separate and apart from the vote to approve the Asset Sale or the Plan of Dissolution. Accordingly, you may vote to approve the executive compensation and vote not to approve either or both of the Asset Sale and the Plan of Dissolution, and vice versa. Because the vote on executive compensation that will or may become payable in connection with the Asset Sale or the Dissolution is advisory in nature only, it will not be binding on the Company. Accordingly, because the Company is contractually obligated to pay the compensation, if the Asset Sale or a sale of all or substantially all assets under the Dissolution is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote.

WHAT VOTE OF OUR SHAREHOLDERS IS REQUIRED TO APPROVE ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT?

The approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers as disclosed in the “Summary Compensation Table” and accompanying disclosure in this proxy statement requires the number of votes cast at the annual meeting in favor of such proposal to exceed the number of votes cast opposing such proposal.

WHY IS THE SAY-ON-FREQUENCY PROPOSAL BEING INCLUDED AMONG THE ITEMS TO BE CONSIDERED AT THE ANNUAL MEETING?

We have included the Say-on-Frequency proposal among the items to be considered at the Annual Meeting in order to satisfy the requirements of Section 14A of the Securities Exchange Act of 1934. If the Asset Sale proposal and the Dissolution proposal are not approved, and the Company remains a going concern, the Company must remain in compliance with those requirements so long as its shares of common stock remain subject to the reporting requirements of the SEC.

WHY IS THE SAY-ON-PAY PROPOSAL BEING INCLUDED AMONG THE ITEMS TO BE CONSIDERED AT THE ANNUAL MEETING?

We have included the Say-on-Pay proposal among the items to be considered at the Annual Meeting in order to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Securities Exchange Act of 1934. If the Asset Sale proposal and the Dissolution proposal are not approved, and the Company remains a going concern, the Company must remain in compliance with those requirements so long as its shares of common stock remain subject to the reporting requirements of the SEC.

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WHAT ARE THE EFFECTS OF ABSTENTIONS AND BROKER NON-VOTES?

Pursuant to Florida law, abstentions are counted as present for purposes of determining the presence of a quorum. Abstentions will not be counted as votes cast “FOR” or “AGAINST” any proposal; however, because the proposal to approve the Asset Sale, the proposal to approve the Name Change and the proposal to approve the Plan of Dissolution each requires the affirmative vote of a majority of our outstanding shares of common stock entitled to vote on the matter, an abstention will have the same effect as a vote “AGAINST” such proposal. Abstentions will have no effect on the voting results for any other proposal described in this proxy statement.
Under applicable exchange rules, if a broker, bank or other institution that holds shares in “street name” for a customer does not receive voting instructions from that customer, the broker may vote only on certain “routine” matters. For “non-routine” matters, which include all proposals contained in this proxy statement except for the Ratification proposal, a broker may not vote on such matters unless it receives voting instructions from the customer for whom it holds shares of common stock. A broker “non-vote” occurs when a broker does not receive such voting instructions from its customer on “non-routine” matters. Broker non-votes are counted for purposes of determining the presence of a quorum; however, they will not be counted as votes cast “FOR” or “AGAINST” any proposal and will have no effect on the voting results for any proposal, other than the proposals to approve the Asset Sale and the Plan of Dissolution, for which a broker non-vote will have the effect of a vote “AGAINST” approval of such proposals.
Because several proposals in this proxy statement are considered “non-routine” matters under applicable exchange rules, we urge you to give voting instructions to your broker.
With respect to the proposal to ratification of the appointment of the Company’s independent registered public accounting firm and any other “routine” matters properly brought before the annual meeting, brokers holding shares in street name may vote those shares in their discretion.
WHAT DO I NEED TO DO NOW?
After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please vote your shares in one of the ways described below. You have one vote for each share of Company common stock you own as of the record date.
HOW DO I VOTE IF I AM A SHAREHOLDER OF RECORD?
You may vote by:
●	submitting your proxy by completing, signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope; or

●	appearing in person at the annual meeting.

You are encouraged to submit your proxy. Submitting your proxy by mailing your proxy card will not prevent you from voting in person at the annual meeting. You are encouraged to submit a proxy even if you plan to attend the annual meeting in person to ensure that your shares of Company common stock are represented at the annual meeting.
If you properly sign your proxy card but do not mark the boxes showing how your shares of common stock should be voted on a matter, the shares of common stock represented by your properly signed proxy will be voted “FOR” the election of each of the five nominees for the Board of Directors, “FOR” the approval of the Asset Sale, “FOR” the approval of the Plan of Dissolution, “FOR” the approval of the Name Change, “FOR” the proposal to approve, by a non-binding, advisory vote, the compensation that will or may become payable to the Company's Name Executive Officers that is based on or otherwise relates to the Asset Sale or the Dissolution, as disclosed in the section titles “Severance Payments Triggered by the Asset Sale,” “FOR” the ratification of the appointment of MCM CPAs & Advisors LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019, “FOR” the proposal to approve, by non-binding, advisory vote, the compensation of our Named Executive Officers as disclosed in the “Summary Compensation Table” and accompanying disclosure included in this proxy statement, “FOR” the proposal to approve, by non-binding, advisory vote, the choice of every year on the frequency with which we include in our Proxy Statement an advisory vote to approve or not approve the compensation of our Named Executive Officers and “FOR” the proposal to adjourn the annual meeting, if necessary or appropriate, to solicit additional proxies.
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HOW DO I VOTE IF MY SHARES OF COMPANY COMMON STOCK ARE HELD BY MY BROKERAGE FIRM, BANK, TRUST OR OTHER NOMINEE?

If your shares of Company common stock are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the Shareholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares of Company common stock, with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares of Company common stock for you at the annual meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. If you wish to vote in person at the annual meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the annual meeting.

In addition, because any shares of Company common stock you may hold in “street name” will be deemed to be held by a different Shareholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares of Company common stock held in “street name” are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares of Company common stock held by a corporation or business entity must be voted by an authorized officer of the entity.

WHAT CONSTITUTES A QUORUM FOR THE ANNUAL MEETING?

The presence, in person or by proxy, of Shareholders representing a majority in interest of the shares of Company common stock issued and outstanding will constitute a quorum for the annual meeting. If you are a Shareholder of record and you submit a properly executed proxy card by mail or vote in person at the annual meeting, then your shares of Company common stock will be counted as part of the quorum. If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the annual meeting and you attend the meeting, then your shares will be counted as part of the quorum. All shares of Company common stock held by Shareholders that are present in person or represented by proxy and entitled to vote at the annual meeting, regardless of how such shares are voted or whether such Shareholders abstain from voting, will be counted in determining the presence of a quorum.

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WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY?

If you receive more than one proxy, it means that you hold shares of Company common stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive by mail.

MAY I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY?

Yes. If you are the Shareholder of record of Company common stock, you have the right to change or revoke your proxy at any time before it being voted at the annual meeting:

●	by delivering to the Company’s Secretary, a signed written notice of revocation bearing a date later than the date of proxy, stating that the proxy is revoked;

●	by submitting a later-dated proxy card relating to the same shares of Company common stock; or

●	by attending the annual meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

INDUSTRIAL SERVICES OF AMERICA, INC.
Attn: Caprice Price

7100 Grade Lane

Louisville, KY 40213

Telephone: (502) 367-7100

If you are a “street name” holder of Company common stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

AM I ENTITLED TO APPRAISAL RIGHTS IN CONNECTION WITH THE ASSET SALE OR THE DISSOLUTION?

No. The Company’s Shareholders are not entitled to appraisal rights with respect to the Asset Sale or the Dissolution under Florida law.

WHAT HAPPENS IF I SELL MY SHARES OF THE COMPANY’S COMMON STOCK AFTER THE RECORD DATE BUT BEFORE THE ANNUAL MEETING?

The record date for Shareholders entitled to vote at the annual meeting is earlier than both the date of the annual meeting and the consummation of the Asset Sale. If you transfer your shares of the Company’s common stock after the record date but before the annual meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the annual meeting but will transfer the right to receive any distributions that are anticipated after the closing of the Asset Sale. Only Shareholders of record as of the record date for a distribution as determined by the Board will be entitled to receive such distribution.

ARE THERE RISKS RELATED TO THE ASSET SALE OR THE PLAN OF DISSOLUTION?

Yes. You should carefully review the section entitled “Risk Factors” beginning on page 16 of this proxy statement.

WHEN DO YOU EXPECT THE ASSET SALE TO BE COMPLETED?

The Company and Buyer have agreed in the Asset Purchase Agreement to complete the Asset Sale as soon as possible. If the Asset Purchase Agreement and the Asset Sale are approved at the annual meeting then, assuming timely satisfaction or, to the extent permitted by the Asset Purchase Agreement and applicable law, waiver of the other necessary closing conditions, we anticipate that the Asset Sale will be completed promptly thereafter.

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WHY IS THE BOARD RECOMMENDING THAT I VOTE “FOR” THE ASSET SALE PROPOSAL?

After careful consideration, the Board unanimously determined that the Asset Sale, on the terms and subject to the conditions set forth in the Asset Purchase Agreement, is fair to, and in the best interests of, the Company and its Shareholders and unanimously approved and declared advisable the Asset Sale and the transactions contemplated by the Asset Purchase Agreement. The Board’s determination reflects a thorough exploration of strategic alternatives. As a result of its analysis, the Board concluded that the Company and its Shareholders will be best served by the Asset Sale, in particular because the Board expects that this course will yield higher proceeds to its Shareholders than if it continued to operate the business. The Board also considered each of the items set forth under “Proposal 2 - The Asset Sale Proposal - Reasons for the Asset Sale” beginning on page 28 of this proxy statement.

DO ANY OF THE COMPANY’S DIRECTORS OR EXECUTIVE OFFICERS HAVE INTERESTS IN THE ASSET SALE AND THE DISSOLUTION THAT MAY DIFFER FROM THOSE OF THE SHAREHOLDERS?

Yes. Orson Oliver is the beneficial owner of 20,025 shares held in trusts for Mr. Oliver's daughter and minor grandchildren for which Mr. Oliver is the trustee, 517,788 shares held by the Kletter Family Trust (the “Trust”) of which Mr. Oliver is trustee, 750,000 shares owned by The Harry Kletter Family Limited Partnership (the “Partnership”) of which Mr. Oliver is general partner, and 549,168 shares owned by K&R, LLC (“K&R”) which is controlled by Mr. Oliver, of which all shares are pledged as security for commercial bank loans. K&R and 7100 Grade Lane, LLC, (“7100 LLC”) an entity related to the Trust, the Partnership and K&R will receive an early payoff of amounts due from the Company under certain notes as a result of the Asset Sale, as more fully described in “Certain Relationships and Related Transactions”.

Under the All Net Lease (the "Lease") dated as of October 1, 2017, the Company leases a portion of its Louisville, Kentucky facility from 7100 LLC, an entity controlled by Kletter Holding LLC, of which Mr. Oliver is the sole manager. The Company is aware of ongoing negotiations between Buyer and 7100 LLC regarding the possible sale of property leased by the Company; the Company is not a party to the negotiations. These negotiations began following the public announcement of the execution of the Asset Purchase Agreement. The Company has a right of first refusal under the Lease for any real estate sale transaction. Assuming the Company does not exercise its right of first refusal and the real estate is sold to Buyer, the Company would not receive any proceeds from such sale or otherwise have an interest in the transaction.

Todd L. Phillips will receive severance payments and accelerated vesting of certain equity grants as a result of the Asset Sale as more fully described under “Proposal No. 5 - Severance Payments Triggered by the Asset Sale” beginning on page 51 of this proxy statement.

WHAT WILL HAPPEN UNDER THE PLAN OF DISSOLUTION?

Under the Plan of Dissolution, upon obtaining Shareholder approval of the Dissolution, at a time determined by the Board in its sole discretion we expect to file Articles of Dissolution with the Secretary of State of the State of Florida, our jurisdiction of incorporation, to commence the process of liquidation and dissolution. The Company will then cease its business activities (except as necessary, appropriate or desirable to effect a sale of any remaining assets and properties, pay, or make adequate provision for the payment of, all obligations and claims against the Company including a provision for payment of contingent or unknown claims), wind up its affairs, and distribute its remaining assets, if any, to its Shareholders.

WHAT WILL HAPPEN IF SHAREHOLDERS APPROVE THE ASSET SALE BUT DO NOT APPROVE THE PLAN OF DISSOLUTION?

If Shareholders do not approve the Plan of Dissolution, the Company will be unable to proceed with the Dissolution. The Company will seek to complete the Asset Sale, assuming the other conditions to closing set forth in the Asset Purchase Agreement are satisfied or waived. In that event, the Company will have transferred substantially all of its operating assets to Buyer and will have limited operations with which to generate revenue. The Board would be required to evaluate the alternatives available to the Company, including, among other things, remaining a publicly-traded company or undertaking a going-private transaction. In the event we make a distribution outside of the Plan of Dissolution, our Shareholders could, depending on their particular circumstances, incur an increased Shareholder-level U.S. Federal income tax liability in the event that property (including cash from the Asset Sale) distributed to Shareholders is characterized as a dividend for U.S. federal income tax purposes. See the section entitled “Certain U.S. Federal Income Tax Considerations” beginning on page 46 of this proxy statement.

WHAT WILL HAPPEN IF SHAREHOLDERS APPROVE THE PLAN OF DISSOLUTION BUT DO NOT APPROVE THE ASSET SALE?

Shareholder approval of the Plan of Dissolution constitutes approval by the Shareholders of the sale, exchange, or other disposition in liquidation of all property and assets of the Company. This sale, exchange, or other disposition may occur in one transaction or a series of transactions. If the Plan of Dissolution is approved by the Shareholders, the Board would be legally permitted to proceed with the Dissolution, as part of which it would be authorized to sell the assets constituting the business. However, if Shareholders approve the Plan of Dissolution but do not approve the Asset Sale, the Company is unlikely to move forward with the Dissolution.

WHO CAN ANSWER FURTHER QUESTIONS?

For additional questions about the proxy statement and the proposals contained in the proxy statement, assistance in submitting proxies or voting shares of Company common stock or additional copies of the proxy statement or the enclosed proxy card, please contact the Company’s Chief Executive Officer, Todd L. Phillips at (502) 367-7100.

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.
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Risk Factors

The following risk factors relating to the Asset Sale should be carefully considered, in addition to other information contained in this proxy statement, in deciding how to vote on the Asset Sale proposal and the Dissolution proposal. The risks described below are not the only risks the Company faces. There may be additional risks not presently known to us or that we currently believe are immaterial that may also adversely impact our business operations.

Risks Related to the Asset Sale

The Asset Sale is subject to numerous conditions beyond our control and, even if approved by the Shareholders, may not be completed.

The completion of the Asset Sale is subject to a number of conditions to closing, some of which are outside the control of the Company and its subsidiaries, including receipt of Shareholder approval of the Asset Sale and the Asset Sale closing by the required deadline, obtaining the Permit and Agreed Order (each on terms not materially different in a manner adverse to Sellers with respect to the certain contemplated fines and penalties relating to noncompliance from those being discussed with the Cabinet as of the date of the Asset Purchase Agreement), obtaining any applicable third-party consents to the assignment of applicable contracts, the Asset Purchase Agreement remaining in force and the Buyer having performed its obligations under the Asset Purchase Agreement. The Company provides no guarantee as to when and if these conditions will be satisfied, even if the Shareholders approve the Asset Sale.

We cannot determine at this time the timing, amount or nature of any distributions to our Shareholders because there are many factors, some of which are outside of our control, that could affect our ability to make such distributions.

If the Asset Sale is approved by the Shareholders and closes, then as soon as practicable after the closing of the Asset Sale, the Company plans to distribute, in an initial distribution (with potential subsequent distributions thereafter), a portion of the net proceeds from the Asset Sale, potentially subject to a contingency reserve for remaining costs and liabilities. However, the amount and timing of distributions to Shareholders will be determined by the Board in its discretion, subject to the provisions of the Plan of Dissolution.

Although the Company has estimated the distributions that can be expected by the Shareholders as described beginning on page 45 of this proxy statement under “Shareholder Distributions,” there are no assurances that such estimates will prove to be accurate. Shareholders will not know at the time of voting the amount of consideration they will receive or when they will receive it. Those determinations depend on a variety of factors, including, but not limited to, whether we are able to close the Asset Sale; any amendment to the Asset Purchase Agreement resulting from the failure to satisfy any condition to closing; if operating results of the Company are less favorable than currently estimated by management; the amount we will be required to pay to satisfy unknown or contingent liabilities in the future; the cost of operating our business through the date of our final liquidation; general business and economic conditions; and other matters.

For the foregoing reasons, there can be no assurance as to the timing and amount of distributions to Shareholders.

Our directors and executive officers may have interests that are different from, or in addition to, those of Shareholders generally.

You should be aware of interests of, and the benefits available to, our directors and executive officers when considering the recommendation of our Board of the Asset Sale. Our directors and executive officers may have interests in the Asset Sale that may be in addition to, or different from, their interests as Shareholders.

Orson Oliver is the beneficial owner of 20,025 shares held in trusts for Mr. Oliver's daughter and minor grandchildren for which Mr. Oliver is the trustee, 517,788 shares held by the Kletter Family Trust (the “Trust”) of which Mr. Oliver is trustee, 750,000 shares owned by The Harry Kletter Family Limited Partnership (the “Partnership”) of which Mr. Oliver is general partner, and 549,168 shares owned by K&R, LLC (“K&R”) which is controlled by Mr. Oliver, of which all shares are pledged as security for commercial bank loans. K&R and 7100 Grade Lane, LLC, (the “7100 LLC”) an entity related to the Trust, the Partnership and K&R, will receive an early payoff of amounts due from the Company under certain notes as a result of the Asset Sale, as more fully described in “Certain Relationships and Related Transactions.”

Under the All Net Lease (the "Lease") dated as of October 1, 2017, the Company leases a portion of its Louisville, Kentucky facility from 7100 LLC, an entity controlled by Kletter Holding LLC, of which Mr. Oliver is the sole manager. The Company is aware of ongoing negotiations between Buyer and 7100 LLC regarding the possible sale of property leased by the Company; the Company is not a party to the negotiations. These negotiations began following the public announcement of the execution of the Asset Purchase Agreement. The Company has a right of first refusal under the Lease for any real estate sale transaction. Assuming the Company does not exercise its right of first refusal and the real estate is sold to Buyer, the Company would not receive any proceeds from such sale or otherwise have an interest in the transaction.

Todd L. Phillips will receive certain severance payments and accelerated vesting of certain equity grants as a result of the Asset Sale, as more fully described in “Severance Payments Triggered by the Asset Sale.”

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Failure to complete the Asset Sale may materially and adversely affect our business, financial condition and results of operations.

The Buyer’s obligation to close the Asset Sale is subject to a number of conditions, including our Shareholders’ approval of the Asset Sale Proposal, and receipt of the Permit and Agreed Order. We cannot control some of these conditions and we cannot assure you that they will be satisfied or that the Buyer will waive any that are not satisfied. If the Asset Sale is not consummated, we may be subject to a number of risks, including the following:

•	we may not be able to identify an alternate transaction, or if an alternate transaction is identified, such alternate transaction may not result in an equivalent price to what is proposed in the Asset Sale;

•	the trading price of our common stock may decline to the extent that the current market price reflects a market assumption that the Asset Sale will be consummated; and

•	our relationships with our customers, suppliers and employees may be damaged beyond repair and our business may be harmed.

The occurrence of any of these events individually or in combination could materially and adversely affect our business, financial condition and results of operations, which could cause the market value of our common stock to decline.

We will incur significant expenses in connection with the Asset Sale and could be required to make significant payments if the Asset Purchase Agreement is terminated under certain conditions.

If we are unable to close the Asset Sale due to our uncured breach of our representations, warranties, covenants or obligations under the Asset Purchase Agreement, we may owe contractual damages to the Buyer. In addition, we expect to pay legal fees, accounting fees and proxy costs whether the Asset Sale closes or not. Any significant expenses or payment obligations incurred by us in connection with the Asset Sale could adversely affect our financial condition and cash position.

We will continue to incur the expenses of complying with public company reporting requirements.

We have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act even though compliance with such reporting requirements is economically burdensome. Until the Company is able to deregister its shares and suspend its periodic reporting obligations under the Securities Exchange Act, the Company will remain a reporting issuer and will incur attendant costs relating to filing such reports with the Securities and Exchange Commission.

Risks Related to the Plan of Dissolution

If Shareholders do not approve the Plan of Dissolution, our business could be harmed, and Shareholders could face adverse tax consequences.

If we close the Asset Sale but do not obtain Shareholder approval of the Plan of Dissolution, we would have to continue business operations despite the sale of assets that generate substantially all of our revenue. We would have limited assets with which to generate operating revenue and likely will have retained only those employees required to wind up our remaining business. Further, our Shareholders could, depending on their particular circumstances, incur an increased Shareholder-level U.S. federal income tax liability if cash or property distributed to Shareholders is characterized as a dividend for U.S. federal income tax purposes.

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If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each of our Shareholders who receives liquidating distributions could be held liable for payment to our creditors of his or her pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such Shareholder in the Distribution.

If the Plan of Dissolution is approved by the Shareholders, we intend to file Articles of Dissolution with the Secretary of State of the State of Florida and then complete the wind up. Pursuant to Florida law, the Company will continue to exist for a minimum of four years after its dissolution becomes effective for the purpose of prosecuting and defending suits against the Company and enabling the Company and its subsidiaries to close their business, to dispose of their property, to discharge their liabilities and to distribute to Shareholders any remaining assets. If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, creditors could assert claims against each Shareholder receiving a distribution for the payment of any shortfall, up to the amounts previously received by the Shareholder in distributions from us. Moreover, if a Shareholder has paid taxes on amounts previously received by the Shareholder, a repayment of all or a portion of such amount could result in a Shareholder incurring a net tax cost if the Shareholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. We cannot assure you that the contingency reserve established by us will be adequate to cover all expenses and liabilities.

Even if our Shareholders approve the Asset Sale and the Plan of Dissolution, the Internal Revenue Service may not treat the distributions to our Shareholders as distributions in complete liquidation. The tax treatment of any liquidating distributions may vary from Shareholder to Shareholder, and the discussions in this proxy statement regarding such tax treatment are general in nature. You should consult your own tax advisor instead of relying on the discussions of tax treatment in this proxy statement for tax advice.

The Company intends that the Plan of Dissolution constitute a plan of “complete liquidation,” and that distributions made pursuant to the Plan of Dissolution constitute distributions made in “complete liquidation” of the Company. The approval of the Plan of Dissolution, however, does not ensure any distributions we make will be treated as distributions in “complete liquidation” by the Internal Revenue Service (“IRS”).

We have not requested a ruling from the IRS with respect to the anticipated tax consequences of the Dissolution.  If any of the anticipated tax consequences described in this proxy statement proves to be incorrect, the result could be increased taxation at the corporate and/or Shareholder level, thus reducing the benefit to Shareholders and us from the Dissolution and distributions. Tax considerations applicable to particular Shareholders may vary with and be contingent upon the Shareholder’s individual circumstances.

Shareholders may not be able to recognize a loss for federal income tax purposes until they receive a final distribution from us, which is not expected to occur until 2020 at the earliest and could be years from now.

As a result of the Dissolution, for U.S. federal income tax purposes, Shareholders will recognize gain or loss equal to the difference between (a) the sum of the amount of cash distributed to them and the aggregate fair market value of any property (other than cash) distributed to them, and (b) their tax basis for their shares of Company common stock. A Shareholder’s tax basis in shares of Company common stock will depend upon various factors, including the Shareholder’s cost and the amount and nature of any distributions received with respect thereto. Any loss generally will be recognized only when the final distribution from us has been received, which may be years after our dissolution, and if the Shareholder is still the owner of the shares of Company common stock.

Our stock transfer books will close on a date to be selected by our Board, after which it will not be possible for Shareholders to trade our stock.

If the Plan of Dissolution is approved by our Shareholders and if the Board determines to proceeds with the Dissolution, we will close our transfer books on a date to be determined by our Board (the “Final Record Date”). After the Final Record Date, we will not record any further transfers of our common stock, except pursuant to the provisions of a deceased Shareholder’s will, intestate succession or operation of law and we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our common stock will occur after the Final Record Date.

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PROPOSAL NO. 1 - DIRECTOR ELECTION

The nominees for election as directors are Orson Oliver, Albert Cozzi, Vince Tyra, William Yarmuth and Todd L. Phillips.

Shareholders voting at the annual meeting may not vote for more than the number of nominees listed in this proxy statement. A plurality of the total votes cast at the annual meeting will elect the directors. That is, the five nominees receiving the greatest number of votes for directors will be deemed elected directors. Votes “withheld” with respect to the election of directors will have no effect on the outcome of the vote. It is the intention of the persons named as proxies in the accompanying form of proxy (unless authority to vote therefore is specifically withheld) to vote for the election of the five nominees for directors. If any of the nominees becomes unavailable (which we do not now anticipate), the persons named as proxies have discretionary authority to vote for a substitute nominee designated by the present Board. The Board has no reason to believe that any nominee will be unwilling or unable to serve if elected.

The following table contains certain information regarding each nominee for election as director at this year's annual meeting. The Board of Directors has determined that all current directors have met the independence standards of Rule 5605(a)(2) of the NASDAQ listing standards with the exception of Mr. Oliver due to his former position as interim CEO and Mr. Phillips due to his executive positions with the Company. Each individual has furnished the respective information shown.

Name and Principal Position with Company	Age	Year First Became Director

Orson Oliver	76	2005
Director

Albert Cozzi	74	2006
Director

Vince Tyra	53	2014
Chairman of the Board

William Yarmuth	67	2014
Director

Todd L. Phillips	44	2018
Chief Executive Officer, President, Chief Financial Officer and Director

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Nominees for Directors

ORSON OLIVER has been our director since 2005, the Chairman of the Board from 2012 to March 26, 2018, and our interim Chief Executive Officer from 2013 to March 26, 2018. He currently holds an officer position as General Counsel with the Al J. Schneider Company. He has over thirty-five years of experience in banking and financial consulting. Mr. Oliver began his career in 1968 as an attorney with the U.S. Treasury Department in Washington, D.C. In 1975, he joined the Bank of Louisville as general counsel. In 1985, he became president of the Bank of Louisville. When Branch Banking and Trust Company acquired the Bank of Louisville in 2003, the Bank of Louisville had assets of $1.6 billion and was the largest, locally managed bank in Louisville, Kentucky. Since his retirement from banking in February 2004, Mr. Oliver has worked as an independent general business consultant for the Al J. Schneider Company, a corporation with a number of large hotels and real estate holdings in the Louisville, Kentucky area. From May 2004 through December 2011, Mr. Oliver also worked as an independent general business consultant for PNC Bank, which is headquartered in Pittsburgh, Pennsylvania. Mr. Oliver was a member of the Board of Directors of the Al J. Schneider Company from February 2004 through June 2016. Beginning in 2013, Mr. Oliver also serves as a director of the Bankers' Bank of Kentucky.

ALBERT A. COZZI has been our director since 2006. Since February 2006, Mr. Cozzi has been a partner with Cozzi Consulting Group, a start-up consulting business, marking the re-entry of Mr. Cozzi into the scrap industry following a two-year non-compete agreement he had with his former employers at Metal Management, Inc. From July 1999 to January 2004, Mr. Cozzi served as the Chief Executive Officer of Metal Management, Inc. headquartered in Chicago, Illinois, and one of the largest full-service metals recyclers in the United States. From December 1997 to June 1999, Mr. Cozzi served as the President and Chief Operating Officer of Metal Management, Inc. From 1963 to 1997, Mr. Cozzi held various positions with Cozzi Iron & Metal, originally located in Chicago, Illinois, before its merger with Metal Management, Inc., including President from 1990 to 1997. Mr. Cozzi received an M.B.A. from the University of Chicago.

VINCE TYRA has been our director since 2014 and appointed Chairman of the Board in March 2018. In March 2018, Mr. Tyra was appointed vice president for intercollegiate athletics and athletics director at the University of Louisville; Mr. Tyra had been appointed interim athletics director in October 2017. Mr. Tyra served as President of ISCO Industries, Inc., a global, customized piping solutions provider based in Louisville, Kentucky, from 2013 through 2016. Before his position at ISCO, Mr. Tyra was a Managing Partner at Southfield Capital, a private investment firm based in Greenwich, Connecticut, where he joined in 2007. Mr. Tyra continues to be an Operating Partner with Southfield Capital, serves on the firm's investment committee and is a board member of various Southfield Capital portfolio companies. Before Southfield Capital, Mr. Tyra was Chief Executive Officer of Broder Bros., Co. ("Broder"), a wholesale distributor of imprintable activewear. Before joining Broder, Mr. Tyra served as President of Retail and Activewear at Fruit of the Loom. Previous to Fruit of the Loom, Mr. Tyra was a principal investor and Executive Vice President of TSM, a Louisville, Kentucky based wholesale distributor of activewear.

WILLIAM YARMUTH has been our director since 2014. Mr. Yarmuth served as the Chairman and Chief Executive Officer at Almost Family Inc. (NASDAQ: AFAM), a Louisville, Kentucky-based provider of a range of Medicare-certified home health nursing services to patients in need of recuperative and other care, from 1992 until April 2018. Mr. Yarmuth served as a director of Almost Family since 1991, when the company acquired National Health Industries, where Mr. Yarmuth was Chairman, President and Chief Executive Officer. Mr. Yarmuth has served as a consultant to LHC Group, Inc. (NASDAQ: LHCG) since April 2018.

TODD L. PHILLIPS has been our director since 2018. Mr. Phillips was appointed Chief Executive Officer of the Company in March 2018, President of the Company in September 2016 and continues to be Chief Financial Officer, a position he has held since December 31, 2014. Mr. Phillips joined the Company from CRS Reprocessing, LLC ("CRS"), where he held the positions of Chief Operating Officer and Chief Financial Officer from January 2009 to December 2014. CRS is a private-equity backed company with operations in the United States, Europe and Asia. Before CRS, Mr. Phillips was Chief Financial Officer at Genscape, Inc. ("Genscape") from March 2004 to January 2009, a global information provider to energy commodity traders. Genscape was backed by private equity firm Oaktree Capital and was honored twice during Mr. Phillips’ tenure as an Inc. 500 company, recognizing Genscape as one of the 500 fastest growing companies in the United States. Mr. Phillips was the corporate controller for Metal Sales Manufacturing Corporation from March 2002 to March 2004. Mr. Phillips began his career at Arthur Andersen LLP from December 1997 through March 2002 following his graduation from the University of Kentucky. He is a Certified Public Accountant and holds degrees in accounting and business administration, with a focus on finance, from the University of Kentucky. Mr. Phillips is currently our sole executive officer.

Except as disclosed above, none of the directors holds another directorship in a company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or in a company registered as an investment company under the Investment Company Act of 1940, as amended. None of our directors has any family relationship with any of our other directors or executive officers.

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Director Qualifications

When considering whether the nominees have the experience, qualifications and skills to enable the Board to satisfy its oversight responsibilities effectively and provide the Board with experience in a wide variety of areas, the Board's nominating committee focused primarily on the information discussed in each director's individual biographies set forth above. The following are the conclusions previously reached by the nominating committee with regard to each person.

With regard to Mr. Oliver, the nominating committee considered his past experience as an attorney with the U.S. Treasury Department in Washington D.C., his past presidency of the Bank of Louisville and his work as an independent general business consultant for PNC Bank. With regard to Mr. Cozzi, the nominating committee considered his extensive experience in the metallic scrap industry and his direct operational experience in the industry. These experiences bring a unique perspective to our Board. With regard to Mr. Tyra, the nominating committee considered his experience in growth management and his experience in an investment firm. With regard to Mr. Yarmuth, the nominating committee considered his experience as Chairman and Chief Executive Officer at Almost Family, Inc. With regard to Mr. Phillips, the nominating committee considered his intimate knowledge of the Company as well as his prior experience with CRS and Genscape.

Governance

A majority of our directors are independent. We combined the roles of Chairman of the Board and Chief Executive Officer in 2013. These roles became split again in March 2018. The Board appointed Mr. Oliver as Chairman of the Board in May 2012 due to his legal and financial background as well as his previous work on the Board and as Audit Committee Chairman. On June 14, 2013, the Board appointed Mr. Oliver as interim President and interim Chief Executive Officer. Mr. Oliver resigned his positions as Chairman of the Board and interim Chief Executive Officer in March 2018. Mr. Oliver continues to serve as a director on the Board of Directors. Mr. Oliver's legal and financial background as well as his knowledge and experience with the Company made Mr. Oliver capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Mr. Oliver has not received any salary from the Company; he receives fees as a director of the Company.

In March 2018, the Board appointed Vince Tyra as Chairman of the Board and Todd L. Phillips as Chief Executive Officer. Currently, the Board membership consists of five directors, three of whom are independent. All of the independent directors are able to meet regularly in executive sessions without management to discuss the development and strategy of our Company. These executive sessions allow the independent directors to review key decisions and discuss matters in a manner that is independent of our Chief Executive Officer. We believe our current Board leadership structure is optimal given its current composition. We recognize that different Board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies at all times.

Our executive officer has the primary responsibility for risk management within our Company. Our Board of Directors oversees risk management to ensure the processes designed and implemented by our executives and management are adapted to and integrated with the Company's strategy and are functioning as directed. The primary means by which the Board oversees our risk management structures and policies is through its regular communications with management. We believe that our leadership structure is conducive to comprehensive risk management practices and that the Board's involvement is appropriate to ensure effective oversight.

Board Meetings

During 2018, the Board held eight duly called board meetings. In 2018, all directors attended at least 75% of the aggregate number of meetings of the Board and the committees of which they were members.

Compensation Committee

The members of the Compensation Committee are Messrs. Cozzi, Tyra and Yarmuth. The Compensation Committee is responsible for making recommendations to the Board regarding salaries and bonuses that we pay to our executive officers. This committee held three duly called meetings in 2018. Mr. Cozzi is the committee chairperson. All functions of the Compensation Committee are performed by the committee as a whole. The Compensation Committee has delegated to our Chief Executive Officer, President and Chief Financial Officer decisions regarding non-executive employee compensation. None of our executive officers served as a member of the Compensation Committee of another entity. Our Compensation Committee has a written charter, which is available on our website at www.isa-inc.com under Investors.

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 Audit Committee

The Board of Directors has established from among its members the Audit Committee for the purpose of overseeing the accounting and financial reporting process of the Company and audit of the Company's financial statements. The Audit Committee confers with our independent registered public accounting firm regarding the scope and adequacy of annual audits; reviews reports from the independent accountants; and meets with the independent accountants to review the adequacy of our accounting principles, financial controls and policies. The Audit Committee held six duly called meetings in 2018. The members of the Audit Committee are Messrs. Tyra, Cozzi and Yarmuth. Mr. Tyra is the chairperson of this committee. All current members of the Audit Committee are independent as defined in Rule 5605(a)(2) of the NASDAQ listing standards and the Audit Committee Qualifications of Rule 5605(c)(2). The Board of Directors has determined that Mr. Tyra is qualified as an "audit committee financial expert" based on a review of his financial experience. Our Audit Committee has a written charter, which is available on our website at www.isa-inc.com under Investors.

Nominating Committee

The Nominating Committee has the power to recommend to the Board nominees for election as directors and persons to fill directors' vacancies and newly created directorships; recruit potential director candidates; recommend changes to the Board concerning the responsibilities and composition of the Board and committees; and review written proxy comments and Shareholder proposals (including director nominees) received from Shareholders at our principal executive offices for inclusion in the proxy statement for the following year's annual Shareholder meeting. The Nominating Committee's charter directs the Nominating Committee to investigate and assess the background and skills of potential candidates and to maintain an active file of suitable candidates for directors. The Nominating Committee has the authority to engage a third-party search firm to assist in identification of candidates, but did not do so with respect to the current nominees.

Upon identifying a candidate for initial consideration, one or more members of the Nominating Committee would interview the candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other Nominating Committee members (individually or as a group), meet our Chief Executive Officer and ultimately meet many of the other directors. The Nominating Committee would elicit feedback from all persons who met the candidate and then determine whether or not to nominate the candidate.

The Nominating Committee utilizes a subjective analysis to identify and analyze candidates that it proposes for nomination as directors, including but not limited to, highest personal and professional ethics and integrity, general business knowledge, interest in our business, and willingness to serve. However, there are currently no minimum qualifications or standards that we require. While there is no formal policy with regard to consideration of diversity in identifying director nominees, the Nominating Committee considers diversity in business experience, professional expertise, gender and ethnic background, along with various other factors when evaluating director nominees.

The Nominating Committee considers recommendations for Board of Directors candidates submitted by Shareholders, provided that the recommendations are made in accordance with the procedure for director candidates nominated by Shareholders required under our by-laws and described in this proxy statement under the heading “Shareholder Proposals and Nominations of Board Members for the 2020 Annual Meeting.” The Nominating Committee will use the same criteria it applies to recommendations from its committee, directors or members of management. Shareholders may submit recommendations by writing to the Nominating Committee as follows: Nominating Committee, c/o Secretary, Industrial Services of America, Inc., 7100 Grade Lane, Louisville, Kentucky 40213.

The members of the Nominating Committee are Messrs. Cozzi and Tyra. Messrs. Cozzi and Tyra are independent as defined in Rule 5605(a)(2) of the NASDAQ listing standards. This committee does not have a chairperson. The Nominating Committee met two times in 2018. Our Nominating Committee has a written charter, which is available on our website at www.isa-inc.com under Investors. In connection with Mr. Phillips' appointment as Chief Executive Officer in March 2018, the Board of Directors determined to also appoint him to the Board of Directors.

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Neither the Board nor the Nominating Committee has implemented a formal policy regarding director attendance at the annual meeting of Shareholders. Typically, the Board holds its annual organizational meeting immediately following the annual meeting of Shareholders, which results in most directors being able to attend the annual meeting of Shareholders. In 2018, all of the Company's directors attended the annual meeting of Shareholders.

Executive Committee

In accordance with the Company's bylaws, the Board of Directors may direct or delegate all or part of the duties and powers of the Board of Directors to an executive committee, subject to any restrictions under the laws of the State of Florida. When so designated, the Executive Committee would have the authority to act in the place and stead of the Board of Directors. The Board did not appoint an executive committee in 2018.

Special Committee

In September 2018, the Board of Directors formed a special committee of independent directors to evaluate and make a recommendation to the Board of Directors with respect to various growth and strategic options. The members of the special committee are Messrs. Yarmuth, Cozzi and Tyra. Mr. Yarmuth serves as the chairman of the special committee.

Code of Ethics

The Board of Directors has adopted our Code of Ethics for the Chief Executive Officer and Financial Executives, which is available on our website at www.isa-inc.com under Investors. The Company will post any waivers to the Code of Ethics to our website. Shareholders may communicate directly with the Board of Directors in writing by sending a letter to the Board at: Industrial Services of America, Inc., 7100 Grade Lane, Louisville, KY 40213.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, certain officers and persons who own more than ten percent (10%) of our outstanding common stock to file with the Securities and Exchange Commission reports of changes in ownership of our common stock held by such persons. Officers, directors and greater than 10% Shareholders must furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations from reporting persons that no other reports including Forms 5 were required, all Section 16(a) filing requirements applicable to all of our officers, directors and greater than 10% Shareholders were timely complied with during 2018 with the following exceptions: Todd L. Phillips did not file a timely Form 4 for the June 15, 2018 vesting of 11,250 restricted stock units and William Yarmuth did not file a timely Form 4 for the July 9, 2018 grant of 13,228 restricted stock units; each reporting person subsequently filed the required Form 4.

The Board recommends a vote “FOR” the election of all director nominees.

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PROPOSAL NO. 2 - ASSET SALE

At the Meeting, Shareholders will be asked to consider and vote upon a proposal to approve the Asset Sale. Under Florida law and the Company’s organizational documents, and pursuant to the terms of the Asset Purchase Agreement, the Asset Sale cannot be consummated without the approval of the holders of a majority of all of the issued and outstanding shares of common stock on the Record Date.

Attached as Annex A to this Proxy Statement is the Asset Purchase Agreement. The material terms of the Asset Purchase Agreement, and other information regarding the Asset Sale, are summarized below. The summary of the Asset Purchase Agreement below is not a complete summary of the Asset Purchase Agreement and is subject in all respects to the provisions of, and is qualified by reference to, the Asset Purchase Agreement. Shareholders are urged to read the Asset Purchase Agreement in its entirety.

Parties to the Asset Purchase Agreement

The Sellers under the Asset Purchase Agreement include the Company and its wholly owned subsidiaries: ISA Indiana, Inc., ISA Logistics LLC, ISA Real Estate, LLC, ISA Indiana Real Estate LLC, 7021 Grade Lane LLC, 7124 Grade Lane LLC and 7200 Grade Lane LLC. The Company is a Louisville, Kentucky-based company that buys, processes and markets ferrous and non-ferrous metals and other recyclable commodities and buys used autos in order to sell used auto parts. The Company’s principal executive office is located at 7100 Grade Lane, Louisville, Kentucky 40213, telephone number (502) 366-3452.

The purchaser under the Asset Purchase Agreement is River Metals Recycling LLC. Buyer is the largest scrap recycler in Kentucky and in the greater Cincinnati area, with 9 locations in Illinois, Indiana, Kentucky and Ohio. Buyer is a wholly owned subsidiary of The David J. Joseph Company (“Parent”), which is party to the Asset Purchase Agreement solely for purposes of guaranteeing the payment of certain amounts due and payable by Buyer pursuant to the Asset Purchase Agreement. Parent is a world leader in scrap metal brokerage, ferrous and nonferrous metal recycling and transportation services, with assets of approximately $2 billion. Buyer’s principal executive office is located at 334 Beechwood Road, Suite 401, Fort Mitchell, Kentucky 41017, telephone number (859) 292-8400.

Before entering into the Asset Purchase Agreement, none of the Sellers had done business of a material nature with or entered into any other material transactions with Buyer or any of its affiliates within the preceding two years.

Background of the Asset Sale Proposal and the Plan of Dissolution Proposal

The Company operates in the volatile metal recycling markets. The metal recycling business is highly competitive and is subject to significant changes in economic and market conditions. In late 2014 and early 2015, the metal commodity market saw increased volatility. Market prices traded down significantly lower, particularly during 2015, with continued volatility during 2016. Our primary sources of liquidity during 2015 and the first half of 2016 were proceeds from asset and equity sales, the idling of our auto-shredder operation and the refinancing of the Company's working capital line of credit. We also managed liquidity by deferring certain rent payments made to related parties, as well as deferring capital expenditures and Board fees. At the meeting of the Board of Directors on August 9, 2016, the Board and management reviewed the Company’s 2016 to 2018 financial outlook and discussed strategic alternatives. Influenced primarily by the length and depth of the metals market downturn and the Company's ongoing operating losses, members of the Board discussed whether the Company could fund future capital needs, including necessary working capital, funds for capital expenditures and debt service, from operating cash flow. The Board discussed whether the Company could obtain third-party financing or conduct asset sales on favorable terms or at all, which could materially and adversely affect the Company’s operating results, cash flow and liquidity.

As a result of the discussion, the Board authorized a special committee of the Board consisting of three independent directors to consider the Company’s strategic alternatives, including a possible business combination or asset sale. The members of the special committee were Albert Cozzi, Vince Tyra and William Yarmuth. The special committee was directed to consider, evaluate, and if it deemed advisable, pursue strategic options available to the Company. The special committee was given the further authority to secure a financial advisor to assist in the consideration, evaluation and pursuit of various alternatives and to negotiate the terms of a transaction or transactions, subject to the final approval of the full Board with respect to any such transaction.

In August 2016, the special committee interviewed three investment banking firms to assess their qualifications for advising the special committee. The special committee took into account each firm's experience with special committee assignments, experience with transactions in and knowledge of the industry sector in which ISA operates, experience with and knowledge of ISA, proposed strategy for advising the special committee, perceived enthusiasm for the assignment, and prior relationships with ISA and its affiliates. After taking into account all of these factors and not giving special weight to any particular factor, the special committee selected Conway MacKenzie Capital Advisors LLC ("CMCA"). By letter dated September 23, 2016, the special committee engaged CMCA to render services in connection with a targeted sale process.

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CMCA identified and approached 48 potential strategic transaction counterparties, including metal recyclers, integrated mills and financial sponsors. On or about October 21, 2016, CMCA distributed informational materials to 14 potential strategic transaction counterparties who had executed non-disclosure agreements. From the 14 parties who had executed non-disclosure agreements, CMCA received five indications of interest, including one from the Parent.

In November 2016, CMCA sent the special committee a summary of five indications received for a strategic transaction with the Company. The indications of interest provided a range of enterprise values for the Company and proposed various transaction consideration structures, including all cash, cash and stock, cash and the assumption of liabilities, etc. The special committee subsequently discussed various aspects of the strategic options evaluation process with CMCA and determined that CMCA should indicate to two parties, including Parent, that the Company desired to further evaluate a potential transaction with the Company. In December 2016, CMCA sent the special committee a summary of letters of intent proposed by the two parties.

In January 2017, management presented the Board and the special committee a standalone strategy for 2017 and 2018 in which the Company would seek, among other items, to obtain additional financing, restart the auto shredder, and implement additional operational improvements. Following discussion in which the special committee determined that this standalone strategy could result in additional cash returned to the Company’s shareholders above the amounts set forth in the letters of intent, the special committee recommended, and the Board adopted, the standalone strategy and dissolved the special committee.

On March 31, 2017, the Company amended the terms of its credit facility with its primary lender to extend the maturity date of the Company's line of credit and increase the line of credit from $6.0 million to $8.0 million, subject to the satisfaction of certain borrowing base restrictions. On April 26, 2017, certain borrowing base restrictions were satisfied which resulted in an increase in availability of $1.75 million. In May 2017, the Company restarted the auto shredding operations. In March 2018, the Company reported improvement in its results of operations in 2017 over 2016, with a net loss for 2017 of $1.1 million compared to $3.2 million for 2016.

In the summer of 2018, following the announcement of its improved results of operations, the Company received an unsolicited written indication of interest from Parent, along with an unsolicited oral inquiry from a second unaffiliated prospect concerning a possible business combination. The indication of interest from Parent proposed to acquire certain tangible and intangible assets from the Company; the Company would retain its cash and short-term and long-term liabilities.

The second prospect expressed interest in a reverse merger, in which the prospect would merge its operations into the Company in exchange for 90% of the outstanding equity of the combined entity; the prospect was privately owned, without a public market for its equity. The Company and the second prospect executed a non-disclosure agreement dated August 1, 2018, to provide for a mutual exchange of due diligence information.

At the Board’s meeting on September 5, 2018, the Company’s counsel, Frost Brown Todd LLC, reviewed with the members of the Board its fiduciary duties with respect to the consideration of business combination proposals.  Following discussion, the Board’s consensus was that Parent’s indication of interest was below the level which would merit further consideration and that Mr. Tyra, the Chair of the Board of Directors, would convey this response, along with a willingness to consider an indication of interest at or above the current market value of the common stock. The Board also concluded that the Company should continue discussions with the second entity regarding the possible combination.

At a telephonic meeting of the Board on September 14, 2018, Mr. Tyra reported that following the delivery of the response to Parent that the indication of interest was below the level which would merit further consideration, Parent indicated a desire to enter into a non-disclosure agreement so that it could perhaps learn additional information that would affect its valuation analysis. Mr. Tyra also updated the Board regarding the discussions with the second entity regarding a possible combination. As a result of the discussion, the Board authorized a special committee of the Board consisting of three independent directors to consider the Company’s strategic alternatives, including a possible business combination or asset sale. The members of the special committee were Messrs. Cozzi, Tyra and Yarmuth, with Mr. Yarmuth to serve as the Chair. The special committee was directed to consider, evaluate, and if it deemed advisable, pursue strategic options available to the Company. The special committee was given the further authority to secure a financial advisor to assist in the consideration, evaluation and pursuit of various alternatives and to negotiate the terms of a transaction or transactions, subject to the final approval of the full Board with respect to any such transaction.

At a telephonic meeting of the special committee on September 28, 2018, Mr. Yarmuth reported that Parent had executed a non-disclosure agreement and that the second prospect desired to establish a possible range promptly to determine if a combination would be attractive to both parties. The special committee discussed possible metrics to use in determining the valuation range with the second prospect.

At a telephonic meeting of the special committee on October 24, 2018, the committee discussed the alternatives and that the committee should obtain financial advice concerning the possible deal structures and valuation. The committee discussed that CMCA had demonstrated a solid understanding of the metals industry and has significant knowledge and experience related to the Company and expertise in strategic transactions. The committee authorized Mr. Yarmuth to negotiate with, and engage, CMCA to assist the committee in its analysis of the two possible strategic transactions. By letter dated November 20, 2018, the committee engaged CMCA for this purpose.

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Throughout the fall and winter of 2018, representatives of the Company and the second prospect discussed issues of relative valuation of the two parties in the reverse merger. The Company and the second prospect could not resolve their differences as to the relative valuation of the parties. In addition, because the parties were focused on the relative valuation issue, they did not negotiate as to material terms of any combination, including corporate governance and the compensation of the management personnel. In mid-March 2019, the second prospect stated that its final offer was for the Company’s Shareholders to own 13.3% of the combined entity, with a pre-closing payment to the Company’s Shareholders of approximately $0.15 per share. In consultation with CMCA, the special committee rejected the offer and the parties mutually terminated the discussions.

On March 21, 2019, representatives of the Company and the Buyer met at the offices of Frost Brown Todd LLC to discuss the possible terms of a transaction and due diligence issues. The Buyer indicated that it would respond within two weeks to the Company’s presentation.

By letter dated April 3, 2019, Parent expressed a preliminary non-binding indication of interest for the Buyer’s purchase of the Company’s business and assets; the Company would retain its cash and long-term liabilities. The transaction would be subject to, among other items, the execution of a definitive agreement and due diligence, including environmental diligence and appraisals.

Following further negotiations between the parties, by a non-binding letter of intent dated May 7, 2019, the parties agreed to a $24.0 million purchase price for the Company’s assets excluding two cranes that the Company had previously ordered, but had not yet been duly delivered to the Company (the “Excluded Cranes”), subject to a working capital adjustment for variance from net working capital of $8.6 million and a deduction equal to the liabilities outstanding with respect to the Company’s outstanding capital leases, excluding the leases related to the Excluded Cranes. The Company agreed to a 60-day period for due diligence, along with a possible 20-day extension to the extent the Buyer required additional time to conclude its environmental due diligence. During the due diligence period, the Company also provided the Buyer with an exclusivity period with respect to the negotiation of a strategic transaction with the Company.

Following execution of the letter of intent, the Buyer commenced its due diligence with management and site visits. The Buyer delivered to the Company the initial draft of the asset purchase agreement on May 24, 2019.

On July 5, 2019, the parties agreed to extend the due diligence period to July 22, 2019.

In mid-July 2019, following due diligence by the Buyer, the Buyer requested a $750,000 reduction in the purchase price related to issues identified in Buyer’s due diligence.

Following discussion of the Buyer’s requests at a telephonic meeting of the special committee on July 19, 2019, the Company agreed to the $750,000 reduction in the purchase price to $23,250,000.

Following further due diligence and discussions between the parties in late July 2019, the Buyer and the Company agreed to hold $100,000 of the purchase price in escrow to satisfy any liabilities of the Company related to the Chemetco Superfund site in Hartford, Illinois, along with an increase in the purchase price to $23.3 million.

In early August 2019, the parties continued ongoing discussions regarding compliance with stormwater regulations, including issues related to a permit, order and plan being negotiated with the Cabinet. The Buyer and the Company agreed that the Buyer’s obligation to close the Asset Sale would be subject to the Company’s receipt of the Permit and Agreed Order, as discussed herein. The parties also resolved other outstanding issues, including the method in which to calculate inventory values for net working capital calculation purposes, a reduction of the net working capital target from $8.6 million to $8.4 million and the inclusion in the Asset Sale of one of the Excluded Cranes and the underlying lease without a deduction for the associated liability.

By letter dated August 8, 2019, the special committee engaged Valuation Research Corporation (“VRC”) as its fairness opinion provider because VRC is a recognized financial advisor firm that has substantial experience with transactions similar to the Transaction.

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During the week of August 12, 2019, each party worked with its respective advisors to finalize the schedules to the Asset Purchase Agreement and resolve the outstanding issues.

On August 15, 2019, the special committee and the Board held a special joint meeting regarding the potential transaction and dissolution. The Company’s management and representatives of each of Frost Brown Todd, CMCA and VRC also attended the meeting. The directors were provided with, among other things, the current version of the Asset Purchase Agreement and a summary thereof, presentation materials of CMCA and VRC, and a draft of the proposed resolutions approving the transaction. At the outset of the meeting, a representative from Frost Brown Todd provided the directors with an overview of their fiduciary duties in connection with the proposed transaction. At this meeting, CMCA reviewed with the directors CMCA’s financial analysis of the purchase price and amounts potentially available for distribution in connection with a dissolution of the Company following consummation of the Asset Sale. VRC then presented its financial analysis and stated that it was prepared, subject to execution and delivery of the Asset Purchase Agreement on the basis presented, to deliver a written opinion to the Board to the effect that, as of the delivery date and based on and subject to the factors, qualifications and assumptions set forth therein, the purchase price to be received in the Asset Sale is fair from a financial point of view to the Company. Representatives of Frost Brown Todd provided a detailed review of the principal terms of the Asset Purchase Agreement. A discussion ensued regarding the proposed transaction with the Buyer. The directors also discussed the advisability of dissolving the Company following the consummation of the Asset Sale in order to distribute the net cash proceeds to the Shareholders. In the course of its deliberations, the directors considered a number of factors, including those described more fully below under “Reasons for the Asset Sale.” The directors reviewed resolutions furnished to the special committee and the Board recommending and authorizing the Asset Sale, the Asset Purchase Agreement and the transactions contemplated by the Asset Purchase Agreement, along with the Dissolution, the Plan of Dissolution and the transactions contemplated by the Plan of Dissolution. Following further discussions, the special committee and the Board determined that the Company should continue to pursue the proposed transaction on the terms outlined at the joint meetings. The special committee and the Board authorized management and its advisors to continue finalizing negotiations with the Buyer.

On August 16, 2019, the special committee and the Board held a special joint telephonic meeting regarding the potential transaction and dissolution. The Company’s management and representatives of each of Frost Brown Todd, CMCA and VRC also attended the meeting. The directors were provided with, among other things, the final version of the Asset Purchase Agreement, including schedules, and a summary thereof, presentation materials of CMCA and VRC, and a draft of the proposed resolutions approving the transaction. Management discussed with the directors the resolution of the issues which were outstanding as of the conclusion of the previous day’s joint meetings and confirmed that there were no material changes to the terms of the Asset Purchase Agreement. At this meeting, CMCA confirmed with the directors its financial analysis of the purchase price and amounts potentially available for distribution in connection with a dissolution of the Company following consummation of the Asset Sale. VRC then presented its financial analysis and confirmed its delivery of a written opinion to the Board to the effect that, as of August 16, 2019, and based on and subject to the factors, qualifications and assumptions set forth therein, the purchase price to be received in the Asset Sale is fair from a financial point of view to the Company. Representatives of Frost Brown Todd provided a review of the final changes to the Asset Purchase Agreement from the version presented at the previous day’s joint meetings. A discussion ensued regarding the proposed transaction with the Buyer and the Dissolution. In the course of its deliberations, the directors considered a number of factors, including those described more fully below under “Reasons for the Asset Sale.” The directors reviewed resolutions furnished to the special committee and the Board recommending and authorizing the Asset Sale, the Asset Purchase Agreement and the transactions contemplated by the Asset Purchase Agreement, along with the Dissolution, the Plan of Dissolution and the transactions contemplated by the Plan of Dissolution. Following discussion, the special committee unanimously determined that the Asset Purchase Agreement and the transactions contemplated by the Asset Purchase Agreement, along with the Dissolution, the Plan of Dissolution and the transactions contemplated by the Plan of Dissolution, are in the best interests of the Company and its Shareholders, and recommended to the Board their approval and submission to the Shareholders for their approval. The Board then unanimously determined that the Asset Purchase Agreement and the transactions contemplated by the Asset Purchase Agreement, along with the Dissolution, the Plan of Dissolution and the transactions contemplated by the Plan of Dissolution, are in the best interests of the Company and its Shareholders, and authorized the appropriate officers of the Company to execute and deliver the Asset Purchase Agreement, the Plan of Dissolution and related documents, along with direction to submit them to the Shareholders with the recommendation of the Board for their adoption.

On August 16, 2019, the Company and the Buyer executed the Asset Purchase Agreement and on August 19, 2019, the Company issued a press release and filed a Form 8-K announcing the Asset Purchase Agreement.

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Reasons for the Asset Sale

At its meeting on August 16, 2019, our Board determined that the Asset Sale was advisable and fair to, and in the best interests of, the Company and its Shareholders and approved the Asset Purchase Agreement and the Asset Sale. Our Board recommends that Shareholders vote “FOR” approval of the Asset Sale at the Meeting.

In reaching its decision to approve the Asset Purchase Agreement and to recommend that Shareholders vote to approve the Asset Sale, the Board, in consultation with the Company’s advisors and management, considered a number of factors, including, but not limited to, the other factors described elsewhere in this Proxy Statement as well as the following factors:

•	the value of the consideration (including the liabilities to be assumed by the Buyer) to be received by the Company pursuant to the Asset Purchase Agreement;

•	the Asset Sale is the result of an active, lengthy and thorough evaluation of strategic alternatives reasonably available to the Company and our Shareholders, including the alternative of retaining our current business based upon:

o the Board’s knowledge of the nature of our business, and of the current and prospective competitive, economic, regulatory and operational environment in the metal recycling industry;

o our history of operating losses and the Board’s understanding of, and discussions with management regarding, historical and projected performance of the Company, including the challenging, and ongoing, metal recycling markets in the first half of 2019;

•	the Board’s understanding of and familiarity with, and discussions with our management regarding, the business, operations, management, financial condition, projections, operating losses and future business prospects for the Company (as well as the risks and costs involved in pursuing those prospects);

•	our assessment of what prospective buyers are willing to pay for our assets, the likelihood of closing a transaction with them, and the conditions they have imposed;

•	the financial presentation and written opinion of VRC to the Board that, as of August 16, 2019, the purchase price ($23,300,000 in cash) to be received in the Asset Sale is fair from a financial point of view to the Company;

•	the review by our Board with our legal counsel of the structure of the Asset Sale;

•	the ability of our Board, pursuant to the terms of the Asset Purchase Agreement, to evaluate any alternative acquisition proposals that we may receive before the closing, and our ability to terminate the Asset Purchase Agreement (and pay a termination fee and/or termination costs upon certain circumstances) if the Board determines in good faith that not terminating the Asset Purchase Agreement would reasonably be expected to be inconsistent with the Board’s fiduciary obligations;

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•	the likelihood that the Asset Sale will be completed, including the reasonableness of the conditions to the Asset Sale and the likelihood that Shareholder approvals necessary to complete the Asset Sale will be obtained; and

•	that the Asset Sale was subject to approval of holders of at least a majority of the outstanding shares of our common stock, and that if such Shareholders did not approve of the transaction terms, the Asset Sale would not close.

Our Board also considered potential drawbacks or risks relating to the Asset Sale, including the following risks and potentially negative factors, but determined that these potential risks and factors were outweighed by the expected benefits of the Asset Sale:

•	the fact that there are third-party contract consents that must be obtained as a condition to closing the Asset Sale and the uncertainties associated with obtaining those consents, which could result in the failure of the Asset Sale to be consummated;

•	the fact that the Asset Sale must be completed within 150 days of the execution of the Asset Purchase Agreement and that the Shareholder meeting to approve the Asset Sale must occur by such date;

•	the risks and costs to the Company if the Asset Sale does not close, including the diversion of management and employee attention and disruption in our business relationships;

•	the fact that under the terms of the Asset Purchase Agreement we have to pay Buyer termination costs and fees of up to $850,000 in certain circumstances (see “Proposal No. 2 - Asset Sale - Summary of Asset Purchase Agreement - Termination Events and Termination Fee and Expenses” below); and

•	that certain of our officers and directors may have interests with respect to the Asset Sale in addition to their interests as Shareholders generally (see “Interests of Certain Persons in Matters to be Acted Upon” below).

The foregoing discussion is a summary of the information and factors considered by the Board in its consideration of the Asset Sale. In view of the variety of factors, the amount of information considered and the complexity of these matters, the Board did not find it practicable to, and did not attempt to, rank, quantify, make specific assessments of or otherwise assign relative weights to the specific factors considered in reaching its determination. Individual members of the Board may have given different weights to different factors. The Board considered these factors as a whole, and overall considered them to be favorable to, and to support, its determination to unanimously approve the Asset Sale.

Opinion of Our Independent Advisor

At the request of the Company, Valuation Research Corporation (“VRC”) rendered its written opinion to the Board that, as of August 16, 2019, and based upon and subject to the factors, qualifications and assumptions set forth therein, the purchase price to be received in the Transaction is fair from a financial point of view to the Company.

VRC estimated the Company’s enterprise value using three separate methodologies: (i) the Illustrative Discounted Cash Flow Analysis, (ii) the Selected Companies Analysis, and (iii) the Selected Transactions Analysis, which resulted in the implied enterprise value range of $14.7 million to $23.2 million.

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The full text of the written fairness opinion of VRC, dated August 16, 2019, which sets forth assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement. VRC provided its opinion for the information and assistance of the Board in connection with its consideration of the transaction contemplated therein (the “Transaction”).
In rendering the Opinion, VRC conducted such reviews, analyses and inquiries reasonably deemed necessary or appropriate under the circumstances, including the following actions and reviews of the following documents:
•

Industrial Services of America, Inc. audited financial statements for the year ended December 31, 2014 through December 31, 2018 and unaudited financial statements for the six (6) months ended June 30, 2019;

•	ISA’s projected income statement, balance sheet and cash flow statements through December 31, 2023 (the "Forecasts”);

•	ISA Management's Report to the Special Committee of the Board;

•	ISA’s fixed asset listing as of June 30, 2019;

•	ISA’s listing of owned and leased real property;

•	ISA’s historical unusual, non-recurring items;

•	ISA’s Capitalization Table as of July 26, 2019;

•	ISA’s Loan and Security Agreement with Bank of America, N.A., including subsequent amendments;

•	ISA’s Financial Summary of Proposed Transaction detailing per share distribution to equity holders;

•	Appraisal of Real Property as of June 21, 2018;

•	Machinery & Equipment Appraisal as of September 5, 2018;

•	Inventory Appraisal as of August 31, 2018;

•

Reviewed the industry in which the Company operates, which included a review of (i) certain Company–related industry research, (ii) certain publicly traded companies deemed comparable to the Company and (iii) certain mergers and acquisitions involving businesses deemed comparable to the Company;

•	Had discussions with certain members of management with respect to the past, present and future operating and financial conditions of the Company, among other subjects;

•

Received written representation from a responsible officer of the Company that the financial forecast and statements provided to VRC for the Company reflects management’s good faith estimates and assumptions believed by management to have been reasonable at the time made;

•	Developed indications of the value for the Company using generally accepted valuation methodology; and,

•	Conducted such reviews, analyses and inquiries and considered such other economic, industry, market, financial and other information and data deemed appropriate by VRC.

In rendering the Fairness Opinion, VRC conducted only such reviews, analyses, and inquiries, and considered such information, data and other material as are, in VRC’s judgment, customary for evaluation of transactions similar to the Transaction and otherwise for engagements of this type and necessary and appropriate based on the facts and circumstances of the Transaction and the engagement. In conducting its reviews and analyses, and as a basis for arriving at the opinion expressed herein, VRC utilized methodologies, procedures and considerations it deemed relevant and customary under the circumstances; and took into account its assessment of general economic, industry, market, financial and other conditions, which may or may not prove to be accurate, as well as its experience as a valuation financial advisor in general. Further, in rendering the Fairness Opinion, VRC did not conduct any due diligence whatsoever on the prospective investors or participants in the Transaction or the purchasers of any securities or interests involved in the Transaction.
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With the permission of the Company, VRC assumed and relied upon, without independent verification or independent appraisal, the accuracy and completeness of all information provided to VRC by or on behalf of the Company or the Board, and all other information, data and other material (including, without limitation, financial forecasts and projections) furnished or otherwise made available to, or discussed with or reviewed by, VRC in connection with the Fairness Opinion (collectively, “Information”), or which was publicly available.
In addition, VRC assumed and relied upon the assumption, without independent verification, that any financial forecasts and projections provided to VRC by or on behalf of the Board or the Company in connection with the Fairness Opinion have been reasonably and prudently prepared in good faith and were based upon assumptions that are reasonable and reflect the best then currently available estimates and judgments of the Company’s management as to the matters covered thereby. VRC further assumed that any Information provided by or on behalf of the Board or the Company in connection with the Fairness Opinion did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements were made.
With the permission of the Company, VRC assumed, without independent verification, (i) the accuracy and adequacy of the legal advice given by counsel to the Board or the Company on all legal matters with respect to the Transaction; (ii) that all procedures required by law to be taken in connection with the Transaction have been, or will be, duly, validly and timely taken and that the Transaction will be consummated in a manner that complies with all applicable laws and regulations and that conforms in all material respects to the description thereof set forth in this proxy statement; (iii) that the Transaction is consummated in a timely manner in accordance with the terms and conditions set forth in the related definitive agreements and other documents provided to VRC; (iv) that each of the Board and the Company is in compliance in all material respects (and will remain in compliance in all material respects) with any and all applicable laws, rules or regulations of any and all relevant legal or regulatory authorities; and (v) that the Transaction will be consummated in a manner that complies in all material respects with any and all applicable laws, rules and regulations of any and all legal or regulatory authorities.
The Fairness Opinion does not address (i) the fairness of the Transaction, in whole or in part, or any terms associated therewith, in each case to the Company’s or any other person’s or entity’s creditors or other parties not addressed in the Fairness Opinion and all Supporting Documentation provided to the Board (hereafter collectively referred as the “Opinion Documents” and individually as an “Opinion Document”); (ii) the relative risks or merits of the Transaction, or any other business strategies or transactional alternatives that may be available to the Company or any other person or entity; (iii) the underlying business decisions of the Company or any other person or entity to enter into or consummate the Transaction; (iv) any specific legal, tax, accounting, or financial reporting matters related to or associated with the Transaction; (v) the fair value of the Transaction in each case under any state, federal, or international laws relating to appraisal rights or similar matters; (vi) the book value of the assets and liabilities of, or otherwise associated with or comprising, the Company; (vii) the value or amount of any liabilities that are retained by the Company; (viii) the projections provided by the Company or the Company’s management for periods before or after the consummation of the Transaction; (ix) any employment or other agreements entered into in connection with the Transaction; or (x) any matters relating to fees paid by the Company or any other person or entity in connection with the Transaction.
The Fairness Opinion is necessarily based on economic, industry, market, financial and other conditions and circumstances as they exist and to the extent that they can be evaluated by VRC as of the date of the Fairness Opinion. VRC assumes no responsibility to update or revise the Fairness Opinion based upon any events or circumstances occurring after that date. VRC’s opinion was approved by an internal fairness opinion committee of VRC.
VRC did not make any independent evaluation of the Company’s (or any other party’s) solvency or creditworthiness nor did we make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party. VRC does not express in the Fairness Opinion any opinion regarding the liquidation value of any entity or business. In addition, VRC did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities to which the Company is or may be a party or of which it may be the subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or otherwise may be subject.
The Fairness Opinion is not intended to constitute a recommendation to the Board, the Company or any other party as to how they should vote or act with respect to any matters relating to the Transaction. The Fairness Opinion does not represent an assurance, warranty, or guarantee that the price to be paid in the Transaction is the highest or best amount that can be obtained in connection with the Transaction or any other transaction.
In rendering its opinion, VRC did not initiate any discussions, or solicit any indications of interest, with any third parties with respect to the Company or the Transaction. The Fairness Opinion speaks only as of the date thereof and addresses only the Transaction, and does not speak to or address any period thereafter or any subsequent business transaction, acquisition, dividend, share repurchase, debt or equity financing, recapitalization, restructuring or other actions, transactions or events not specifically referred to in the Fairness Opinion. Furthermore, the Fairness Opinion does not represent an assurance, guarantee, or warranty that the Company will not breach, or default on or under, any of its debt or other obligations or liabilities, nor does VRC make any assurance, guarantee, or warranty that any covenants, financial or otherwise, associated with any financing or existing indebtedness will not be breached in the future.
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The following is a summary of the material financial analyses delivered by VRC to the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by VRC, nor does the order of analyses described represent the relative importance or weight given to those analyses by VRC. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of VRC’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 16, 2019 and is not necessarily indicative of current market conditions.
VRC’s Analysis Conclusion
VRC estimated the Company’s enterprise value using three separate methodologies: (i) the Illustrative Discounted Cash Flow Analysis, (ii) the Selected Companies Analysis, and (iii) the Selected Transactions Analysis, which resulted in the implied enterprise value range of $14.7 million to $23.2 million.

Illustrative Discounted Cash Flow Analysis
VRC performed an illustrative discounted cash flow analysis of the Company based on forecasted estimates of unlevered free cash flows of the Company to derive an illustrative range of implied enterprise values for the Company. VRC performed the illustrative discounted cash flow analysis using discount rates ranging from 11.5% to 13.5%, reflecting estimates of the Company’s weighted average cost of capital. VRC discounted to present value, as of August 16, 2019, (i) estimates of unlevered free cash flow for the Company from August 16, 2019 through December 31, 2019, and then annually through December 31, 2023 as reflected in the Forecasts and (ii) a range of illustrative terminal values for the Company, which were calculated by applying perpetuity growth rates ranging from 0.0% to 1.0%, to a terminal year estimate of the free cash flow to be generated by the Company, as reflected in the Forecasts. VRC derived such discount rates by application of the capital asset pricing model, which requires certain company-specific inputs, including the industry’s target capital structure weightings, cost of debt, future applicable marginal tax rate and a beta for the Company, as well as certain financial metrics for the United States financial markets generally. VRC estimated the range of perpetuity growth rates utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. VRC derived ranges of illustrative enterprise values for the Company by adding the ranges of present values it derived as described above. The derived illustrative enterprise values ranged from $14.7 million to $17.9 million.
Selected Companies Analysis
VRC reviewed and compared certain financial information for the Company to corresponding financial information, ratios and public market multiples for publicly traded corporations in the scrap metal and steel industries (collectively referred to as the selected companies).
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Selected Companies

•	Sims Metal Management Limited
•	Commercials Metals Company
•	Schnitzer Steel Industries, Inc.
•	Nucor Corporation
•	Steel Dynamics, Inc.
Although none of the selected companies is directly comparable to the Company, VRC chose the companies included because they are publicly traded companies with business operations that, for purposes of analysis, may be considered similar to the Company’s business operations.
With respect to each of the selected companies, VRC calculated and compared various financial multiples and such company’s Enterprise Value. As used herein, “Enterprise Value” or “EV” means the market capitalization of a selected company which VRC derived based on the closing price of the shares of the selected company’s common stock and the number of its shares of common stock outstanding, plus the book value of debt, less the book value of liquid cash and cash equivalents. The Enterprise Value derived for the selected company is then divided by EBITDA to derive a multiple. As used herein, “EBITDA” means, with respect to a company, earnings before interest, taxes, depreciation and amortization (as adjusted for certain non-recurring charges). EBITDA for the last fiscal year (“LFY”) and EBITDA estimated for calendar years 2019 and 2020, as provided by Capital IQ, a public company information data services company, are utilized. Unless otherwise noted, all Enterprise Value calculations were determined based on publicly available information as of August 16, 2019 (in millions).
VRC then applied a selected range of 2020 estimated EBITDA multiples of 5.0x to 6.0x to the Company’s 2020 estimated EBITDA to derive a range of implied EV of $19.3 million to $23.2 million.
Selected Transactions Analysis
VRC analyzed certain information relating to the following selected transactions in the scrap metal and steel industries since 2014.
While none of the public companies included in the selected transactions is directly comparable to the Company, VRC included the selected public company transactions because the related companies have operations that, for purposes of analysis, may be considered similar to the Company’s in market size, certain results of operations and product profiles.
For each of the selected transactions, VRC calculated and compared various financial multiples, financial ratios and other financial information.
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The applicable information from these transactions is summarized below (EV and EBITDA in millions).

VRC then applied a selected range of EBITDA multiples of 7.0x to 8.0x to the Company’s 2018 EBITDA to derive a range of implied enterprise values of $18.6 million to $21.3 million.

Conclusion

VRC calculated the Company’s enterprise value using the Illustrative Discounted Cash Flow Analysis, the Selected Companies Analysis, and the Selected Transactions Analysis, which resulted in the implied enterprise value range of $14.7 million to $23.2 million.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying VRC’s opinion. In arriving at its fairness determination, VRC considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, VRC made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No selected company or transaction used in the above analyses as a comparison is directly comparable to the Company or the contemplated transaction, as the case may be.

VRC prepared these analyses for purposes of delivering its opinion to the Board that, as of August 16, 2019, the purchase price ($23,300,000 in cash) to be received in the Asset Sale is fair from a financial point of view to the Company. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, the Board or VRC or any other person assumes responsibility if future results are materially different from those forecasted.

As described above, VRC’s opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Transaction.

The foregoing summary does not purport to be a complete description of the analyses performed by VRC in connection with its fairness opinion and is qualified in its entirety by reference to the written opinion of VRC attached as Annex C to this proxy statement.

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VRC is actively engaged in performing valuation advisory services with respect to businesses and their securities in connection with mergers and acquisitions and other transactions for corporate and other purposes. Except for VRC’s engagement to deliver its fairness opinion in connection with the Transaction, VRC has not acted as financial advisor to the Company or the Board in connection with the Company’s consideration of the Transaction and has not participated in the negotiations leading to the Transaction. VRC will receive a fee in connection with the delivery of its opinion, and the Company has agreed to reimburse certain of VRC’s expenses and indemnify VRC against certain liabilities arising out of its engagement. No portion of VRC’s fee is contingent upon either the conclusion or opinion expressed in its fairness opinion or whether the Transaction is successfully consummated. VRC may provide valuation advisory services to the Company or the Board in the future, for which VRC may receive compensation.

The Board of Directors selected VRC as its fairness opinion provider because it is a recognized financial advisory firm that has substantial experience with transactions similar to the Transaction. Pursuant to a letter agreement dated August 8, 2019, the Company engaged VRC to provide a fairness opinion in connection with the contemplated Transaction. The engagement letter between the Company and VRC provides for the Company to pay VRC a fee of $70,000, to reimburse VRC for certain of its expenses and disbursements, and to indemnify VRC and related persons against various liabilities, including certain liabilities under the federal securities laws.

Certain Company Prospective Financial Information provided by the Company to Buyer

The Company does not make public disclosure of forecasts or projections of its expected financial performance because of, among other things, the inherent difficulty of accurately predicting financial performance for future periods and the risk that the underlying assumptions and estimates may prove incorrect. In connection with the negotiations with the Buyer, however, Company management provided certain limited unaudited prospective financial information for the Company on a stand-alone basis, without giving effect to the Asset Sale or any other similar transaction, to the Buyer's Parent on September 14, 2018, for purposes of considering and evaluating a transaction with the Sellers. As disclosed in the Company’s periodic filings with the SEC, the Company's financial performance has been adversely affected by unfavorable recycled metal market conditions since the date of the projections.
The prospective financial information for the Company reflects numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are inherently uncertain and difficult to predict and many of which are beyond the Company’s control. The prospective financial information is subjective in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The prospective financial information may also be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable periods. As such, the prospective financial information constitutes forward-looking information and is subject to risks and uncertainties, including the various risks set forth in the sections of this proxy statement entitled “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the other reports filed by the Company with the SEC.
The prospective financial information for the Company was generally not prepared with a view toward public disclosure or complying with GAAP, the published guidelines of the SEC regarding projections, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information included below, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the prospective financial information. Furthermore, the prospective financial information does not take into account any circumstances or events occurring after the date it was prepared.
You are strongly cautioned not to place undue reliance on the prospective financial information set forth below. The inclusion of the prospective financial information in this proxy statement should not be regarded as an indication that any of the Company, the Buyer or their affiliates, advisors or representatives considered or consider the prospective financial information to be necessarily predictive of actual future events, and the prospective financial information should not be relied upon as such. None of the Company, the Buyer or their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from the prospective financial information, and none of them undertakes any obligation to update or otherwise revise or reconcile the prospective financial information to reflect circumstances existing after the date such information was prepared or to reflect the occurrence of future events even if any or all of the assumptions underlying the prospective financial information are shown to be inaccurate. None of the Company, the Buyer or their respective affiliates, advisors or representatives makes any representation to any Shareholder regarding the projections. The prospective financial information is not being included in this proxy statement to influence a Shareholder’s decision regarding how to vote on any given proposal, but solely because the prospective financial information was provided to the Buyer.
In light of the foregoing and considering that the annual meeting will be held [•] months after the prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Shareholders are cautioned not to place unwarranted reliance on such information, and the Company urges all Shareholders to review the Company’s most recent SEC filings for a description of the Company’s reported financial results. See “Where You Can Find More Information” beginning on page 75 of this proxy statement.
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The following table summarizes selected prospective unaudited financial information that was shared by the Company with the Buyer as described above.
	Projected
	Year Ended December 31,
	(dollars in thousands)
	2018	2019	2020
Revenue	$66,584	$71,512	$72,579
Cost of sales	50,950	54,958	55,783
Gross profit	15,634	16,554	16,796
Operating expenses	14,324	14,478	14,521
Operating income	1,310	2,076	2,275
Interest, other income (expense) and income taxes	(424)	(648)	(319)
Net income	886	1,428	1,956
Adjusted EBITDA	$4,528	$5,238	$5,455

The following table reconciles net income to Adjusted EBITDA. Adjusted EBITDA is defined as income from continuing operations before interest expense, income taxes, stock-based compensation, other income, pro-forma addbacks, depreciation and amortization. The pro-forma addbacks represent certain estimated costs associated with the Company’s status as a public company, including compliance with the applicable reporting requirements of the Securities Exchange Act. Adjusted EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States of America. The items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Management routinely calculates and presents Adjusted EBITDA because it believes that Adjusted EBITDA is useful and is a commonly used analytical indicator within the industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value.
		Projected
		Year Ended December 31,
		(dollars in thousands)
		2018	2019	2020
Net income		$886	$1,428	$1,956
Add:	Interest, other (income) expense and income taxes	424	648	319
	Share-based compensation expense	60	37	37
	Depreciation and amortization	2,243	2,213	2,231
	Pro-forma addbacks	915	912	912
Adjusted EBITDA		$4,528	$5,238	$5,455

Summary of Asset Purchase Agreement
This section of this proxy statement describes certain material provisions of the Asset Purchase Agreement but does not purport to describe all the terms of the Asset Purchase Agreement. The following summary is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to read the full text of the Asset Purchase Agreement because it is the legal document that governs the Asset Sale. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find Additional Information” beginning on page 75.
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Explanatory Note Regarding the Asset Purchase Agreement

The Asset Purchase Agreement is included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company, Buyer, or any of their respective subsidiaries or affiliates.

The representations and warranties of the Company and its subsidiaries contained in the Asset Purchase Agreement have been made solely for the benefit of Buyer. The Company’s Shareholders are not third-party beneficiaries under the Asset Purchase Agreement and should not rely on the representations, warranties, covenants, or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, its subsidiaries, or Buyer. Such representations and warranties (a) have been made only for purposes of the Asset Purchase Agreement, (b) may be subject to limits or exceptions agreed upon by the contracting parties, (c) are subject to materiality qualifications contained in the Asset Purchase Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Asset Purchase Agreement or other dates specified in the Asset Purchase Agreement and (e) have been included in the Asset Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts, among other limitations. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Buyer or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Asset Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Asset Sale

The Company and its subsidiaries (collectively the “Sellers”) have agreed to sell to Buyer substantially all of the assets of the Sellers’ business for an aggregate purchase price of $23,300,000, less certain payoff amounts relating to taxes, encumbrances and loans, and certain assumed capital leases. The purchase price is subject to an adjustment up or down based upon the net working capital, as defined in the Asset Purchase Agreement, estimated at the closing of the Asset Sale and finally determined following the closing of the Asset Sale. The amount of $600,000 of the purchase price will be held in escrow for 45 days (plus certain objection and resolution periods) to satisfy the potential net working capital purchase price adjustment, and the amount of $100,000 of the purchase price will be held in escrow to satisfy any liabilities of the Sellers relating to the Chemetco Superfund site in Hartford, Illinois. The only liabilities of the Sellers being assumed by Buyer are (a) pre-closing accounts payable incurred in the ordinary course of business, (b) performance obligations of the Sellers arising under assumed contracts from and after the closing, (c) certain assumed accruals, (d) any liabilities for non-compliance with the Permit and Agreed Order being negotiated with the Cabinet, including any civil penalties, stipulated penalties, or other fines or liabilities, but only to the extent arising thereunder and attributable to post-closing operations at the Sellers’ facility located on Grade Lane in Louisville, Kentucky, and (e) liabilities and obligations for taxes relating to the Sellers’ business, the purchased assets, or the other assumed liabilities for any post-closing tax period. The Buyer will also assume the Company's capital leases, but Buyer will deduct from the purchase price an amount equal to the amount on the Company's balance sheet related to such capital leases on a dollar-for-dollar basis. All other liabilities, including the Company's third-party and related party debt, are excluded from the transaction and will be paid by the Company from cash proceeds. All cash and cash equivalents and certain nominal accounts receivable are excluded from the Asset Sale, along with certain other assets specified as excluded assets in the Asset Purchase Agreement. The David J. Joseph Company (“Parent”) is party to the Asset Purchase Agreement solely for purposes of guaranteeing the payment of certain amounts due and payable by Buyer pursuant to the Asset Purchase Agreement.

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Representations and Warranties

The Asset Purchase Agreement contains representations and warranties made by the Sellers to Buyer, including representations and warranties relating to:

•	our organization, standing and power, and other corporate matters of the Sellers;

•	the authorization, execution, delivery and enforceability of the Asset Purchase Agreement and related agreements;

•	the absence of conflicts or violations under our organizational documents, contracts, or law, and required consents and approvals;

•	the absence of agreements with other persons to acquire the Sellers’ business or assets;

•	our financial statements;

•	the absence of certain changes or events since January 1, 2019;

•	our inventory and other assets;

•	our owned and leased real property;

•	environmental matters;

•	our intellectual property;

•	permits and licenses;

•	material contracts;

•	our employees and employee benefit plans;

•	the absence of litigation and other proceedings;

•	our insurance coverage;

•	tax matters;

•	brokerage and finders’ fees payable by us with respect to the Asset Sale;

•	our compliance with applicable laws;

•	our consumers and suppliers;

•	transactions with related parties;

•	our solvency; and

•	accounts receivable and payable.

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Certain of the representations and warranties in the Asset Purchase Agreement made by the Sellers are qualified by a “materiality” or “Material Adverse Effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct would, as the case may be, be material or have a Material Adverse Effect). Under the Asset Purchase Agreement, a “Material Adverse Effect” is defined as a condition, fact or circumstance that, individually or in the aggregate, has (or could reasonably be expected to have) a material adverse effect on (a) the ownership or use of the purchased assets, taken as a whole, (b) the operation of the business as operated by Sellers on the date of the Asset Purchase Agreement or as contemplated to be operated by Buyer after the closing of the Asset Sale, taken as a whole, or (c) the ability of any Seller to perform its obligations under the Asset Purchase Agreement; provided, however, that “Material Adverse Effect” shall not include any condition, fact or circumstance directly or indirectly arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industry in which the business operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any changes in applicable laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (vii) the announcement, pendency or completion of the Asset Sale, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with Sellers and the business; or (viii) any failure by the business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided further, however, that any condition, fact or circumstance referred to in clauses (i) through (iv) and (vi) above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent such condition, fact or circumstance has a disproportionate effect on the Sellers’ business compared to other participants in the industry in which the business operates.

The Asset Purchase Agreement also contains representations and warranties made by Buyer to the Sellers, including representations and warranties relating to:

•	organization, standing and power, and other corporate matters of Buyer;

•	authorization, execution, delivery and enforceability of the Asset Purchase Agreement and related agreements;

•	the absence of conflicts or violations under Buyer’s organizational documents, contracts, or law, and required consents and approvals;

•	brokerage and finders’ fees payable by Buyer with respect to the Asset Sale; and

•	the sufficiency of funds necessary to consummate the Asset Sale.

Indemnification

Pursuant to the Asset Purchase Agreement, the Sellers have agreed to jointly and severally indemnify and hold harmless Buyer, its affiliates and their respective officers, directors, employees, agents, successors and assigns against losses incurred by such parties arising from or in connection with:

•	the breach, untruth or inaccuracy of any representation or warranty of any Seller set forth in the Asset Purchase Agreement or in any certificate or document delivered pursuant thereto;

•	any breach or non-fulfillment by any Seller of any covenant or obligation set forth in the Asset Purchase Agreement or in any certificate or document delivered pursuant thereto;

•	any claim that is related to any known or unknown off-site environmental matter or any hazardous material personal injury;

•	any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with any Seller (or any person acting on any Seller’s behalf) in connection with the Asset Sale; or

•	any excluded liabilities.

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The indemnification obligations of the Sellers are subject to a $120,000 true deductible and a $3,600,000 indemnity cap. However, the deductible and cap on indemnification do not apply with respect to breaches of certain fundamental representations and warranties, breaches of covenants, tax matters, environmental matters, and certain other matters, all of which are subject to an overall cap equal to the purchase price. The representations and warranties set forth in the Asset Purchase Agreement generally survive for one year following the closing, with longer survival periods with respect to tax matters, environmental matters, and fundamental representations and warranties.

Any materiality, Material Adverse Effect or similar qualifier contained in a representation or warranty of the Sellers is disregarded for purposes of determining losses, but not for purposes of determining whether any breach, untruth or inaccuracy of such representation or warranty has occurred.

Conduct of Business Pending the Asset Sale

From the date of the Asset Purchase Agreement through the closing of the Asset Sale, each Seller has agreed to:

•	conduct its business only in, and not take any action except in, the ordinary course of business, except as expressly contemplated or required in the Asset Purchase Agreement;

•	comply with all applicable material laws and all material obligations under all material contracts (including the assumed contracts);

•	carry on the business (including managing its inventory) in substantially the same manner as it has up to and on the date of the Asset Purchase Agreement;

•	maintain the purchased assets in substantially the same condition as existed as of the date of the Asset Purchase Agreement, normal wear and tear excepted;

•	take all actions necessary and appropriate to deliver to Buyer title to the purchased assets free and clear of all encumbrances (other than certain permitted encumbrances);

•	use commercially reasonable efforts to obtain appropriate releases, consents, estoppels, certificates and other instruments as needed to lawfully transfer the purchased assets and assign the assumed contracts and the permits to Buyer;

•	keep in full force and effect, until the closing of the Asset Sale, certain insurance policies or other comparable insurance benefiting the purchased assets and the conduct of the business;

•	pay or otherwise satisfy its liabilities in the ordinary course of business; and

•	maintain and preserve its legal status in good standing.

In addition, during the same period, each Seller has also agreed not to take certain actions with respect to its business, including agreeing not to:

•	amend, modify, renew, or terminate any assumed contract without the prior consent of Buyer;

•	sell, assign, transfer, distribute or otherwise transfer or dispose of any of the purchased assets, except for Asset Sales in the ordinary course of business or of certain specified assets;

•	make a distribution of any equity or purchased assets, except in the ordinary course of business;

•	enter into any material transaction outside the ordinary course of business;

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•	take (or fail to take) any action that would (or could reasonably be expected to) result in any representation or warranty of the Sellers set forth in the Asset Purchase Agreement to be untrue or inaccurate in any material respect as of the closing of the Asset Sale; or

•	agree, authorize, resolve, arrange or commit to do any of the foregoing.

In addition, the Sellers have also agreed to certain other covenants, including covenants relating to (a) employee matters; (b) affording Buyer the opportunity to conduct a full and complete due diligence investigation; (c) seeking consents, approvals, authorizations and clearances required to consummate the Asset Sale, including promptly holding a meeting of the Company’s Shareholders and seeking Shareholder approval of the Asset Sale; (d) not competing with the business or soliciting customers, suppliers or employees for five years following the closing of the Asset Sale; (e) tax matters; (f) allowing Buyer to fully participate in negotiations with respect to the Permit and Agreed Order being negotiated with the Cabinet, not seeking to materially alter certain terms thereof, and using commercially reasonable efforts to promptly secure the Permit and Agreed Order; (g) paying, or causing to be paid, liabilities arising out of or attributable to any environmental claims related to the Chemetco Superfund site in Hartford, Illinois for which the Company or any of its affiliates is liable; (h) removing automotive shredder residue, certain other residue and dirt, a certain crane not being assumed by Buyer, and certain other excluded assets from the Sellers’ property; (i) changing Sellers’ names within 90 days following the closing of the Asset Sale to names that are not confusingly similar with those names included in the purchased assets; and (j) certain other matters set forth in the Asset Purchase Agreement.

Conditions to the Closing

Conditions to Sellers’ Obligations

The obligations of the Sellers to close the Asset Sale are subject to the satisfaction or waiver by the Company of certain conditions, including the following:

•	each of the representations and warranties of Buyer contained in the Asset Purchase Agreement shall be true, correct and complete in all material respects (disregarding for such purposes any qualifications or exceptions for, or reference to, materiality, Material Adverse Effect or similar expressions) on and as of the date of the Asset Purchase Agreement and, except where expressly limited to a specific date, on and as of the closing date of the Asset Sale;

•	each of the terms, covenants and agreements to be complied with or performed by Buyer on or before the closing of the Asset Sale shall have been complied with and performed in all material respects (disregarding for such purposes any qualifications or exceptions for, or reference to, materiality, Material Adverse Effect or similar expressions);

•	no governmental authority shall have taken or, to the knowledge of Sellers, threatened to take any action restraining or prohibiting the Asset Sale and as a result of which any Seller reasonably and in good faith deems it inadvisable to proceed with the Asset Sale, and there shall not be in effect any order restraining, enjoining or otherwise preventing consummation of the Asset Sale, provided that the parties to the Asset Purchase Agreement shall have used their respective commercially reasonable efforts to cause any such order to be vacated or lifted; and no proceeding shall have been instituted or threatened by any person to prohibit, restrain or delay the Asset Sale or otherwise challenge the power and authority of the parties to enter into the Asset Purchase Agreement or to carry out their obligations thereunder or the legality and validity of the Asset Sale;

•	the approval of the Asset Sale by the Company’s Shareholders shall have been obtained in accordance with applicable law and the organizational documents of the Company;

•	Buyer shall have delivered to the Company certain deliverables required to be delivered at the closing of the Asset Sale; and

•	the Permit and Agreed Order have been issued by the Cabinet, each on terms not materially different (in a manner adverse to Sellers with respect to the certain contemplated fines and penalties relating to noncompliance) from those being discussed with the Cabinet as of the date of the Asset Purchase Agreement.

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Conditions to Buyer’s Obligations

The obligations of Buyer to close the Asset Sale are subject to the satisfaction or waiver by Buyer of certain conditions, including the following:

•	each of the representations and warranties of Sellers contained in the Asset Purchase Agreement shall be true, correct and complete in all material respects (disregarding for such purposes any qualifications or exceptions for, or reference to, materiality, Material Adverse Effect or similar expressions) on and as of the date of the Asset Purchase Agreement and, except where expressly limited to a specific date, on and as of the closing date of the Asset Sale;

•	each of the terms, covenants and agreements to be complied with or performed by any Seller on or before the closing of the Asset Sale shall have been complied with or performed in all material respects (disregarding for such purposes any qualifications or exceptions for, or reference to, materiality, Material Adverse Effect or similar expressions);

•	no governmental authority shall have taken or, to the knowledge of Buyer, threatened to take any action restraining or prohibiting the Asset Sale and as a result of which Buyer reasonably and in good faith deems it inadvisable to proceed with the Asset Sale, and there shall not be in effect any order restraining, enjoining or otherwise preventing consummation of the Asset Sale, provided that the parties to the Asset Purchase Agreement shall have used their respective commercially reasonable efforts to cause any such order to be vacated or lifted; and no proceeding shall have been instituted or threatened by any person to prohibit, restrain or delay the Asset Sale or otherwise challenge the power and authority of the parties to enter into the Asset Purchase Agreement or to carry out their obligations thereunder or the legality and validity of the Asset Sale;

•	Buyer shall have obtained or received from the Sellers documentation or other evidence reasonably satisfactory to Buyer that Sellers or Buyer have received or will receive the consents, permits, approvals, authorizations and clearances required to be obtained in order for certain assumed contracts, real property leases and permits to be transferred to Buyer, and the Asset Sale to be lawfully consummated in all material respects;

•	the approval of the Asset Sale by the Company’s Shareholders shall have been obtained in accordance with applicable law and the organizational documents of the Company;

•	there shall have been no Material Adverse Effect;

•	Buyer shall have obtained or received from Sellers documentation or other evidence reasonably satisfactory to Buyer, issued by the Kentucky Department of Revenue, stating that no taxes are due by any Seller;

•	Sellers shall have delivered to Buyer certain deliverables required to be delivered at the closing of the Asset Sale; and

•	the Permit and Agreed Order have been issued by the Cabinet, each on terms not materially different (in a manner adverse to Buyer) from those being discussed with the Cabinet as of the date of the Asset Purchase Agreement.

Closing of the Asset Sale shall occur on the second business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the Asset Sale (other than those conditions with respect to actions the respective parties will take at the closing itself), or at such other time or place as the parties may mutually agree.

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Termination of the Asset Purchase Agreement

The Asset Purchase Agreement may be terminated, and the Asset Sale abandoned:

•	at any time before the closing of the Asset Sale, by mutual consent of Buyer and the Company without penalty or payment;

•	at any time before the closing of the Asset Sale, by Buyer, on the one hand, or the Company, on the other hand, in the event of a material breach of the Asset Purchase Agreement by the non-terminating party, which breach is not cured by the breaching party within 15 days following receipt of written notice of the alleged breach sent by the party alleging breach, provided that the terminating party shall not itself be in material breach of its representations, warranties, covenants or obligations under the Asset Purchase Agreement;

•	by Buyer, on the one hand, or the Company, on the other hand, if the closing of the Asset Sale shall not have taken place within 150 days following the date of the Asset Purchase Agreement, provided that the terminating party shall not be in material breach of its representations, warranties, covenants or obligations under the Asset Purchase Agreement; provided, however, that if all conditions to the closing of the Asset Sale other than certain conditions relating to the Permit and Agreed Order have been satisfied or are able to be satisfied as of such 150-day deadline, then the Company (if the Sellers’ closing condition relating to the Permit and Agreed Order has not been satisfied) or Buyer (if Buyer’s closing condition relating to the Permit and Agreed Order has not been satisfied) may extend the 150-day deadline for one additional 30-day period via notice in writing to the other party; or

•	at any time before the closing of the Asset Sale, by Sellers, if the Company’s Board withdraws its recommendation that the Company’s Shareholders approve the Asset Sale, cancels the meeting of the Company’s Shareholders at which approval of the Asset Sale was to be voted upon, and/or terminates the Asset Purchase Agreement at any time prior to the closing of the Asset Sale, in each case, after determining that recommending such Shareholder approval, holding such Shareholder meeting, or not terminating the Asset Purchase Agreement would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law (any such action of the Board, a “Board Termination”).

In certain circumstances set forth in the Asset Purchase Agreement relating to the issuance of the Permit and Agreed Order on terms materially different from those being discussed with the Cabinet as of the date of the Asset Purchase Agreement, the Asset Purchase Agreement requires senior executives of the Company and Buyer to work together in good faith for a period of 30 days to attempt to negotiate and resolve any outstanding issues relating to the Permit and Agreed Order; however, such requirement does not prevent the party with respect to whom such difference was materially adverse from terminating the Asset Purchase Agreement once the closing date deadline described above has passed.

Termination Fees and Expenses

Termination Costs

If Sellers terminate the Asset Purchase Agreement in connection with a Board Termination, then the Company shall pay to Buyer within five business days of such termination an amount equal to Buyer’s legal, consultant, advisory and other documented expenses incurred in connection with the Asset Sale. Such amount (the “Board Termination Costs”) shall not exceed $300,000.

Termination Fee

Additionally, if Sellers enter into an agreement with a third party to sell a controlling interest in the equity of the Company of all or substantially all of the purchased assets prior to or within 180 days following a termination of the Asset Purchase Agreement in connection with a Board Termination, then in addition to the Board Termination Costs, the Company shall also pay to Buyer within five business days of the later of such termination or the execution of such agreement an amount equal to $850,000 minus the Board Termination Costs (i.e., all previously paid Board Termination Costs will be credited against the $850,000 termination fee).

Expenses

Except as expressly set forth in the Asset Purchase Agreement, all expenses relating to the Asset Sale and the negotiation and preparation of the Asset Purchase Agreement will be borne by the party incurring such expense.

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Amendment and Waiver

The Asset Purchase Agreement may not be amended except in a written instrument executed by all parties to the Asset Purchase Agreement.

The waiver by any party of any breach or violation by another party of any provision of the Asset Purchase Agreement or of any right or remedy of the waiving party in the Asset Purchase Agreement (a) shall not waive or be construed to waive any subsequent breach or violation of the same provision, unless expressly contemplated in such waiver, (b) shall not waive or be construed to waive a breach or violation of any other provision, and (c) shall be in writing and may not be presumed or inferred from any party’s conduct. In addition to any other rights and remedies any party may have at law or in equity for breach of the Asset Purchase Agreement, each party shall be entitled to seek an injunction to enforce the provisions of the Asset Purchase Agreement.

Governing Law and Jurisdiction

The Asset Purchase Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdiction.

Each party to the Asset Purchase Agreement submits to the exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware, for purposes of all legal proceedings arising out of or relating to the Asset Purchase Agreement.

Shareholder Distributions

Assuming the Shareholders approve the Asset Sale, the timing and amount of any distributions to Shareholders upon consummation of the Asset Sale will depend upon, among other factors, the timing of the Company’s subsidiaries performing all of their obligations, the Company’s operating performance prior to closing of the Asset Sale and requirements and payment of all Company liabilities and obligations. See “Risk Factors” above.

If the Shareholders approve the Asset Sale, subject to the satisfaction of the liabilities of the Company and certain assumptions, the Company intends, although there can be no assurance, to provide for an initial distribution of between $8.3 million and $8.8 million in the aggregate, or approximately $1.00 to $1.06 per share of common stock based on an estimated 8,328,163 fully diluted shares of common stock outstanding. No distribution will be made if there is no closing. The amount of any future distribution will be determined by the Board. To the extent the closing occurs and the initial distribution is made, the Company intends to pay one or more future distributions but such distribution(s) and amount(s) will depend on the Company’s available cash, after reflecting any reserve for future contingent liabilities, operating costs and any other uses of cash.

The Company currently anticipates that the initial distribution to the Shareholders will occur within 30 days after the closing, assuming the Shareholders approve the Asset Sale and that the Asset Sale is consummated.

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Effects of the Transaction

If we complete the Asset Sale and our Shareholders approve the Plan of Dissolution, we will cease to do business and will not engage in any business activities except for the purpose of paying any debts and obligations, distributing the remaining assets to Shareholders, and doing other acts required to liquidate and wind up our business and affairs. However, the Company will need to continue its corporate existence until the escrowed portion of the purchase price is released and the liquidation of the Company is completed. Upon consummation of the Asset Sale, in order to reduce costs and maximize the assets available to our Shareholders, the Company intends to terminate the registration of its common stock under the Exchange Act pursuant to Section 12(g)(4) of the Exchange Act. The deregistration of the Company does not require Shareholder approval and will not be voted on at the Annual Meeting of the Shareholders.

When the Company deregisters its common stock, it may be more difficult (or even impossible) for Shareholders to sell shares of Company common stock held by them.

The following table sets forth management’s estimates of the potential use of the proceeds from the Asset Sale in determining the initial distribution. As noted above, following an initial distribution, the Company intends to pay one or more future distributions but such distribution(s) and amount(s) will depend on the Company's available cash, after reflecting any reserve for future contingent liabilities, operating costs and any other uses of cash.

Cash purchase price	$23,300,000
Contribution to Chemetco Superfund escrow	(100,000)
Contribution to net working capital escrow	(600,000)
Payoff of capital leases and third-party debt (1)	(8,463,000)
Payoff of related party debt (1)	(1,004,000)
Liabilities retained, net of assets retained	(236,000)
Closing costs (2)	(1,050,000)
Executive severance (3)	(317,000)
Non-executive retention and severance (4)	(300,000)
Post-closing dissolution costs (5)	(590,000)
Contingencies (6)	(2,250,000)
Available for distribution (7)	$8,390,000

(1)	Represents balances shown on the Company’s June 30, 2019 balance sheet.

(2)	Represents estimated fees related to the Asset Sale and associated with investment banker, fairness opinion, legal and proxy advisor.

(3)	Represents estimated amounts due under Mr. Phillips’ employment agreement. See “Proposal No. 5 - Severance Payments Proposal” for further detail.

(4)	Represents estimated amounts to be paid to employees under various retention and severance agreements related to the Asset Sale.

(5)	This amount represents estimated costs associated with post-transaction wind up, including post-closing insurance, professional fees and other dissolution costs.

(6)	Represents contingencies for unidentified costs, estimated purchase price adjustments, additional wind up expenses and estimated operating losses from August 16, 2019 through the date of closing of the Asset Purchase Agreement.

(7)	Represents the Company’s best estimate of net cash available for the initial distribution.

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Appraisal Rights

Under Florida law, holders of shares of Company common stock are not entitled to appraisal rights in connection with the Asset Sale or the Plan of Dissolution.

Certain U.S. Federal Income Tax Considerations

The proposed Asset Sale will be a transaction taxable to the Company for U.S. federal income tax purposes. In general, the Company will recognize taxable gain in an amount equal to the difference, if any, between (i) the total amount realized by the Company on the Asset Sale and (ii) the Company’s aggregate adjusted tax basis in the assets sold. The total amount realized by the Company on the Asset Sale will equal the cash the Company receives in exchange for the assets sold, plus the amount of related liabilities assumed by the Buyer or cancelled in the transaction, less certain transaction costs. The Company expects that a portion of the taxable gain recognized on the Asset Sale will be offset by current year losses from operations and available net operating loss carry forwards, as currently reflected on our consolidated U.S. federal income tax returns. However, the Company believes that a significant portion of its net operating loss carry forwards will never be fully utilized and expire unused.

Shareholders will not be subject to U.S. federal income tax on the Asset Sale. However, as discussed below, Shareholders will be subject to U.S. federal income tax upon the receipt of any distribution of Asset Sale proceeds made by the Company to the Shareholders.

Management Changes

Our Named Executive Officers will no longer serve as officers or employees of the Company. Our directors will continue in their current roles following the completion of the Asset Sale.

Surrender of Stock Certificates

Subsequent to the Final Record Date, the Company may at its election require Shareholders to surrender certificates representing their shares of common stock in order to receive subsequent distributions. Shareholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates is required, all distributions otherwise payable by the Company to Shareholders who have not surrendered their stock certificates may be held in trust for such Shareholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a Shareholder's certificate evidencing the common stock has been lost, stolen or destroyed, the Shareholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

The Board recommends a vote “FOR” the Asset Sale Proposal.

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PROPOSAL NO. 3 - DISSOLUTION

Pursuant to the terms of the Plan of Dissolution (the “Plan of Dissolution”) that is described in this proxy statement, attached as Annex B and incorporated by reference into this proxy statement, the Company will dissolve and wind up its affairs in order to maximize Shareholder value (the “Dissolution”). Completion of the Dissolution is conditioned on approval of the Plan of Dissolution.

The following disclosure contains a summary of the material terms and conditions of the Plan of Dissolution. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Plan of Dissolution. This summary does not purport to be complete and may not contain all of the information about the Plan of Dissolution that is important to you. We encourage you to read the Plan of Dissolution carefully and in its entirety.

Reasons for the Plan of Dissolution

In considering adopting a Plan of Dissolution, the Board considered the terms of the Plan of Dissolution and the dissolution process under Florida law, as well as other available strategic options. In approving the Plan of Dissolution, the Board considered a number of factors, including but not limited to, the factors described elsewhere in this proxy statement as well as the following factors:

•	The viability of the Company's business model following the Asset Sale, which constitutes substantially all of the Company's revenue-producing assets, and the costs and time that would be required to alter the Company's current business structure following the Asset Sale, and, assuming the completion of the Asset Sale, the Company would have limited assets with which to generate operating revenue and likely will have retained only those employees required to wind up its corporate existence;

•	The determination by the Board that continuing to operate is not reasonably likely to create greater value for the Shareholders than the value that may be obtained for the Shareholders pursuant to the complete dissolution of the Company;

•	That the Dissolution and liquidation provides Shareholders with an opportunity to potentially monetize their investment in the Company and allows the Company to distribute the maximum amount of cash to the Company’s Shareholders from the Asset Sale;

•	The potential tax benefits of making distributions to Shareholders pursuant to the Plan of Dissolution;

•	The costs associated with the Company’s operations, including accounting, legal and other expenses in connection with required filings with the SEC and required to support the day-to-day operations of the Company following the closing of the Asset Sale;

•	The terms and conditions of the Plan of Dissolution, including the provisions that permit the Board to modify or abandon the Plan of Dissolution before its effective time without further action by the Company’s Shareholders to the extent permitted by the FBCA;

•	The costs of retaining the personnel necessary to administer and manage the Company’s assets and retained liabilities during the winding up period.

The Board also considered certain material risks or potentially adverse factors in making its determination and recommendation, including, but not limited to, the following:

•	The uncertainty of the timing, nature and amount of any proceeds and distributions to Shareholders, including the risk that the need to resolve or otherwise address contingent liabilities and the potential emergence of additional liabilities or contingent obligations during the dissolution process could significantly delay, reduce or prevent any distributions to the Shareholders;

•	That following approval of the Plan of Dissolution, the Board may authorize transactions thereafter with which the Shareholders may not agree;

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•	The risk that Shareholders may be required to repay some, or all, of the amounts distributed to them by the Company pursuant to the Plan of Dissolution if unknown or unanticipated claims arise against the Company during the winding up period;

•	The risk that the directors of the Company may be held personally liable for the unpaid portion of any claims against the Company if they fail to comply with the statutory procedures for the dissolution of the Company, including the payment of claims against the Company;

•	Potential changes in applicable laws (including tax laws) and regulations;

•	The risk that the IRS could treat any liquidating distributions as an ordinary dividend and that Shareholders could receive less favorable tax treatment with respect to the distribution than is currently anticipated;

•	The risk that the amounts available for distribution to Shareholders may be significantly less than the Company’s estimates due to the Company’s operating performance before the closing of the Asset Sale or due to unknown or contingent liabilities or increases in the costs and expenses related to settling the Company’s and its subsidiaries’ liabilities and winding up their respective businesses;

•	The fact that, if the Shareholders approve the Plan of Dissolution, they may not be permitted to transfer their shares of common stock after a date to be determined by the Board in its discretion, subject to applicable law;

•	The risks related to the fact that the Company will not retain certain of its current officers and employees and that, if necessary, the Company may be unable to attract employees to conduct the winding up process;

•	The interests of current and former directors and executive officers in the Asset Sale and the Dissolution, including the Company’s continuing indemnification obligations to certain directors and officers during the winding up period and the compensation that will be received by employees conducting the winding up process;

•	That the Dissolution prevents the Company from entering into any future strategic business transaction that could enhance Shareholder value; and

•	The other risks described under “Risk Factors.”

Timing and Effect of Dissolution and Business Activities During Dissolution

The Board approved the Plan of Dissolution on August 16, 2019. The Dissolution is conditioned on obtaining approval of the Plan of Dissolution from the holders of a majority of the outstanding shares of our common stock entitled to be cast at the annual meeting.
If the Dissolution is approved but (i) the Asset Sale is not authorized by the Shareholders or (ii) the Asset Sale is not consummated, then the Board of Directors does not expect to proceed with the Dissolution. In that event, the Board of Directors, in discharging its fiduciary obligations to the Shareholders, would evaluate other strategic alternatives that may be available, which alternatives may not be as favorable to the Shareholders as the Asset Sale and the Dissolution together. This may include remaining an operating company, which may reduce amounts available to Shareholders in the event of a later dissolution.
If the Shareholders do not approve the Plan of Dissolution, the Company will still complete the Asset Sale if it is authorized by the Shareholders and the other conditions to closing of the Asset Sale are satisfied or waived. In that case, the Company will have transferred all of its operating assets to Buyer and have no operations to generate revenue. The Board of Directors would likely continue to ask the Shareholders to approve the Plan of Dissolution, in a separate special meeting of Shareholders called for that purpose. In any event, with no assets with which to generate revenues and no Plan of Dissolution approved, the Company would use the cash received from the Asset Sale, as well as other cash, to pay off indebtedness, and pay ongoing operating expenses. The Company would have no material business or operations after the Asset Sale and will have retained only those employees required to maintain its corporate existence, satisfy any public company reporting obligations and wind down the Company. The Board of Directors would evaluate its alternatives under Florida law.
Assuming closing of the Asset Sale and approval by our Shareholders of the Dissolution proposal, we expect that the Plan of Dissolution would begin with the filing of our Articles of Dissolution with the Secretary of State of the State of Florida and end with the final liquidating distribution to Shareholders.
For additional information regarding the potential impact of the Dissolution, see “Proposal No. 2 - Asset Sale - 'Effects of the Transaction.'”
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Appraisal Rights
Under Florida law, holder of shares of Company common stock are not entitled to appraisal rights in connection with the Plan of Dissolution.
Certain U.S. Federal Income Tax Considerations
The following is a general summary of certain U.S. federal income tax consequences of the Dissolution to our Shareholders. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, judicial decisions and administrative rulings as of the date of this proxy statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect.
This summary does not address any state, local or foreign tax consequences that may be relevant to particular Shareholders in light of their individual circumstances or to Shareholders who are subject to special rules.  This discussion also does not address the U.S. federal income tax consequences of our Shareholders who do not hold our stock as a capital asset.  This summary is for general information only, is not tax advice, and may not address all the considerations that may be significant to you.
The Company intends that the Plan of Dissolution constitute a plan of “complete liquidation,” and that distributions made pursuant to the Plan of Dissolution constitute distributions made in “complete liquidation” of the Company. The approval of the Plan of Dissolution, however, does not ensure any distributions we make will be treated as distributions in “complete liquidation” by the Internal Revenue Service (“IRS”).
We have not requested a ruling from the IRS with respect to the anticipated tax consequences of the Dissolution. If any of the anticipated tax consequences described in this proxy statement proves to be incorrect, the result could be increased taxation at the corporate and/or Shareholder level, thus reducing the benefit to Shareholders and us from the Dissolution and distributions. Tax considerations applicable to particular Shareholders may vary with and be contingent upon the Shareholder’s individual circumstances.
As a result of the Dissolution, for U.S. federal income tax purposes, Shareholders will recognize gain or loss equal to the difference between (a) the sum of the amount of cash distributed to them and the aggregate fair market value of any property (other than cash) distributed to them, and (b) their tax basis for their shares of Company common stock. A Shareholder’s tax basis in shares of Company common stock will depend upon various factors, including the Shareholder’s cost and the amount and nature of any distributions received with respect thereto. Any loss generally will be recognized only when the final distribution from the Company has been received, which may be years after our dissolution, and if the Shareholder is still the owner of the shares of Company common stock.
Shareholders may not be able to recognize a loss for federal income tax purposes until they receive a final distribution from us, which is not expected to occur until 2020 at the earliest and could be years from now.
Even if our Shareholders approve the Asset Sale and the Plan of Dissolution, the IRS may not treat the distributions to our Shareholders as distributions in complete liquidation. The tax treatment of any liquidating distributions may vary from Shareholder to Shareholder. You are urged to consult your own tax advisor and should not rely on the discussions of tax treatment in this proxy statement for tax advice.
Surrender of Stock Certificates

Subsequent to the Final Record Date, the Company may at its election require Shareholders to surrender certificates representing their shares of common stock in order to receive subsequent distributions. Shareholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates is required, all distributions otherwise payable by the Company to Shareholders who have not surrendered their stock certificates may be held in trust for such Shareholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a Shareholder's certificate evidencing the common stock has been lost, stolen or destroyed, the Shareholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

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PROPOSAL NO. 4 - NAME CHANGE

At the Meeting, the Shareholders will be asked to vote upon a proposal to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to change the Company’s corporate name to Recycling Asset Holdings, Inc. (the “Name Change”), if the Shareholders also approve the Asset Sale. The reason for the Name Change is that the Company’s corporate name is one of the assets being sold to the Buyer pursuant to the Asset Sale.

The Name Change is conditional and will be effective only upon the closing of the Asset Sale. If the Asset Sale does not occur, an amendment to the Company’s Amended and Restated Articles of Incorporation to effect the Name Change will not be filed with the Florida Secretary of State and the Company’s name will not change.

If the Name Change is approved by the Shareholders and if the Asset Sale is consummated, the Article I of the Company’s Amended and Restated Articles of Incorporation will be amended to read as follows:

“The name of the Corporation is: Recycling Asset Holdings, Inc.”

The Name Change will become effective upon filing a Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation, which filing will be made on the closing date of the Asset Sale, or such other date agreed by the Company and the Buyer.

We will submit notification to NASDAQ regarding the Name Change in advance of the closing, pursuant to its requirements.

Following implementation of the Name Change, Shareholders should continue to hold their existing stock certificates representing common stock. Shareholders will not be required to tender their old stock certificates in exchange for new certificates with the new name. Shareholders should not destroy any stock certificates and should not deliver any stock certificates to the transfer agent.

Approval of the amendment to the Company’s Amended and Restated Articles of Incorporation to effect the Name Change requires the number of votes cast at the annual meeting in favor of such proposal to exceed the number of votes cast opposing such proposal.

The Board recommends a vote “FOR” the Name Change Proposal.

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PROPOSAL NO. 5 - SEVERANCE PAYMENTS PROPOSAL

Severance Payments Triggered by the Asset Sale
On March 26, 2018, the Company entered into an Amended & Restated Employment Agreement (the “Employment Agreement”) with Todd L. Phillips, Chief Executive Officer, President and Chief Financial Officer, in each case effective as of January 1, 2018. Under the Employment Agreement, in the event of the termination of Mr. Phillips by the Company (including by non-renewal) without Cause (as defined in the Employment Agreement), Mr. Phillips will receive continued payment of his Base Salary and COBRA Premiums (as defined in the Employment Agreement) for twelve (12) months following such termination, each on the Company’s regular payroll schedule (the “Severance Payments”). In its discretion, the Board may determine to accelerate the Severance Payments into a lump sum payment. Pursuant to the Employment Agreement, payment of the Severance Payments to Mr. Phillips is expressly conditioned on Mr. Phillips’ execution and nonrevocation of a Release (as defined in the Employment Agreement) of the Company and its Affiliates (as defined in the Employment Agreement) in a form satisfactory to the Company.
Upon approval of the Asset Sale proposal by the Shareholders, the Company anticipates providing Mr. Phillips with written notice of its intent to terminate the Employment Agreement upon consummation of the Asset Sale, with such termination triggering Severance Payments only once.
On March 28, 2018 and March 15, 2019, the Company granted 40.6 thousand restricted stock units (“RSUs”) and 78.7 thousand RSUs, respectively, to Mr. Phillips under the Long Term Incentive Plan adopted in 2009 ("LTIP") pursuant to certain Restricted Stock Unit Grant Agreements (“RSU Agreements”). The grant date fair value of each RSU is based on the Company's closing common stock price as of the grant date. For book accounting purposes, the grant date fair value of RSUs granted on each of the two noted dates was $100.0 thousand and was recognized an as expense beginning in the quarter after grant and continuing over the 36-month vesting period. Each RSU represents the right to receive one share of the Company's common stock upon the vesting of the RSU, subject to the terms and conditions set forth in the RSU Agreements and the LTIP. Pursuant to the RSU Agreements, in the event a Change of Control (as defined in the RSU Agreements) occurs both before completion of the Service Period (as defined in the RSU Agreements) and before a Termination of Service (as defined in the RSU Agreements), the number of RSUs subject to the Award(s) (as defined in the RSU Agreements) that have not yet vested shall vest and become nonforfeitable on the date of the Change of Control.
On March 28, 2018 and March 15, 2019, the Company awarded options to purchase 31.0 thousand shares and 62.1 thousand shares (the “Options”), respectively, of the Company's common stock to Mr. Phillips. The Options are scheduled to vest over a three-year period, with 1/3 vesting on the first anniversary of the grant date and 1/3 every twelve months thereafter until the three-year anniversary of the grant date. The exercise price per share of the options granted on March 28, 2018 is $2.46, the fair value of the underlying common stock as of the grant date, with those options expiring March 26, 2023. The exercise price per share of the options granted on March 15, 2019 is $1.27, the fair value of the underlying common stock as of the grant date, with those options expiring March 15, 2024. Pursuant to the Non-Incentive Stock Option Agreements (“Option Agreements”) governing the foregoing option awards, upon the occurrence of a Change in Control (as defined in the Stock Option Agreements), the options shall become fully exercisable and will expire if not exercised by the date set by the Company.
The consummation of the Asset Sale will constitute a Change of Control under the RSU Agreements and a Change in Control under the Option Agreements (with the accelerated vesting of the RSUs and the Options triggered only once).
By virtue of his status as interim Chief Executive Officer of the Company during a part of 2018, Mr. Oliver is deemed a Named Executive Officer. Mr. Oliver did not receive any compensation in connection with his service as our interim Chief Executive Officer. Mr. Oliver will not receive severance payments or any other compensation in connection with the Asset Sale.

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The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K promulgated by the SEC, which requires disclosures of information about certain compensation for the Company’s Named Executive Officers that is based on or otherwise relates to a Change of Control. Please note that the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described below, and do not reflect certain compensation actions that may occur before a Change of Control. For purposes of calculating the amounts set forth below, we have assumed that a Change of Control occurred on December 31, 2018.

Name	Cash ($)(1)	Equity ($)(2)	Pension NQDC ($)	Perquisites Benefits ($)(3)	Tax Reimbursement ($)	Other ($)	Total ($)(4)
Todd L. Phillips	$300,000	$133,712	$—	$17,571	$—	$—	$451,283

Orson Oliver	$—	$—	$—	$—	$—	$—	$—

(1)	The cash payment reflected in this column is severance pay under the terms of Mr. Phillips’ Employment Agreement based on his salary of $300,000.

(2)	Equity amounts include 119,386 RSUs valued at $1.12 per share, the closing price per share as of December 31, 2018. The Options are not reflected in this table as they are not considered in-the-money based on the closing price per share of $1.12 as of December 31, 2018 and the strike prices per share of $2.46 and $1.27, respectively.

(3)	Benefits include projected COBRA Premiums for twelve (12) months based on current benefit elections and the Company's current COBRA costs.

(4)	Includes all amounts described in footnotes (1) through (3) above.

Advisory Vote on Specified Compensation

In accordance with Section 14A of the Exchange Act, the Company is providing Shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that will or may become payable to Mr. Phillips that is based on or otherwise relates to the Asset Sale, the value of which is described in “Severance Payments Triggered by the Asset Sale” table included above. As required by Section 14A of the Exchange Act, the Company is asking Shareholders to vote on the adoption of the following resolution:
“RESOLVED, that the Shareholders approve, on an advisory (non-binding) basis, the agreements or understandings with and items of severance compensation payable to the Named Executive Officers that are based on or otherwise relate to the Asset Sale, as disclosed in the section of the proxy statement entitled “Severance Payments Triggered by the Asset Sale.”
The vote on executive compensation payable in connection with the Asset Sale is a vote separate and apart from the vote on the proposal to approve the Asset Sale. Accordingly, you may vote to approve such executive compensation and vote not to approve the Asset Sale and vice versa. Because the vote to approve the executive compensation is advisory in nature only, it will not be binding on the Company. Because the Company is contractually obligated to pay such executive compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the proposal to approve the Asset Sale is approved and regardless of the outcome of the advisory vote.
Vote Required and Board Recommendation
Approval of the advisory resolution on executive compensation that will or may become payable to the Named Executive Officers in connection with the Asset Sale requires that the number of votes cast at the Annual Meeting of the Shareholders in favor of such proposal exceeds the number of votes cast opposing such proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
The Board recommends that you vote “FOR” the Severance Payments Proposal.

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PROPOSAL NO. 6 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected MCM CPAs & Advisors LLP as the independent registered public accountants of our accounts for the fiscal year ending December 31, 2019. This selection will be presented to Shareholders for ratification at the annual meeting. If the Shareholders fail to ratify this selection, the Audit Committee will reconsider the matter of the selection of the independent registered public accountants. One or more representatives of MCM CPAs & Advisors LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions. We will deem the selection of MCM CPAs & Advisors LLP ratified if the votes cast in favor of the proposal exceed the votes cast against the proposal. We will not count abstentions and broker non-votes as votes cast either for or against the proposal, so they will have no effect on the outcome of the proposal.

The Board will present the following resolution to the meeting:

“RESOLVED, that the selection by the Audit Committee of the Board of Directors of MCM CPAs & Advisors LLP as the independent registered public accounting firm to audit the books of account and other corporate records of the Company for 2019 is ratified.”

The Board recommends a vote “FOR” the ratification of the independent registered public accounting firm MCM CPAs & Advisors LLP.

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PROPOSAL NO. 7 - SAY-ON-PAY

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires us to give our Shareholders an opportunity to vote, on an advisory (non-binding) basis, regarding the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules. This proposal, commonly known as a “say-on-pay” proposal, gives our Shareholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation philosophy, policies and practices described in this proxy statement.

As discussed in this proxy statement, the objectives of our executive compensation program are:

•	To recruit, retain and motivate highly qualified executives for the Company;

•	To differentiate compensation based on individual responsibilities and performance;

•	To align the interests of the Company's executive officers with the Company's Shareholders in long-term Shareholder value creation; and

•	Avoid unnecessary or excessive risk taking that could harm the long-term value of the Company

We encourage you to carefully review the Executive Compensation Discussion and Analysis, tabular compensation disclosures and related narrative disclosures of this proxy statement. The Board of Directors believes that the Company's compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of Shareholders. In accordance with Section 14A of the Securities Exchange Act, Shareholders may vote to approve or not approve the resolution below on the compensation of the Company's Named Executive Officers:

"RESOLVED, that the Shareholders approve the compensation of the Company's Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosure set forth under the caption Executive Compensation Discussion and Analysis of the proxy statement for the 2019 annual meeting of Shareholders, pursuant to Regulation S-K Item 402(m) through (q)."

Although the vote is advisory in nature and therefore not binding on the Company, the Board and the Compensation Committee will review the voting results. The Board and the Compensation Committee will consider the compensation paid to the Company's executive officers approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. We will not count abstentions or broker non-votes as votes cast either for or against the proposal, so they will have no effect on the outcome. If there are a significant number of negative votes, the Compensation Committee will seek to understand and consider the concerns that influenced the vote in making future decisions about executive compensation programs.

The Board recommends that you vote "FOR" the Say-on-Pay proposal.

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 PROPOSAL NO. 8 - SAY-ON-FREQUENCY

As required by Section 14A of the Securities Exchange Act, Shareholders may vote on the resolution below regarding how often the Company will conduct a Shareholder advisory vote to approve executive compensation. You may vote on whether you prefer an advisory vote every one, two, or three years, or you may abstain from voting.

"RESOLVED, that the Company should include an advisory vote on approval of the compensation of the Company's Named Executive Officers, as required by Section 14A of the Securities Exchange Act, at the interval selected."

The Board recommends that you vote to hold an advisory vote to approve executive compensation every one year. As described in the Compensation Discussion and Analysis, a fundamental objective of the Company's executive compensation is to align the interests of the Company's executives with its Shareholders in long-term Shareholder value creation.

Although this vote is advisory in nature and therefore not binding on the Company, the Board and the Compensation Committee will consider the results of the vote in determining the frequency with which advisory votes on executive compensation will be conducted. The Board and the Compensation Committee will consider the frequency choice receiving the plurality of the votes cast as the Shareholders' selection of the frequency of advisory votes on executive compensation.

The Board recommends a vote "FOR" voting "EVERY ONE YEAR" on the advisory of frequency of the advisory approval of executive compensation.

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PROPOSAL NO. 9 - ADJOURNMENT

If at the annual meeting of Shareholders, the Board determines it is necessary or appropriate to adjourn the annual meeting, we intend to move to vote on the Adjournment proposal. For example, the Board may make such a determination if the number of shares of Company’s common stock represented and voting in favor of the Asset Sale proposal at the annual meeting is insufficient to adopt the Asset Sale proposal, or if the number of shares of Company’s common stock represented and voting in favor of the Dissolution proposal at the annual meeting is insufficient to adopt the Dissolution proposal. If the Board determines that it is necessary or appropriate, we will ask our Shareholders to vote only upon (i) the Adjournment proposal and not the other proposals, or (ii) for example, the Asset Sale proposal, the Severance Payments proposal and the Adjournment proposal but not the Dissolution proposal if the number of shares of Company’s common stock represented and voting in favor of the Asset Sale proposal is sufficient to adopt the Asset Sale proposal but the number of shares of Company’s common stock represented and voting in favor of the Dissolution proposal is insufficient to adopt the Dissolution proposal.

In this proposal, we are asking you to authorize the holder of any proxy solicited by the Board to vote in favor of the Adjournment proposal. If the Shareholders approve the Adjournment proposal, we could adjourn the annual meeting and any adjourned session of the annual meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Shareholders that have previously voted against the Asset Sale proposal or the Dissolution proposal. Among other things, approval of the Adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Asset Sale proposal or the Dissolution proposal to defeat the respective proposals, we could adjourn the annual meeting without a vote on the Asset Sale proposal and the Dissolution proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Asset Sale proposal and the Dissolution proposal. Additionally, we may seek to adjourn the annual meeting if a quorum is not present or otherwise at the discretion of the chairman of the annual meeting.

Vote Required and Board Recommendation

The Adjournment proposal will be approved if a majority of the shares of the Company’s common stock, present in person or represented by proxy and entitled to vote on the subject matter, vote in favor of the proposal, whether or not a quorum is present.

The Board recommends that you vote “FOR” the Adjournment proposal.

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VOTING SECURITIES

Only Shareholders of record at the close of business on October [●], 2019 are entitled to vote at the annual meeting or any adjournments thereof. As of the record date, there were 8,160,777 shares of our common stock outstanding and entitled to vote. Each share of common stock entitles the holder to one vote on all matters presented at the annual meeting.

The following table sets forth information regarding beneficial ownership of our common stock as of October [●], 2019 for (i) each of our Named Executive Officers (as defined herein) and directors, (ii) each person known to management to own of record or beneficially more than five percent of our outstanding shares, and (iii) all of our executive officers and directors as a group.

Name and Address	Amount and Nature of Beneficial Ownership (1)(2)(3)		Percentage of Class (1)(3)

Directors and Officers:
Orson Oliver 7100 Grade Lane Louisville, KY 40213	1,882,683	(4)	23.07%	(4)

Todd L. Phillips	96,076	(5)	1.18%	(5)

Albert Cozzi	136,980		1.68%

William Yarmuth	17,181		*

Vince Tyra	13,228		*

All directors and executive officers as a group	2,146,148	(6)	26.27%	(6)

* denotes less than 1% ownership

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Name and Address	Amount and Nature of Beneficial Ownership (1)(2)(3)		Percentage of Class (1)(3)

Other Beneficial Ownership over 5%:
Recycling Capital Partners, LLC 295 S. Commerce Drive Waterloo, IN 46793	857,143	(7)	10.50%	(7)

Daniel M. Rifkin 295 S. Commerce Drive Waterloo, IN 46793	857,143	(7)	10.50%	(7)

Harry Kletter Family Ltd Ptnsp 7100 Grade Lane Louisville, KY 40213	750,000	(8)	9.19%	(8)

K&R, LLC 7100 Grade Lane Louisville, KY 40213	549,168	(8)	6.73%	(8)

Kletter Family Trust 7100 Grade Lane Louisville, KY 40213	517,788	(8)	6.34%	(8)

David Russell P.O. Box 280481 Northridge, CA 91328	795,197	(9)	9.74%	(9)

* denotes less than 1% ownership

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(1)

The table reflects share ownership and the percentage of such share ownership as of October [●], 2019. We have determined the percentages on the basis of 8,160,777 shares of our common stock issued and outstanding and exclusive of 30,690 shares of common stock held as Treasury stock.

(2)	Except as otherwise indicated, each person or entity shown has sole voting and investment power with respect to the shares of common stock beneficially owned by him, her or it.

(3)

Based upon information furnished to the Company by the named persons, information contained in filings with the SEC, and information in our Shareholder records. Under the rules of the SEC, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days, and such shares are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. However, we do not consider shares of which beneficial ownership can be acquired within 60 days to be outstanding when we calculate the percentage ownership of any other person.

(4)

Includes 20,025 shares held in trusts for Mr. Oliver's daughter and minor grandchildren for which Mr. Oliver is the trustee. Also includes 517,788 shares held by Kletter Family Trust of which Mr. Oliver has voting authority, 750,000 shares owned by The Harry Kletter Family Limited Partnership of which Mr. Oliver is general partner and 549,168 shares owned by K&R, LLC which is controlled by Mr. Oliver, of which all shares are pledged as security for commercial bank loans.

(5)	Includes options to purchase 10,347 shares exercisable within 60 days of October [●], 2019.

(6)	Includes the options and restricted stock units described in note 5 above with respect to 10,347 shares.

(7)

Based on information set forth on Schedule 13D/A filed with the SEC on October 14, 2014. As sole manager of Recycling Capital Partners, LLC, Daniel M. Rifkin shares voting and dispositive power over these shares.

(8)	Included in shares beneficially owned by Orson Oliver as described in footnote 4 above.

(9)

Based on information obtained via email confirmation on September 18, 2019 from David Russell. Includes the following beneficially owned shares of our common stock: 96,802 shares held in a trust, 102,588 shares held in custodial accounts for Dr. Russell's minor children and 179,740 shares held in various retirement plans for Dr. Russell's benefit.

On June 13, 2014, in connection with a Securities Purchase Agreement, the Company and Recycling Capital Partners, LLC (the “Investor”) entered into a Director Designation Agreement (the "Director Designation Agreement") pursuant to which the Investor has the right to designate, and require the Company's Board to appoint, up to two directors (each, a "Designated Director"). As of the date of this proxy statement, the Investor had the right, which has not been exercised, to designate one director. A Designated Director will hold office until (i) his or her term expires and such Designated Director's successor designated by the Investor has been appointed or (ii) such Designated Director's earlier death, disability, disqualification, resignation or removal, and the Investor has the right to appoint any successor to such Designated Director. The Investor's designation rights terminate at such time that the Investor and its affiliates collectively hold less than 5% of the Company's outstanding common stock. Pursuant to the Director Designation Agreement, the Company and the Investor agreed that the designation and appointment of the Designated Director nominees will not violate applicable law and will not cause the Company to become delisted from any securities exchange or other trading market.

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INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as set forth herein, the Company is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director, executive officer or any associate or affiliate of any of the foregoing in any matter, to be acted upon at the Meeting.

Orson Oliver is the beneficial owner of 20,025 shares held in trusts for Mr. Oliver's daughter and minor grandchildren for which Mr. Oliver is the trustee, 517,788 shares held by the Kletter Family Trust (the “Trust”) of which Mr. Oliver is trustee, 750,000 shares owned by The Harry Kletter Family Limited Partnership (the “Partnership”) of which Mr. Oliver is general partner, and 549,168 shares owned by K&R, LLC (“K&R”) which is controlled by Mr. Oliver, of which all shares are pledged as security for commercial bank loans. K&R and 7100 Grade Lane, LLC, (“7100 LLC”) an entity related to the Trust, the Partnership and K&R, will receive an early payoff of amounts due from the Company under certain notes as a result of the Asset Sale, as more fully described in “Certain Relationships and Related Transactions.”

Under the All Net Lease (the "Lease") dated as of October 1, 2017, the Company leases a portion of its Louisville, Kentucky facility from 7100 LLC, an entity controlled by Kletter Holding LLC, of which Mr. Oliver is the sole manager. The Company is aware of ongoing negotiations between Buyer and 7100 LLC regarding the possible sale of property leased by the Company; the Company is not a party to the negotiations. These negotiations began following the public announcement of the execution of the Asset Purchase Agreement. The Company has a right of first refusal under the Lease for any real estate sale transaction. Assuming the Company does not exercise its right of first refusal and the real estate is sold to Buyer, the Company would not receive any proceeds from such sale or otherwise have an interest in the transaction.

Todd L. Phillips, our Chief Executive Officer, President and Chief Financial Officer, will receive certain severance payments and accelerated vesting of certain equity grants as a result of the Asset Sale. Pursuant to his employment agreement with the Company, Mr. Phillips would be entitled to certain severance payments if terminated following the consummation of the Asset Sale. These potential severance payments are described in more detail in the section entitled “Severance Payments Triggered by the Asset Sale” beginning on page 51 of this proxy statement.

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

In accordance with SEC regulations, the following table summarizes the compensation awarded to, paid to, or earned by all persons who served as our principal executive officer during 2018 (collectively the "Named Executive Officers"). No other persons served as executive officers during 2018.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Orson Oliver (1)	2018	$—	$—	$25,000	$—	$—	$50,000	$75,000	(1)
Interim Chief Executive Officer	2017	—	—	—	—	—	37,500	37,500	(1)

Todd L. Phillips (2)	2018	$300,000	$185,954	$100,000	$50,000	$—	$—	$635,954	(2)
Chief Executive Officer, President and Chief Financial Officer	2017	220,000	110,000	—	—	125,000	—	455,000	(2)

(1)

Mr. Oliver was appointed interim CEO in June 2013 and he resigned his position in March 2018. He did not receive any compensation for serving in this role. Amounts reflect director's fees earned of $75.0 thousand in 2018 and $37.5 thousand in 2017.

(2)	Mr. Phillips was appointed Chief Financial Officer on December 31, 2014, President in September 2016 and Chief Executive Officer in March 2018, all of which positions he currently holds. In 2018, Mr. Phillips became a member of the Board of Directors. He does not receive any compensation for serving as a director. Amounts shown under Bonus represent cash bonuses awarded to Mr. Phillips during 2018 and 2017. The cash bonus was formula based in 2018 and discretionary in 2017. Amount shown under Non-Equity Incentive Plan Compensation represents a retention bonus earned by Mr. Phillips during 2017. See Annual Incentive Bonuses section below for further detail.

(3)	Amounts shown represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in determining these values, see Note 1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

Compensation Risk Assessment

We have assessed the incentive compensation policies and practices for our employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. The Company’s compensation policies and practices are evaluated to ensure that they do not foster risk-taking above the level of risk associated with the Company’s business model.

Interim Chief Executive Officer

Orson Oliver did not receive any compensation in connection with his service as our interim Chief Executive Officer.

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Compensation Committee Consultant

During 2017, the Compensation Committee engaged FW Cook to perform a board compensation study as more fully described in the "2018 Director Compensation Table" and a market assessment on executive compensation plans. FW Cook used a peer group of companies to determine the benchmark range and design of competitive salaries and incentives from which to determine the appropriate salaries and incentives for the Company's executives and managers. FW Cook identified thirteen public companies as a peer group that was similar to the Company. The peer group consists of Schnitzer Steel Industries, Inc., Casella Waste Systems, Inc., US Ecology, Inc., Haynes International, Inc., Insteel Industries, Inc., Heritage-Crystal Clean, Inc., Universal Stainless & Alloy Products, Inc., Quest Resource Holding Corporation, Synalloy Corporation, Hudson Technologies Inc., Friedman Industries, Incorporated, Avalon Holdings Corporation and Perma-Fix Environmental Services, Inc. These companies range between revenues of $52 million and $1.7 billion. ISA is small relative to the median revenue of the peer group. Therefore, FW Cook determined that the bottom 25th percentile of this peer group is a suitable data point. Further, FW Cook recommended amounts and design of compensation structure for Named Executive Officers based on the 25th percentile of the peer group, which were effective during 2018. The Compensation Committee considered the recommendations of FW Cook in connection with the entry into an amended and restated employment agreement with Mr. Phillips as described below.

Executive Employment Agreement, Restricted Stock Unit Awards and Stock Option Agreements with Chief Executive Officer, President and Chief Financial Officer

On March 26, 2018, the Board appointed Todd L. Phillips as Chief Executive Officer, President and Chief Financial Officer of the Company. Mr. Phillips had previously served as the Company’s President and Chief Financial Officer. In connection with his appointment as Chief Executive Officer, Mr. Phillips and the Company entered into an Amended and Restated Employment Agreement on March 26, 2018 (the “Employment Agreement”). The Employment Agreement was effective as of January 1, 2018, with the one-year initial term ending on December 31, 2018, subject to earlier termination as described below. After expiration of the initial term, the term will be automatically extended for additional 12-month periods thereafter if neither party gives written notice to the other within 30 days before expiration of the original 12-month period or any renewal period thereafter of that party’s desire to terminate the Employment Agreement. On December 31, 2018, the Employment Agreement was automatically extended to December 31, 2019.

The Employment Agreement amended and restated in its entirety the prior employment agreement between the Company and Mr. Phillips dated as of December 31, 2014 (the “Prior Employment Agreement”).

Pursuant to the Employment Agreement, Mr. Phillips will earn an annual base salary of $300,000, subject to adjustment by the Board. Mr. Phillips will be eligible to receive an annual performance-based bonus that provides him an opportunity to earn a target bonus equal to 50% of his then-current base salary. Beginning with the calendar year ending December 31, 2018, Mr. Phillips will be eligible to receive a bonus amount based on the achievement of “Adjusted EBITDA” (as defined in the Employment Agreement) targets. Mr. Phillips must be employed on the day payments are made in order to be eligible for a bonus for that calendar year.
Under the Employment Agreement, the amount of Mr. Phillips’ bonus for a particular calendar year will be determined based on the amount by which the Company’s “Adjusted EBITDA” for such calendar year exceeds or is less than the target Adjusted EBITDA goal established by the Company’s Board or its Compensation Committee for that calendar year. For 2018, the Company's Adjusted EBITDA target was $2.4 million, which the Company exceeded with Adjusted EBITDA of $2.6 million, resulting in a bonus to Mr. Phillips of $185,954.
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Pursuant to the Employment Agreement, Mr. Phillips is entitled to receive (i) an equity compensation award, consisting of RSUs and non-incentive stock options to be granted to Mr. Phillips at the close of business on the second business day following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and (ii) annual equity compensation awards, consisting of RSUs and Options, to be granted to Mr. Phillips in 2019 and each subsequent calendar year during the term of the Employment Agreement. Under the Employment Agreement, each award is to consist of (A) that number of RSUs equal in Value (as defined in the Employment Agreement) on the date of the grant to 33.33% of Mr. Phillips’ then-base salary, and (B) that number of Options equal in Value (as defined in the Employment Agreement) on the date of the grant to 16.67% of Mr. Phillips’ then-base salary. The RSUs are to be subject to three-year cliff vesting, with the entire award vesting 36 months from the grant date. The Options are to vest over a three-year period, with 1/3 vesting on each annual anniversary of the grant date. The exercise price per share of the Options is to be equal to the fair market value of the Company’s common stock on the grant date.
Under the Employment Agreement, if Mr. Phillips’ employment is terminated by the Company without “Cause” or due to Mr. Phillips’ resignation for “Good Reason” (each, as defined in the Employment Agreement), Mr. Phillips will be entitled to the continued payment of his base salary and COBRA premiums for twelve months following such termination. In its discretion, the Board may determine to accelerate the Severance Payments into a lump sum payment. Mr. Phillips’ receipt of the payments and benefits described in this paragraph is contingent on his execution and nonrevocation of a release of claims in favor of the Company. Following the termination of Mr. Phillips’ employment with the Company, Mr. Phillips is subject to non-competition and non-solicitation covenants, which extend for 12 months following termination of employment. See “Severance Payments Triggered by the Asset Sale” beginning on page 51 of this proxy statement.
Under the Prior Employment Agreement, Mr. Phillips was eligible to receive an annual bonus with a target of 50% of his then-current annual base salary, as determined by the Company’s Compensation Committee in its sole discretion.
At the time of entry into his Prior Employment Agreement, we entered into two Stock Option Agreements with Mr. Phillips, dated December 31, 2014 and January 2, 2015, respectively. Under these agreements, Mr. Phillips received a grant of an aggregate of 170,000 non-incentive stock options which vest over a three-year period, with 1/3 vesting on the first anniversary of the grant date and 1/6 vesting every six months thereafter until the three-year anniversary of the grant date. The stock option agreement dated December 31, 2014 granted Mr. Phillips 150,000 stock options at an exercise price per share of $5.97. The stock option agreement dated January 2, 2015 granted Mr. Phillips 20,000 stock options at an exercise price per share of $5.71. The exercise price per share of the options is equal to the fair market value of the Company’s common stock on the grant date.
Mr. Phillips’ 170,000 stock options were cancelled on June 15, 2016 as part of a one-time stock option exchange in consideration for the grant of 90,000 RSUs to Mr. Phillips as approved by the Shareholders at the 2016 annual meeting. The RSUs vested as follows: (i) on July 1, 2016, 50.00% (45,000) of the shares vested and became nonforfeitable; (ii) on December 31, 2016, 12.50% (11,250) of the RSUs vested and became nonforfeitable; (iii) on June 30, 2017, 12.50% (11,250) of the RSUs vested and became nonforfeitable; (iv) on December 31, 2017, 12.50% (11,250) of the RSUs vested and became nonforfeitable; and (v) on June 15, 2018, 12.50% (11,250) of the RSUs vested and became nonforfeitable. Each RSU represented the right to receive one share of the Company's common stock upon the vesting of the RSU, subject to the terms and conditions set forth in the RSU Agreement and the Plan.
The stock options, RSUs and one-time stock option exchange were granted pursuant to the Company’s 2009 Long Term Incentive Plan.
Base Salary
When determining base salary levels for senior management, we evaluate base salary levels of similar positions in the group of our selected peer companies as more fully described in the section Compensation Committee Consultant. Base salaries are established to reflect the employee's roles and responsibilities and recognize and reward individual skills, experience and sustained job performance.
Mr. Phillips’ base salary was $300.0 thousand and $220.0 thousand per year during 2018 and 2017, respectively.
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Annual Incentive Bonuses

The Company's annual incentive compensation plan is a cash-based, pay-for-performance incentive plan. The plan covers Mr. Phillips and certain other personnel as determined by the Compensation Committee and the Company's Chief Executive Officer, President and Chief Financial Officer. The incentive compensation plan rewards the achievement of certain financial targets set by the Compensation Committee at the beginning of each year.

The Compensation Committee may also award discretionary bonus in connection with annual incentive compensation. As described above in connection with the Employment Agreement, the Compensation Committee awarded Mr. Phillips a formula-based bonus earned during 2018 and paid in 2019 of $186.0 thousand. The Compensation Committee also awarded Mr. Phillips a discretionary bonus earned during 2017 and paid in 2018 of $110.0 thousand.

Long Term Incentive Plan

Long-term incentive compensation opportunities may be performance based. Long-term incentives provided by the Company may consist of equity awards based on achievement of certain corporate targets. The Company previously awarded long-term incentives in the form of restricted stock units and stock options in accordance with the Company's 2009 Long-Term Incentive Plan. Equity-based performance awards provide an adequate incentive to management to perform well for Shareholders. In addition, equity awards have been an effective means of attracting and retaining management talent.

Long-term incentive plans are designed to ensure that incentive compensation reflects the growth and profitability of the Company. Each of the equity-based awards offered by the Company is intended to reward specified results. These awards promote a long-term view, reward long-term positive performance of the Company, and are intended to align management's interests with Shareholders' interests.

Under the 2009 Long-Term Incentive Plan, the Company awarded stock options and RSUs because it believes they serve a valuable purpose in aligning management's interests with Shareholders' interests. Because stock options and RSUs generally vest over time, they serve not only as an incentive for superior performance, but also as a retention device. The Company generally receives an income tax deduction when an executive exercises a stock option or when the RSUs vest.

On March 28, 2018, the Compensation Committee awarded Mr. Phillips options to purchase 31,041 shares of the Company's common stock. These options are scheduled to vest over a three-year period, with 1/3 vesting on the first anniversary of the grant date and 1/3 every twelve months thereafter until the three-year anniversary of the grant date. The exercise price per share of the options is $2.46, the fair value of the underlying common stock as of the grant date. The options expire March 28, 2023. Additionally, the Compensation Committee granted 40,646 RSUs to Mr. Phillips. The grant date fair value was $100,000. Each RSU vests on March 28, 2021. No options or RSUs were granted during 2017.

In accordance with the terms of the Company’s 2009 Long-Term Incentive Plan, the last date upon which the Company could grant new awards under the plan was July 1, 2019, the 10-year anniversary of the effective date of the plan. In light of the proposed Asset Sale and Dissolution, the Company determined not to propose a new long-term incentive plan at this time.

Perquisites

The Company provides certain members of management various perquisites that are provided by similar companies throughout the industry and include health, dental, vision, life and disability insurance. We furnish these benefits to provide an additional incentive for our management and to remain competitive in the general marketplace for managerial talent.

Retirement and Other Benefits

The Compensation Committee reviews the overall cost to the Company of the various programs generally when changes are proposed. The Compensation Committee believes the benefits provided by these programs are important factors in attracting and retaining talented management, including Mr. Phillips.

401(k) Savings Plans

Mr. Phillips is eligible to participate in our defined contribution retirement plan under Section 401(k) of the Internal Revenue Code on the same basis as all other eligible employees. Eligible employees may contribute 100.0% of their annual salary to meet the current IRS limit. We do not currently have an employer match.

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Health and Welfare Plan

We share or pay for the cost of medical, dental, vision, basic life insurance and disability benefits with all eligible full-time regular employees. Mr. Phillips is eligible to participate in these benefits on the same basis as all other employees, unless otherwise specified in an individual employment contract.

Compensation Recovery

We expect to implement a clawback policy in accordance with the requirements of the Dodd-Frank Act and the regulations that the SEC is expected to issue under that Act. We have elected to wait until the SEC issues guidance about the proper form of a clawback policy before formulating our policy.

Termination and Post-Termination Payments

Under the Employment Agreement, if Mr. Phillips’ employment is terminated by the Company without “Cause” or due to Mr. Phillips’ resignation for “Good Reason” (each, as defined in the Employment Agreement), Mr. Phillips will be entitled to the continued payment of his base salary and COBRA premiums for twelve months following such termination. In its discretion, the Board may determine to accelerate the Severance Payments into a lump sum payment. Mr. Phillips’ receipt of the payments and benefits described in this paragraph is contingent on his execution and nonrevocation of a release of claims in favor of the Company. Following the termination of Mr. Phillips’ employment with the Company, Mr. Phillips is subject to non-competition and non-solicitation covenants, which extend for 12 months following termination of employment. See “Severance Payments Triggered by the Asset Sale” beginning on page 51 of this proxy statement.

Retention Agreement

Under a Retention Agreement with Mr. Phillips dated as of March 25, 2016, the Company paid Mr. Phillips a bonus of $125.0 thousand on December 31, 2017 as he remained employed with the Company.

Outstanding Equity Awards at Fiscal Year-End 2018

The following table provides information with respect to outstanding equity awards for each Named Executive Officer as of December 31, 2018.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Orson Oliver (1)	86,000	—	$4.68	May 16, 2019	13,228	14,815

Todd L. Phillips (2)	—	31,041	2.46	March 28, 2023	40,646	45,524

(1)

Mr. Oliver was appointed interim CEO in June 2013 and he resigned his position March 2018. In satisfaction of previously accrued director fees, Mr. Oliver was awarded 86,000 options to purchase shares of our common stock on May 16, 2014. These options were fully vested on the grant date and expired unexercised on May 16, 2019. Mr. Oliver had 13,228 RSUs outstanding at December 31, 2018. The RSUs vested on July 9, 2019. Market value was computed using the Company's closing stock price of $1.12 per share on December 31, 2018, the last trading date of the Company’s last fiscal year.

(2)

Mr. Phillips had 40,646 RSUs outstanding at December 31, 2018. The RSUs vest if Mr. Phillips remains employed by the Company through March 28, 2021. Market value was computed using the Company's closing stock price of $1.12 per share on December 31, 2018, the last trading date of the Company’s last fiscal year.

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2018 Director Compensation Table

The following table summarizes the compensation earned by or awarded to each director, other than Mr. Phillips, who did not receive additional compensation for service as a director during 2018.

Name	Fees Earned or Paid in Cash ($)	Share-Based Compensation Awards ($) (1)	All Other Compensation ($)	Total ($)

Orson Oliver	$50,000	$25,000	$—	$75,000
Vince Tyra	70,500	25,000	—	95,500
William Yarmuth	67,500	25,000	—	92,500
Albert Cozzi	65,500	25,000	—	90,500

(1) Each director listed above had 13,228 RSUs outstanding at December 31, 2018, in connection with the 2018 equity grant of $25,000 in grant date fair value.

During 2017, the Compensation Committee engaged FW Cook to perform a board compensation study. FW Cook recommended a compensation program based on the bottom 25th percentile of a NACD Director Compensation study for Micro Companies ($50-500 million in revenues). Effective October 1, 2017, the Company revised its Board compensation policy based on FW Cook's recommendation to provide an annual retainer of $50,000 per Board member, an additional $10,000 annual retainer to the chairman of the audit committee, and an additional $5,000 annual retainer to the chairman, if any, of other standing committees. These payments are to be paid in quarterly installments, in advance upon the first day of each quarter. No additional fees are to be paid for individual meeting attendance. In addition, each director will receive an annual grant of RSUs equal to $25.0 thousand that vest over one year with a grant date fair value computed in accordance with FASB ASC Topic 718. The Board unanimously voted to forego the annual grant of RSUs during 2019.

In September 2018, the Board formed a special committee to evaluate growth and strategic options. The special committee chairman and committee members were paid $5,000 per month and $3,000 per month, respectively, for services performed on the special committee. These payments were paid monthly. In September 2019, the Board disbanded the special committee effective September 30, 2019.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement, or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% Shareholders (or any of their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Board. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur before entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and in its discretion may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Audit Committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually. If the related person at issue is a director of the Company, or a family member of a director, then that director would recuse himself and abstain from voting on the approval of the related person transaction, but may, if so requested by the chair of the Audit Committee, participate in some or all of the committee's discussions of the related person transaction.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person's interest in the transaction.

As appropriate for the circumstances of the related person transaction, the Audit Committee will review and consider the following:

•	The related person's interest in the related person transaction;
•	The approximate dollar value of the amount involved in the related person transaction;
•	The approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;
•	Whether the transaction will be undertaken in the ordinary course of our business;
•	Whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	The purpose, and the potential benefits to us, of the transaction; and
•

Any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, and not inconsistent with, our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

Unless the transaction is excluded by the instructions to the SEC's related person transaction disclosure rule, any approved related person transaction would be disclosed in accordance with SEC rules.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

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K&R, LLC ("K&R") and 7100 Grade Lane, LLC ("7100 LLC"):

The Company is involved in various transactions with K&R and 7100 LLC, which are wholly-owned by Kletter Holdings LLC, the sole member of which was Harry Kletter, our founder and former Chief Executive Officer. After Mr. Kletter's passing in January 2014, Orson Oliver assumed roles of executor of Mr. Kletter’s estate and President of Kletter Holdings LLC. Mr. Oliver was our Chairman of the Board and Interim Chief Executive Officer from 2014 until his resignation on March 26, 2018. Mr. Oliver continues to be a member of our Board of Directors. As of December 31, 2018 and June 30, 2019, Mr. Kletter’s trust, K&R and the Harry Kletter Family Limited Partnership, collectively, beneficially own in excess of 20% of the Company's issued and outstanding shares.

Notes Payable and Facility Lease

As of June 30, 2019 and December 31, 2018 and 2017, the Company had balances related to K&R and 7100 LLC pertaining to refundable lease and property deposits due to and from the Company, prepaid expenses, operating lease right-of-use asset, notes payable due from the Company, operating lease liability, interest expense, and rent expense. See balances listed in the table below.

The Company leased a portion of our Louisville, Kentucky facility from 7100 LLC (previously from K&R) under an operating lease (the "7100 Prior Lease"), expiring December 2017. Effective October 1, 2017, the Company entered into a new lease agreement with 7100 LLC for the same property (the "7100 Lease") that terminates and replaces the 7100 Prior Lease.

Between 2013 and 2017, the Company borrowed, net of repayments, an amount totaling $1.5 million from K&R and 7100 LLC.

On February 29, 2016, K&R assigned its interest in the 7100 Lease to another entity, 7100 LLC, also controlled by Mr. Kletter’s estate. At that time, the total amount due to the estate’s various entities, which amounted to approximately $1.5 million, became a subordinated, unsecured debt (the "Kletter Notes") owed by the Company. A portion of the amount, approximating $620.3 thousand, was owed to K&R, with the remaining amount, approximating $883.8 thousand, owed to 7100 LLC. This amount of $1.5 million represents all net amounts due to Kletter estate entities as of February 29, 2016 with the exception of a $32.0 thousand deposit owed by K&R to the Company. If the Company sells property it owns at 7110 Grade Lane in Louisville, Kentucky, the Company shall make a principal payment to K&R of $500.0 thousand. Otherwise, all remaining principal is due at maturity. The interest rate on the Kletter Notes was 5.0%. The maturity date was December 31, 2020. The Kletter Notes were subject to intercreditor agreements between the respective note holder and MidCap Business Credit LLC ("MidCap") until November 2018 when the MidCap loans were paid off.

On March 1, 2019, in connection with the execution of Amendment No. 1 to the Loan and Security Agreement and Consent with Bank of America, N.A., which amended certain terms of the Loan and Security Agreement dated as of November 9, 2018, between the Company and Bank of America, N.A., the Company entered into first amendments to the Kletter Notes. The Company made a principal payment on the Kletter Notes in the amount of $500.0 thousand, increased the interest rate of the Kletter Notes from 5.0% to 7.0% and extended the maturity date of the Kletter Notes from December 31, 2020 to December 31, 2022, among other things. Until maturity on December 31, 2022, the Kletter Notes are subject to intercreditor agreements between the respective Note holder and Bank of America, N.A. Upon a Change in Control (as defined in the Kletter Notes agreements), the Kletter Notes are immediately due and payable together with all accrued interest thereon.

Equipment Purchases

On June 23, 2017, the Company entered into two agreements (referred to as the “Handler Agreement” and the “Crane Agreement”) with K&R, each for the purchase of equipment that was previously used in the operation of the Company’s business.

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Under the Handler Agreement, the Company purchased a hydraulic scrap handler from K&R for a purchase price of $90.0 thousand, with a $9.0 thousand down payment and a 24-month promissory note ("Handler Note") in the face principal amount of the remaining $81.0 thousand. The Handler Note was interest free and provided for payments in equal monthly installments of $3.4 thousand. Under the Handler Note, payments commenced on July 1, 2017. Upon a default, the Handler Note will bear interest at 1% per annum.

Under the Crane Agreement, the Company purchased a 2011 Komatsu crane from K&R for a purchase price of $60.0 thousand, with a $12.0 thousand down payment and a 24-month promissory note ("Crane Note") in the face principal amount of the remaining $48.0 thousand. The Crane Note was interest free and provided for payments in equal monthly installments of $2.0 thousand. Under the Crane Note, payments commenced on July 1, 2017. Upon a default, the Crane Note will bear interest at 1% per annum.

The Crane Note and the Handler Note were each secured by a security interest in the subject equipment and any sale proceeds the Company derives from the equipment. As of June 30, 2019, all amounts related to the Crane Note and the Handler Note were paid in full.

Back Rent Agreement

The Company entered into an agreement and promissory note (the "Back Rent Agreement"), effective October 1, 2017, to pay 7100 LLC $345.8 thousand for back rent past due and owed under the 7100 Prior Lease with an initial payment of $100.0 thousand paid at the signing of the Back Rent Agreement and six consecutive monthly payments of $41.0 thousand each, beginning November 1, 2017. All amounts related to the Back Rent Agreement have been paid as of December 31, 2018.

Balances related to K&R and 7100 LLC as of and for the quarter ended June 30, 2019 and as of and for the years ended December 31, 2018 and 2017 are as follows, in thousands:

K&R and 7100 LLC:	2019	2018	2017
Deposit amounts owed to the Company by related parties	$42	$42	$42
Prepaid expenses to related parties	38	43	43
Operating lease right-of-use asset (1)	4,881	—	—
Note payable to related parties	1,004	1,536	1,600
Operating lease liability (1)	4,881	—	—
Facility rent payable to related parties	—	—	123
Facility rent expense to related parties	225	450	597
Interest expense to related parties	36	75	75

(1) The operating lease right-of-use asset and the operating lease liability are related to a change in Generally Accepted Accounting Principles. No changes have been made to the underlying lease.

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LK Property Investments, LLC ("LK Property"):

LK Property is an entity principally owned by Daniel M. Rifkin, CEO of MetalX LLC ("MetalX"), a scrap metal recycling company headquartered in Waterloo, Indiana, and the principal owner of Recycling Capital Partners, LLC ("RCP"). On April 30, 2015, the Company entered into a lease agreement with LK Property, for a portion of the 4.4 acre parcel of real estate located at 6709 Grade Lane, Louisville, Kentucky in the amount of $3.0 thousand per month. The Company was required to reimburse the lessor for 40% of the property taxes on the parcel during the term. The lease originally expired on April 14, 2019, but the Company entered into a four-month extension with a new termination date of August 15, 2019. The monthly rent during the extension was $7.5 thousand per month. The Company paid $30.0 thousand at the time of extension for the aggregate rental due for the entire term of the extension. The Company was required to reimburse the lessor for 40% of the property taxes on the parcel during the term. The Company vacated the premises August 15, 2019 at the termination of the lease.

Balances related to LK Property as of and for the quarter ended June 30, 2019 and as of and for the years ended December 31, 2018 and 2017 are as follows, in thousands:

LK Property:	2019	2018	2017
Lease deposit to LK Property	$3	$3	$3
Prepaid expenses to related parties	11	3	3
Accounts payable to LK Property	2	2	—
Rent expense to LK Property	22	36	36

MetalX, LLC ("MetalX"):

The Company sells scrap material to MetalX and records accounts receivables balances from MetalX related to scrap sales. During the six months ended June 30, 2019, we sold scrap material in the amount of $49 thousand to MetalX. As of June 30, 2019, we had no accounts receivable balance from MetalX. During 2018, we had no scrap material sales to MetalX. We had no accounts receivable balance from MetalX at December 31, 2018. During 2017, we sold scrap material in the amount of $188.0 thousand to MetalX. As of December 31, 2017, we had $1.0 thousand in accounts receivable from MetalX.

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REPORT OF THE AUDIT COMMITTEE

In accordance with its charter, the Audit Committee assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of our accounting, auditing and financial practices. In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accountants a formal written statement describing all relationships between the registered public accountants and us that might bear on the registered public accountants' independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding registered public accountants' communications with the Audit Committee concerning independence, and has discussed with the registered public accountants any relationships that may impact their objectivity and independence, and satisfied itself as to the registered public accountants' independence. The Audit Committee also discussed with management the independent registered public accounting firm and the quality and adequacy of our internal controls. The Audit Committee reviewed with the independent registered public accountants their audit plans, audit scope and identification of audit risk.

On March 11, 2019, the Audit Committee discussed and reviewed with the independent registered public accountants all communications required by standards of the Public Company Accounting Oversight Board, including the matters required to be discussed by PCAOB AU 380, Communication with Audit Committees, and Rule 2-07, Communication with Audit Committees, of Regulation S-X, and, with and without management present, discussed and reviewed the results of the independent registered public accountants' examination of the financial statements. The Audit Committee also discussed with the independent registered public accountants matters relating to its independence, including a review of audit and non-audit fees and written disclosures from MCM CPAs & Advisors LLP to the Audit Committee. The Audit Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors' independence. The Audit Committee reviewed and discussed our audited financial statements with the independent registered public accountants on March 11, 2019 and with management on March 11, 2019.

In reliance on the reviews and discussions referenced above, the Audit Committee recommended to the Board, and the Board has approved, that our audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.

All members of the Audit Committee submit the foregoing report:

Vince Tyra, director and Audit Committee chairman

Al Cozzi, director and Audit Committee member

William Yarmuth, director and Audit Committee member

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INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES

The aggregate fees billed for professional services by principal accountants MCM CPAs & Advisors LLP in 2018 and 2017 are as follows:

Audit Fees: $128,680 and $128,425 to principal accountants MCM CPAs & Advisors LLP for the years ended December 31, 2018 and 2017, respectively, for services rendered for the annual audit of our financial statements and the quarterly reviews of the financial statements included in our quarterly reports on Form 10-Q.

Audit Related Fees: No audit related services were provided by principal accountants MCM CPAs & Advisors LLP for the years ended December 31, 2018 and 2017.

Tax Fees: No tax services were provided by principal accountants MCM CPAs & Advisors LLP for the years ended December 31, 2018 and 2017.

All Other Fees: No other services were provided by principal accountants MCM CPAs & Advisors LLP for the years ended December 31, 2018 and 2017.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services that our independent registered public accountants are to perform, except as described below.

The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. The full Audit Committee, or in its absence, the chair of the Audit Committee, may pre-approve non-audit services. No pre-approval is necessary for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by us to the registered public accountants during the fiscal year in which the accountants provide the non-audit services, (2) we did not recognize such services at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. MCM CPAs & Advisors LLP did not provide any such services in 2018 and 2017.

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SHAREHOLDER PROPOSALS AND NOMINATIONS OF BOARD MEMBERS FOR THE 2020 ANNUAL MEETING

If a Shareholder intends to present a proposal for action at the 2020 annual meeting of Shareholders and wishes to have that proposal considered for inclusion in our proxy materials in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the Secretary of the Company by [●]. The proposal must also meet the other requirements of the rules of the SEC relating to Shareholder proposals. If the Company proceeds with the Dissolution, the Company does not expect to hold the 2020 annual meeting of Shareholders.

Our by-laws establish an advance notice procedure with regard to certain matters, including Shareholder proposals (other than those submitted in reliance on Rule 14a-8 under the Exchange Act) and nominations of individuals for election to the board of directors. In general, in order for a Shareholder proposal or director nomination to be properly brought before the 2020 annual meeting, written notice of such Shareholder proposal or director nomination must be received by the Secretary of the Company no later than [●], 2020, nor before [●], 2020, provided, however, that if the 2020 annual meeting is more than thirty days before or more than sixty days after [●], 2020, such written notice must be received by the Secretary of the Company not later than ninety days before the date of the 2020 annual meeting or, if later, the close of business on the tenth day following the date that public disclosure of the date of the 2020 annual meeting is first made.

Except for Shareholder proposals subject to Rule 14a-8 under the Exchange Act, the written notice of a Shareholder proposal must comply with the requirements of our amended and restated by-laws regarding Shareholder proposals, including as to each matter the Shareholder proposes to bring before the annual meeting the following information, among other things, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on our corporate books, of the Shareholder proposing such business, (c) the class and number of shares of our common stock which are beneficially owned by the Shareholder, (d) any significant equity in our principal competitors, and (e) any material interest of the Shareholder in such Shareholder’s proposal.

The written notice of a Shareholder director nomination must comply with the requirements of our amended and restated by-laws regarding director nominations by Shareholders, including as to each nominee the following information, among other things: (i) the name and address of each nominee proposed in such notice, (ii) the number of shares of our common stock which are beneficially owned by each such nominee, (iii) such other information concerning each such nominee as would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee as a director, (iv) any information that could be material to a reasonable Shareholder’s understanding of the independence or lack of independence of such nominee, and (v) a completed and signed questionnaire, representation and agreement in accordance with our amended and restated by-laws. The questionnaire and written representation and agreement are available from the Secretary of the Company upon written request.

If the presiding officer at any Shareholders’ meeting determines that a Shareholder proposal or director nomination was not made in accordance with our by-laws or SEC rules, as applicable, and subject to applicable SEC regulations, we may disregard that proposal or nomination. In addition, if a Shareholder submits a proposal outside of Rule 14a-8 for the 2020 annual meeting of Shareholders, but the proposal complies with the advance notice procedure prescribed by our by-laws, then our proxy may confer discretionary authority on the persons being appointed as proxies on behalf of our board of directors to vote on the proposal.

Proposals, director nominations and requests for the questionnaire, representation and agreement applicable to Shareholder director nominees should be addressed to Secretary, Industrial Services of America, Inc., 7100 Grade Lane, Louisville, Kentucky 40213.

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FINANCIAL STATEMENTS

The Company’s 2018 Annual Report on Form 10-K and the Quarterly Report on Form 10-Q for the period June 30, 2019, are enclosed with this proxy statement.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The Company’s SEC filings are available to the public at the Internet website maintained by the SEC at https://www.sec.gov. You may also retrieve reports the Company files with the SEC at the Company’s Internet website at http://www.isa-inc.com/investor-relations/. The information contained on our Internet website, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference into this proxy statement.

All documents that the Company files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement to the date on which the annual meeting is held, including any adjournments or postponements (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this proxy statement from the date of filing of those documents.

You should rely only on the information contained in this proxy statement, including the appendices attached hereto or the information incorporated by reference herein, to vote your shares of Company common stock at the Annual Meeting. The Company has not authorized anyone to provide you with information that differs from that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. This proxy statement is dated [●]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to Shareholders will not create any implication to the contrary.

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OTHER MATTERS

The Board knows of no business, which will be presented for consideration at the annual meeting other than that described above. However, if any such other business should properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in respect of any such business in accordance with the recommendations of the Board, or, in the absence of such a recommendation, in accordance with their best judgment.

By Order of the Board of Directors

/s/ Todd L. Phillips
Todd L. Phillips
Chief Executive Officer, President and Chief Financial Officer

Louisville, Kentucky

[●]

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E85029-S91074 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INDUSTRIAL SERVICES OF AMERICA, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors **Nominees:** 01) Orson Oliver 02) Albert Cozzi 03) Vince Tyra 04) William Yarmuth 05) Todd L. Phillips	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5, 6, 7, and 9 and every one year on proposal 8:

	For	Against	Abstain
7. Approval of the compensation of the Company's named executive officers (on a non-binding advisory basis).	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
8. Approval of the frequency of the vote on the compensation of the Company's named executive officers (on a non-binding advisory basis).	☐	☐	☐	☐

NOTE: Discretionary Authority: To vote with discretionary authority with respect to all other matters as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E85030-S91074

INDUSTRIAL SERVICES OF AMERICA, INC.
Annual Meeting of Shareholders
November [•], 2019 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder of record hereby appoints Orson Oliver and Vince Tyra, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of Shareholders of Industrial Services of America, Inc. (the "Company"), to be held at Building No. 1, 7100 Grade Lane, Louisville, Kentucky 40213, on November [•], 2019 at 9:00 a.m. local time, and any adjournments or postponements thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this Proxy will be voted FOR the director nominees to the Board of Directors in Proposal 1, FOR Proposals 2, 3, 4, 5, 6, 7, and 9 and every one year for Proposal 8.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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ANNEX A

ASSET PURCHASE AGREEMENT

by and among

RIVER METALS RECYCLING LLC,

THE DAVID J. JOSEPH COMPANY,

INDUSTRIAL SERVICES OF AMERICA, INC.,

ISA INDIANA, INC.,

ISA LOGISTICS LLC,

ISA REAL ESTATE, LLC,

ISA INDIANA REAL ESTATE LLC,

7021 GRADE LANE LLC,

7124 GRADE LANE LLC,

AND

7200 GRADE LANE LLC

Dated as of August 16, 2019

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into effective as of August 16, 2019 (the “Effective Date”), by and among RIVER METALS RECYCLING LLC, a Kentucky limited liability company (“Buyer”), INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation (“ISA”), ISA INDIANA, INC., an Indiana corporation (“ISA Indiana”), ISA LOGISTICS LLC, a Kentucky limited liability company (“ISA Logistics”), ISA REAL ESTATE, LLC, a Kentucky limited liability company (“ISA Real Estate”), ISA INDIANA REAL ESTATE LLC, a Kentucky limited liability company (“ISA Indiana RE”), 7021 GRADE LANE LLC, a Kentucky limited liability company (“7021 Grade Lane LLC”), 7124 GRADE LANE LLC, a Kentucky limited liability company (“7124 Grade Lane LLC”), and 7200 GRADE LANE LLC, a Kentucky limited liability company (“7200 Grade Lane LLC” and, together with ISA, ISA Indiana, ISA Logistics, ISA Real Estate, ISA Indiana RE, 7021 Grade Lane LLC, and 7124 Grade Lane LLC, collectively, “Sellers”), and, for the limited purposes set forth in Article X, THE DAVID J. JOSEPH COMPANY, a Delaware corporation (“Parent”).

WITNESSETH:

WHEREAS, Sellers desire to sell substantially all of the assets of the Business (as hereinafter defined) to Buyer, and Buyer desires to purchase such assets from Sellers, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the foregoing premises, and the agreements, covenants, representations and warranties hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are forever acknowledged and accepted, the Parties (as defined below), intending to be legally bound, hereby agree as follows:

Article I.
DEFINITIONS AND REFERENCES

1.01           Definitions

As used in this Agreement the following terms shall have the meanings given:

“ACA” shall mean the Patient Protection and Affordable Care Act of 2010 and the Health Care and Reconciliation Act of 2010.

“Accounting Arbitrator” shall have the meaning set forth in Section 2.06(f).

“Accounts Payable” shall mean all accounts payable of Sellers of whatever kind or nature, but only to the extent incurred in the Ordinary Course of Business.

“Accounts Receivable” shall mean all accounts and notes receivable of Sellers, except the Excluded AR, of whatever kind or nature, including all current or deferred rights to payment for finished goods produced or sold, projects completed or commenced or services rendered, the full benefit of all security for such accounts, and all claims, remedies and other rights related thereto.

“Adjustment Period” shall have the meaning set forth in Section 2.06(c).

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“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and for such purposes, the term “control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting Equity, by contract or otherwise; provided that direct or indirect ownership of Equity of a Person carrying more than 50% of the voting rights shall be considered control of that Person, notwithstanding that control in fact may be exercised by another Person or group of Persons.

“Agreement” shall have the meaning set forth in the Preamble.

“AR Insurance” shall mean ISA’s EH Corporate Advantage II Credit Risk Insurance Policy maintained with Euler Hermes North America.

“Assets” shall mean all of Sellers’ assets used in, or necessary to, the operation of the Business, including those set forth in Section 2.01, but excluding the Excluded Assets.

“Assumed Accruals” shall mean only those accrual accounts of Sellers described on Schedule 2.03(c).

“Assumed Contracts” shall have the meaning set forth in Section 2.01(g).

“Assumed Crane” means the rebuilt Sennebogen 825 material handling crane acquired from Brandeis Machinery and being assumed by Buyer.

“Assumed Liabilities” shall have the meaning set forth in Section 2.03.

“Assumption Agreement” shall have the meaning set forth in Section 2.03.

“Balance Sheet” shall mean the balance sheet of ISA dated as of June 30, 2019.

“Bankruptcy” shall mean (a) the entry of a decree or order for relief against a Person by a court of competent jurisdiction in any involuntary case brought against such Person under any bankruptcy, insolvency or other similar law (collectively, “Debtor-Relief Laws”) generally affecting the rights of creditors and relief of debtors now or hereafter in effect, (b) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent under applicable Debtor-Relief Laws for such Person or for any substantial part of its assets or property, (c) the ordering of the winding up or liquidation of such Person’s affairs, (d) the filing of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of 180 days or which is not dismissed or suspended pursuant to Section 303 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy laws), (e) the commencement by such Person of a voluntary case under any applicable Debtor-Relief Laws now or hereafter in effect, (f) the consent by such Person to the entry of an order for relief in an involuntary case under any such Debtor-Relief Laws or to the appointment of or the taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent under any applicable Debtor-Relief Laws for such Person or for any substantial part of its assets or property, or (g) the making by such Person of any general assignment for the benefit of its creditors.

“Basket Amount” shall mean $120,000.

“Bill of Sale” shall mean a bill of sale from Sellers to Buyer in form and substance reasonably acceptable to Buyer and ISA evidencing the sale, assignment, conveyance, transfer and delivery, free and clear of all Encumbrances, other than Permitted Encumbrances, by Sellers of the Assets to Buyer.

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“BMP Plan” shall have the meaning set forth in Section 5.10.

“Board Termination” shall have the meaning set forth in Section 5.05(b).

“Board Termination Costs” shall have the meaning set forth in Section 8.05(c).

“Board Termination Fee” shall have the meaning set forth in Section 8.05(c).

“Business” shall mean the purchase, processing (via sorting, cutting, baling, and shredding operations) and marketing of ferrous and non-ferrous metals and other recyclable commodities and the purchase of used autos in order to sell used auto parts, as such business has been operated or conducted by Sellers as of and prior to the Effective Date.

“Business Day” shall mean any day on which the banks located in Louisville, Kentucky, are open for and conduct business, excluding any Saturday, Sunday or public holiday observed in Louisville, Kentucky.

“Buyer” shall have the meaning set forth in the Preamble.

“Buyer Indemnified Persons” shall have the meaning set forth in Section 9.02.

“Buyer’s Obligations” shall have the meaning set forth in Section 10.01.

“Cabinet” shall have the meaning set forth in Section 5.10.

“Cap” shall mean $3,600,000.

“Capital Lease Deduct” shall have the meaning set forth in Section 5.09(d).

“Cash” shall mean cash (including cash in Sellers’ ATMs as of Closing, but expressly excluding any cash loaded into such machines after Closing, whether by or on behalf of Buyer or otherwise), cash equivalents (including U.S. Treasury securities and money-market accounts) and all stocks, mutual funds and Equity interests (excluding any Equity issued by Sellers), regardless of whether they are publicly traded.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq.

“Chemetco Escrow Agreement” shall mean the Escrow Agreement to be entered into at the Closing by ISA and the Escrow Agent, in form and substance reasonably satisfactory to such Persons and Buyer.

“Chemetco Escrow Amount” shall mean $100,000, which shall be available (subject in all cases to the terms and conditions of the Chemetco Escrow Agreement) to satisfy ISA’s ongoing obligations with respect to any Environmental Claims arising out of the Chemetco Superfund Site, but shall not be used to satisfy any indemnity obligations owed by Sellers.

“Chemetco Superfund Site” shall mean the Chemetco Superfund site in Hartford, Illinois.

“Claims” shall mean any and all claims, demands, Proceedings, Orders, obligations, rights of indemnification, contribution or subrogation (including those arising out of or in any way related to any Organizational Documents, Contracts or agreements) and liabilities whatsoever, whether known or unknown, suspected or unsuspected, foreseeable or unforeseeable, contingent or fixed, liquidated or unliquidated, insured or uninsured.

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“Closing” shall have the meaning set forth in Section 8.01(a).

“Closing Agent” shall refer collectively to one or more title companies or other agents to be appointed by Buyer no later than 5 Business Days before Closing.

“Closing Date” shall mean the date on or as of which the Closing occurs.

“Closing Date Deadline” shall mean 150 days following the Effective Date, unless extended pursuant to Section 8.05(a)(iii).

“Closing Date Statement” shall have the meaning set forth in Section 2.06(b).

“Closing Statement” shall mean the statement of receipts and disbursements of funds made pursuant to or in accordance with this Agreement on the Closing Date, in form and substance satisfactory to the Parties.

“COBRA” shall mean health‑care continuation coverage required to be provided under the Consolidated Omnibus Budget Reconciliation Act of 1985 and the regulations promulgated thereunder (Section 4980B of the Code and Sections 601 through 608 of ERISA).

“Code” shall mean the Internal Revenue Code of 1986 and the Treasury Regulations promulgated thereunder, as amended.

“Computer Software” shall mean, collectively, (a) all computer software programs (including the underlying source code, if available) and all files, data, materials, manuals and other items and documentation related thereto or associated therewith (including any CAD systems, drafting, detailing or engineering software) that are owned by or licensed to any Seller or otherwise used in the Business, and (b) any hardware or equipment specifically related to or necessary to use the Computer Software.

“Confidentiality Agreement” shall refer to that certain Confidentiality Agreement entered into by Buyer, The David J. Joseph Company and ISA dated May 7, 2019.

“Contracts” shall mean all commitments, promises, contracts, leases, mortgages, licenses, agreements, bonds, indentures, purchase orders and understandings, written or oral, by which any Seller or any of the Assets, Equity or Business are bound or encumbered or relating to the Equity of any Seller, the Assets or the Business and to which any Seller is a party.

“Copyright” shall mean the rights granted under the laws of the United States or other nations to authors of original works of authorship, including literary, dramatic, musical, artistic, and certain other intellectual works of authorship, to the exclusive right of enjoyment or possession of such works, including all moral rights and all rights of publicity therein, whether or not such works are registered under national copyright laws, and all applications to register or renew the same.

“Crane Removal” shall have the meaning set forth in Section 5.10(b).

“Damages” shall have the meaning set forth in Section 9.02.

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“Deeds” shall mean one or more general warranty deeds conveying to Buyer good, clear and marketable title to the Owned Real Property, free and clear of all Encumbrances, other than Permitted Encumbrances, containing covenants of title stating that the grantor thereof is seized of the Real Property in fee simple, that the grantor thereof has bargained, sold and conveyed unto Buyer and its successors and assigns title to the Owned Real Property in fee simple, and that the grantor thereof will warrant and defend title against the claims of all Persons, in form and substance reasonably satisfactory to Buyer and Sellers and in recordable form.

“Direct Claim” shall have the meaning set forth in Section 9.07.

“Disputed Adjustment Item” shall have the meaning set forth in Section 2.06(e).

“Domain Name” shall mean a series or string of alphanumeric characters arranged in a TCP/IP (transmission control protocol/internet protocol) format that identifies an addressable connection on the internet or other computer network.

“Due Diligence Investigation” shall have the meaning set forth in Section 5.04(a).

“Effective Date” shall have the meaning set forth in the Preamble.

“Employee Benefit Plans” shall mean all employee benefit plans covering employees or former employees of any Seller that are maintained or contributed to by any Seller or any ERISA Affiliate, including all plans described in Section 3(3) of ERISA, and any other deferred compensation, stock, employee or retiree pension benefit, welfare benefit or other similar fringe or employee benefit plan, program, policy, contract or arrangement, written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, covering employees or former employees of any Seller and maintained or contributed to by any Seller or any ERISA Affiliate.

“Encumbrances” shall mean any Liabilities, levies, claims, charges, assessments, mortgages, security interests, liens, pledges, conditional sales agreements, title retention contracts, building use restrictions and other restrictions, title exceptions, variances, limitations, reverter rights, judgments, options to purchase or lease, options to repurchase, severed mineral, oil and gas rights, riparian rights, rights-of-way, declarations, leases (written or oral), subleases (written or oral), rights of use or occupancy, rights of first refusal or offer, rights of setoff, rights of recompense and other similar rights, easements, licenses, covenants, other encumbrances and title defects of any nature whatsoever, and agreements or commitments to, or that do or may, create or suffer any of the foregoing.

“Entity” shall mean any general partnership (including limited liability partnership), limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or other business organization, whether domestic or foreign.

“Environmental Claim” shall mean any claim, Proceeding, Order or written notice received by any Seller in relation to the Assets or the Business from a Person alleging liability (including liability for investigatory costs, cleanup costs, Governmental Authority response costs, costs incurred pursuant to an Order, natural resource damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the Release of, or exposure of any Person to, any Hazardous Material at, on or about the Real Property; (b) the Release at any other location of any Hazardous Material generated by any Seller or of which any Seller had arranged for disposal at such other location; (c) facts or circumstances forming the basis of any actual or alleged violation of any Environmental Laws by any Seller, including actual or alleged violations regarding the Chemetco Superfund Site; or (d) circumstances in which any Seller has or may have retained or assumed either contractually or by operation of law any liability for any claims relating to an occurrence of an event described in (a), (b) or (c) of this definition alleged or asserted against any Third Party.

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“Environmental Conditions” shall mean the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, groundwater, any present drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, Release, or threatened Release of a Hazardous Material.  With respect to Environmental Claims, Environmental Conditions also include the exposure of Persons to a Hazardous Material at the work place, or the exposure of a Person or property to Hazardous Material emitted from, migrating from or otherwise emanating from or located on property owned or occupied at any time by any Seller.

“Environmental Diligence” shall mean the Phase II Environmental Site Assessments conducted by Buyer prior to the Effective Date and any subsequent reports performed by Buyer or its Representatives in connection with Buyer’s Due Diligence Investigation.

“Environmental Laws” shall mean CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act, 42 U.S.C. §6901, et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Oil Pollution Act, 33 U.S.C. § 2701 et seq., or any other Legal Requirement of any Governmental Authority dealing with the pollution or protection of natural resources or the environment (including the air, surface water, ground water, wetlands, land surface or subsurface strata) or with the protection of human health or safety.

“Environmental Matters” shall mean all matters relating to Environmental Laws, Environmental Claims, or Environmental Conditions.

“Environmental Permits” shall have the meaning set forth in Section 3.10(a).

“Environmental Reports” shall mean any and all written reports dated after January 1, 2015, in the possession or control of any Seller relating to (a) any Environmental Conditions in or about any Facility or (b) any Seller’s compliance with Environmental Laws at any Facility.

“Equity” shall mean, with respect to an Entity, the capital stock, membership interests, or other equity interests (as applicable) in such Entity, which denotes an ownership interest in such Entity or grants or could grant such a right by contract or otherwise to any Person.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall mean any trade or business, whether or not incorporated, that together with any Seller would be deemed a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Escrow Agent” shall mean the escrow agent named in the Working Capital Escrow Agreement and the Chemetco Escrow Agreement.

“Escrow Amount” shall mean an amount equal to the sum of the Working Capital Escrow Amount and the Chemetco Escrow Amount.

“Estimated Net Working Capital” shall have the meaning set forth in Section 2.06(b).

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“Estimated Working Capital Overage” shall have the meaning set forth in Section 2.06(b).

“Estimated Working Capital Underage” shall have the meaning set forth in Section 2.06(b).

“Excluded AR” shall have the meaning set forth in Section 2.02(n).

“Excluded Assets” shall have the meaning set forth in Section 2.02.

“Excluded Liabilities” shall have the meaning set forth in Section 2.04.

“Excluded Real Property Leases” shall mean that certain (i) lease agreement dated August 29, 1956 by and between Louisville and Nashville Railroad Company and Tri-City Scrap Bailing Co., Inc. for an irregular shaped parcel of land located east of yard track No. 927 used for scrap storage; (ii) lease agreement dated November 9, 2017 by and between ISA and Redden's Mobile Mechanics, Inc. for a portion of property located at 7110 Grade Lane, Louisville, Kentucky; and (iii) lease agreement dated August 1, 2013, by and between ISA and TT Repairs, Inc. for a portion of property located at 7100 Grade Lane, Louisville, Kentucky.

“Facilities” shall mean the Louisville West Facility, the Main Facility, the New Albany Facility, and the Seymour Facility.

“FCPA” shall have the meaning set forth in Section 3.20.

“Financial Statements” shall have the meaning set forth in Section 3.05(a).

“Fluff” shall have the meaning set forth in Section 5.11(a).

“GAAP” shall mean United States generally accepted accounting principles, as in effect from time to time, applied on a consistent basis.

“Governmental Authorities” shall mean all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever, foreign or domestic, of any federal, state, county, district, municipal, city or other political subdivision.

“Hazardous Material” shall mean any chemicals, pollutants, contaminants, medical waste or specimens, toxic substances, petroleum or petroleum products, or other material, whether or not discarded, that are regulated by Environmental Laws or the Release or disposal of which creates or could create responsibility under Environmental Laws, including hazardous wastes under the Resource, Conservation and Recovery Act, 42 U.S.C. §6903 et seq., hazardous substances under CERCLA, extremely hazardous substances under the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §11001, et seq., asbestos, polychlorinated biphenyls and urea formaldehyde, and low‑level nuclear materials, special nuclear materials or nuclear‑byproduct materials, all within the meaning of the Atomic Energy Act of 1954, and any rules or regulations promulgated thereunder.

“Hazardous Material Personal Injury” shall mean any actual or alleged exposure of any current or former employee, contractor or agent of any Seller to a Hazardous Material in any way relating to the Business or occurring on the Real Property prior to the Closing, regardless of whether any such injury or alleged injury arising therefrom is now known or hereafter discovered.

“Indemnified Person” shall have the meaning set forth in Section 9.06(a).

“Indemnifying Person” shall have the meaning set forth in Section 9.06(a).

“Initial Payment” shall have the meaning set forth in Section 2.05(a).

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“Intellectual Property” shall mean all Patents, Copyrights, Inventions, Know-How, Trade Secrets, and Domain Names that are used in the Business, and all License Agreements to which any Seller is a party.

“Invention” shall mean a novel, useful and non-obvious process, machine, composition of matter, or article of manufacture, and any novel, useful and non-obvious improvement thereof.

“Inventory” shall mean the inventories of any Seller related to the Business and consisting only of finished goods, work in progress and raw materials.

“Inventory Value” shall mean an amount, calculated by Buyer during the Adjustment Period, equal to (a) the Preliminary Inventory Value minus the sum of (b) (i) $20 for each net ton of Fluff remaining at any Facility as of the Closing, plus (ii) the costs, including lab fees, necessary to properly characterize such Fluff as Hazardous Material or non-Hazardous Material, as applicable, plus (iii) any additional costs incurred by Buyer in disposing of such Fluff to the extent such Fluff is characterized as anything other than non-Hazardous Material; provided, however, with respect to clauses (ii) and (iii), that such costs are reasonable, are consistent with customary industry practices and Buyer’s past practices, and are incurred on an arms-length basis with Persons who are not Affiliates of Buyer.

“IRS” shall mean the Internal Revenue Service.

“ISA” shall have the meaning set forth in the Preamble.

“ISA Board” shall have the meaning set forth in Section 3.03.

“ISA Shareholder Meeting” shall have the meaning set forth in Section 5.05(b).

“KDOW” shall have the meaning set forth in Section 5.10.

“Know-How” shall mean knowledge and experience of a technical, commercial, administrative, financial or other nature, which has practical application to the operation of the Business.

“Knowledge of Buyer” shall mean (a) the actual knowledge of any of the persons listed on Schedule 1.01(a); or (b) any information that those individuals listed on Schedule 1.01(a) would reasonably be expected to be aware of in the prudent discharge of their duties in the Ordinary Course of Business, but that may not be actually known to such persons.

“Knowledge of Sellers” shall mean (a) the actual knowledge of any of the persons listed on Schedule 1.01(b); or (b) any information that those individuals listed on Schedule 1.01(b) would reasonably be expected to be aware of in the prudent discharge of their duties in the Ordinary Course of Business, but that may not be actually known to such persons.

“KPDES Fines” shall have the meaning set forth in Section 2.04(i).

“KPDES Order” shall have the meaning set forth in Section 5.10.

“KPDES Permit” shall have the meaning set forth in Section 5.10.

“Leased Property” shall mean all real property that is leased, licensed, or subleased by any Seller in the Business (but excluding the Owned Real Property), including all improvements, buildings, structures, and all fixtures related thereto, and together with all beneficial easements appurtenant thereto, all as set forth on Schedule 2.01(e).

“Legal Requirements” shall mean all statutes, ordinances, codes (including building codes, zoning codes or licensing requirements), rules, regulations, restrictions (including land use restrictions), covenants, Permits, Permit terms and conditions, Orders, legally binding determinations or awards of any Governmental Authorities or arbitrator.

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“Liability” shall mean, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

“License Agreement” shall mean any Contract pursuant to which any Seller has rights in or to any Intellectual Property or Computer Software from any Person, and any Contract pursuant to which any Seller has licensed or transferred or agreed to license or transfer any rights in or to any Intellectual Property or Computer Software to any Person.

“Louisville West Facility” shall mean Sellers’ facility located on Camp Ground Road in Louisville, Kentucky.

“Main Facility” shall mean Sellers’ facility located on Grade Lane in Louisville, Kentucky.

“Material Adverse Effect” shall mean a condition, fact or circumstance that, individually or in the aggregate, has (or could reasonably be expected to have) a material adverse effect on (a) the ownership or use of the Assets, taken as a whole, (b) the operation of the Business as operated by Sellers on the Effective Date or as contemplated to be operated by Buyer after the Closing, taken as a whole, or (c) the ability of any Seller to perform its obligations hereunder; provided, however, that “Material Adverse Effect” shall not include any condition, fact or circumstance directly or indirectly arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industry in which the Business operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any changes in applicable Legal Requirements or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (vii) the announcement, pendency or completion of the Transaction, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with Sellers and the Business; or (viii) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided further, however, that any condition, fact or circumstance referred to in clauses (i) through (iv) and (vi) above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent such condition, fact or circumstance has a disproportionate effect on the Business compared to other participants in the industry in which the Business operates.

“Material Consumers” shall have the meaning set forth in Section 3.21.

“Material Contracts” shall have the meaning set forth in Section 3.13.

“Material Suppliers” shall have the meaning set forth in Section 3.22.

“Net Working Capital” shall mean, at the time of determination, the sum of (a) an amount equal to the Inventory Value plus (b) an amount equal to the aggregate value of Accounts Receivable plus (c) an amount equal to the aggregate value of the Prepaid Expenses minus (d) an amount equal to the aggregate value of Accounts Payable minus (e) an amount equal to the aggregate value of the Assumed Accruals.

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“New Albany Facility” shall mean Sellers’ facility located on State Road in New Albany, Indiana.

“Objection Notice” shall have the meaning set forth in Section 2.06(e).

“OFAC” shall have the meaning set forth in Section 3.26.

“Off-Site Environmental Matters” shall mean the Liability or potential Liability pursuant to Environmental Laws that arises from an arrangement (whether by contract, agreement, or otherwise) made by any Seller in connection with the Business or a Facility prior to the Closing Date (a) with a transporter for the transport, disposal or treatment of Hazardous Material owned or possessed by any Seller or by any other Person, or (b) for the disposal or treatment of Hazardous Material owned or possessed by any Seller or by any other Person.  Off-Site Environmental Matters include Liability or potential Liability pursuant to CERCLA § 104(e) requests for information, CERCLA special notices, response costs and demand letters and CERCLA orders (including administrative orders on consent) and decrees related to such arrangements.

“Order” shall mean any award, writ, injunction, judgment, order or decree entered, issued, made or rendered by any Governmental Authority or arbitrator pursuant to a Proceeding.

“Ordinary Course of Business” shall mean, with respect to any action taken by a Person, that such action (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; and (b) does not require authorization by the board of directors, board of managers or Equity holders of such Person (or by any Person or group of Persons exercising similar authority).

“Organizational Documents” shall mean, with respect to any Person, the articles of incorporation or organization, certificate of incorporation or formation, by-laws, operating agreement, shareholders’ agreement, trust agreement or other organizational or governing documents of such Person.

“Overall Cap” shall mean an amount equal to the Purchase Price.

“Owned Real Property” shall mean all real property that is owned by any Seller and used in the Business (including all improvements, buildings, structures, and all fixtures related thereto), all as set forth on Schedule 2.01(d).

“Parent” shall have the meaning set forth in the Preamble.

“Party” shall mean any party to this Agreement, its permitted successors and assigns.

“Patent” shall mean Letters Patent, issued under the laws of the United States or other nation, granting an inventor the exclusive right to the enjoyment or possession of its Invention for a limited time; and including all original applications for Letters Patent, all divisional, continuation, continuation-in-part, reissue, reexamination, and extension applications for Letters Patent, and all counterpart Letters Patent and applications for Letters Patent claiming priority therefrom.

“Payoff Amounts” shall have the meaning set forth in Section 5.09(d).

“Permits” shall mean all licenses, permits, consents, approvals and other authorizations of or from all Governmental Authorities (including certificates of occupancy, building or construction permits, business licenses or permits required by any Environmental Laws) that are required by any Governmental Authority for the ownership of the Assets, or the conduct of the Business, as of the Effective Date.  Permits shall also include any certifications, authorizations, approvals or endorsements of accreditation bodies applicable to the Business or the ownership or operation thereof.

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“Permitted Encumbrances” shall mean (i) any Encumbrances for Taxes or assessments not yet due and payable as of the Closing Date or being contested in good faith by appropriate procedures, (ii) zoning, building codes and other land use laws regulating the use or occupancy of Real Property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such Real Property, (iii) easements, covenants, conditions, restrictions and other similar matters affecting title to Real Property and other title defects which do not materially impair the use, valuation or occupancy of Real Property or the operation of the Business, and (iv) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the Ordinary Course of Business and not attributable to past due payment obligations of any Seller, (v) other than with respect to Owned Real Property, liens arising under the original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business and set forth on Schedule 1.01(c)(v); and (vi) those Encumbrances set forth on Schedule 1.01(c)(vi).

“Person” shall mean any individual, Entity, trustee or Governmental Authority.

“Physical Inventory” shall have the meaning set forth in Section 2.06(a)(i).

“Post-Closing Tax Period” shall mean (i) any Tax period beginning and ending after the Closing Date; and (ii) the portion of any Straddle Period beginning after the Closing Date.

“Pre-Closing Tax Period” shall mean (i) any Tax period beginning and ending on or before the Closing Date; and (ii) the portion of any Straddle Period ending on (and including) the Closing Date.

“Preliminary Inventory Value” shall have the meaning set forth in Section 2.06(a)(ii).

“Prepaid Expenses” shall mean those prepaid expenses set forth in Schedule 1.01(d) in the amounts so set forth on such Schedule.

“Prepared Inventory” shall mean any Inventory that is segregated in a pile, baled, bundled or otherwise ready for shipment (whether or not loaded onto a trailer at a Facility) as is customary for the applicable product type, consistent with the prepared inventory schedule attached for illustrative purposes as Schedule 1.01(e).  For the avoidance of doubt, Prepared Inventory shall include (i) ferrous material that is sold as loose material, has been sorted and/or baled and needs no further segregation, handling or processing (other than loading), (ii) non-ferrous metal that has been packaged and tagged in accordance with a consumer’s specifications, (iii) non-ferrous metal that is sold as loose material, has been sorted and needs no further segregation, handling or processing (other than loading), and (iv) all other non-ferrous metal that can be sold to Sellers’ consumers as presently stored by any Seller without any further segregation, handling or processing (other than loading and/or off-loading).

“Proceeding” shall mean any action, arbitration, audit, collection action, hearing, cause of action, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority, or any private arbitration, mediation or other alternative dispute resolution proceeding.

“Purchase Price” shall mean an amount equal to $23,300,000, plus or minus, as applicable, the Purchase Price Adjustment.

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“Purchase Price Adjustment” shall have the meaning set forth in Section 2.06(c).

“Purchase Price Adjustment Deficit” shall have the meaning set forth in Section 2.06(g)(i).

“Purchase Price Adjustment Statement” shall have the meaning set forth in Section 2.06(c).

“Purchase Price Allocation” shall have the meaning set forth in Section 5.06.

“Real Property” shall mean, collectively, the Owned Real Property and the Leased Property.

“Real Property Leases” shall mean those leases set forth on Schedule 2.01(e), pursuant to which Sellers lease or sublease the Owned Real Property and/or Leased Property.

“Related Party” shall mean any partner, shareholder, director, officer, trust, trustee or similar fiduciary of any Seller or any of its Affiliates.

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment of any Hazardous Material other than in full compliance with Environmental Laws.

“Representatives” shall mean, with respect to a Party, such Party’s officers, directors, employees, representatives, consultants, counsel and agents, and anyone acting on the behalf of such Party.

“Restricted Territory” shall have the meaning set forth in Section 5.08(a).

“Retained Crane” means the rebuilt Sennebogen 825 material handling crane acquired from Brandeis Machinery and being retained by Sellers.

“Schedule Supplement” shall have the meaning set forth in Section 5.13.

“Seller Indemnified Persons” shall have the meaning set forth in Section 9.04.

“Sellers” shall have the meaning set forth in the Preamble.

“Sellers’ Fundamental Representations and Warranties” shall mean the representations and warranties of Sellers in Sections 3.01, 3.02, 3.03, 3.04, 3.07(a), 3.09(a) and 3.18.

“Seymour Facility” shall mean Sellers’ facility located on County Road 900 West in North Vernon, Indiana.

“Shareholder Approval” shall have the meaning set forth in Section 5.05(b).

“Straddle Period” shall mean any Tax period beginning on or before the Closing Date and ending thereafter.

“Subsidiary” shall mean as to any Person, an Entity of which 50% or more of the voting power of the outstanding voting Equity or 50% or more of the outstanding economic Equity is held or controlled, directly or indirectly, by such Person.

“Tangible Personal Property” shall mean all machinery, equipment, trade fixtures, tools, furniture, office equipment, computers and related hardware components, supplies, materials, motor vehicles, tractor trailer rigs, and other items of tangible personal property (including all spares and maintenance parts but excluding Inventory on hand as of the Closing Date) of every kind owned or leased by any Seller wherever located and however affixed to any real property, together with any express or implied warranties (if and to the extent transferable) by the manufacturers, vendors or lessors of such property or of any item or component part thereof, and all maintenance records and other documents related thereto, except for the Excluded Assets.

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“Target Net Working Capital” means $8,400,000.

“Tax” or “Taxes” shall mean any federal, state, local or foreign income, unrelated business income, gross receipts, license, payroll, employment, excise, severance, occupation, privilege, premium, windfall profits, environmental (including taxes under §59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, sales, use, transfer, transaction privilege, private car, registration, unclaimed property, value added, alternative or add‑on minimum, estimated or other tax of any kind whatsoever, including payment in lieu of Taxes, interest or penalties on and additions to all of the foregoing, that are due to any Governmental Authority.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including schedules and attachments thereto and including amendments thereof.

“Third Party” shall mean any Person other than Buyer, any Seller and any of their respective Affiliates.

“Third-Party Claim” shall have the meaning set forth in Section 9.06(a).

“Title IV Plan” shall mean an Employee Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

“Trade Secret” shall mean business or technical information, including any formula, pattern, program, device, compilation of information, method, technique, or process that: (a) derives independent actual or potential commercial value from not being generally known or readily ascertainable through independent development or reverse engineering by persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

“Trademark” shall mean the rights granted a Person under state or federal laws of the United States or other nations, to use the words, names, symbols, sounds, or colors it uses to identify itself as the source of the goods or services it provides in commerce, whether such words, names, symbols, sounds, or colors are used as a trademark, trade dress, service mark, logo, trade name, corporate name, or assumed name, and whether or not such are registered under state or national trademark laws, and including all applications to register or renew the same.

“Transaction” shall mean the sale and purchase of the Assets and assumption of the Assumed Liabilities contemplated by this Agreement, together with any and all related transactions and proceedings designed to implement, facilitate or expedite such sale and purchase of the Assets and assumption of the Assumed Liabilities.

“Unprepared Inventory” shall mean all Inventory that is not Prepared Inventory.

“Working Capital Escrow Agreement” shall mean the Escrow Agreement to be entered into at the Closing by Buyer, ISA and the Escrow Agent, in form and substance reasonably satisfactory to such Persons.

“Working Capital Escrow Amount” shall mean $600,000, which shall be available (subject in all cases to the terms and conditions of the Escrow Agreement) to satisfy the potential Purchase Price Adjustment owed by Sellers, but shall not be used to satisfy any indemnity obligations owed by Sellers.

“Working Capital Overage” shall exist when (and shall be equal to the amount by which) the Net Working Capital exceeds the Target Net Working Capital.

“Working Capital Underage” shall exist when (and shall be equal to the amount by which) the Target Net Working Capital exceeds the Net Working Capital.

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1.02           Terms Generally

As used in this Agreement, and unless the context requires otherwise:

(a)                references to “include” or “including” mean including without limitation;

(b)                the gender of all words includes the masculine, feminine and neuter, and the number of all words includes the singular and plural;

(c)                references to a numbered “Section”, “Article” or “Schedule” refer to such Section, Article or Schedule of this Agreement;

(d)                references to “hereof”, “herein” and derivative or similar words refer to this Agreement;

(e)                references to any document are references to that document as amended, consolidated, supplemented, novated or replaced by the parties thereto from time to time;

(f)                 references to any law are references to that law as amended, consolidated, supplemented or replaced from time to time and all rules and regulations promulgated thereunder;

(g)                reference to a time of day shall refer to such time in Louisville, Kentucky; and

(h)             the divisions of this Agreement into articles, sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement; and

(i)             references to “day” or “days” are to calendar days and whenever any action must be taken under this Agreement on or by a day that is not a Business Day, then that action may be validly taken on or by the next day that is a Business Day.

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Article II.
SALE OF ASSETS AND RELATED MATTERS

2.01           Sale of Assets

Upon the terms and subject to the conditions of this Agreement, at the Closing, Sellers shall sell, assign, convey, transfer and deliver to Buyer, and Buyer shall purchase from Sellers, all right, title and interest in and to the Assets, free and clear of all Encumbrances other than the Permitted Encumbrances.  The sale, assignment, conveyance, transfer, and delivery of the Assets by Sellers to Buyer shall be made at the Closing by the execution and delivery of one or more Deeds, Bills of Sale, Assumption Agreements and such other assignments, licenses, endorsements and other appropriate instruments of transfer as Buyer shall reasonably request to vest in Buyer good and marketable title to the Assets, free and clear of all Encumbrances other than Permitted Encumbrances.  Without limiting the generality of the foregoing, the Assets shall include all of the following:

(a)                all Accounts Receivable;

(b)                all Prepaid Expenses;

(c)                all Inventory;

(d)                all Owned Real Property;

(e)                all rights in, to and under the Real Property Leases, other than the Excluded Real Property Leases;

(f)                 all Tangible Personal Property, including that listed on Schedule 2.01(f);

(g)                all rights under those Contracts set forth on Schedule 2.01(g) (collectively, the “Assumed Contracts”);

(h)               all legally transferable Permits and other approvals (including pending approvals) of Governmental Authorities relating to the ownership, development and operations of the Business or the Assets described on Schedule 2.01(h);

(i)                  all rights in and to all Intellectual Property and, to the extent assignable, all Computer Software, including that set forth on Schedule 2.01(i);

(j)                  all Sellers’ Trademarks, general intangibles relating to the Business, including those set forth on Schedule 2.01(j);

(k)              all records relating to the Business or the Assets (including equipment records, project plans, documents, catalogs, books, records, files and operating manuals), but excluding the records described in Section 2.02(b), (c) and (l);

(l)                  copies of all supplier lists and consumer lists for the last 3 fiscal years related to the Business;

(m)           any and all Claims of Sellers relating to the Assets or the Business (but excluding, however, any rights of any Seller in any Proceeding to which it is a party at Closing, any Claims described in Section 2.02(i), and any insurance claims under any insurance policy maintained by any Seller (other than insurance claims under the AR Insurance)); and

(n)                all right, title and interest of any Seller in, to, and under any incentives from any Governmental Authority relating to the Assets or the Business.

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2.02           Excluded Assets

Notwithstanding the generality of Section 2.01, the following assets are not a part of the Transaction and are excluded from the Assets (collectively, the “Excluded Assets”):

(a)                all Cash (including the Purchase Price), bank accounts and Equity of Sellers;

(b)              the corporate seal, minute books, Equity records and other documents relating to the corporate or other legal organization of any Seller, Tax Returns (including all related schedules, records, files and other documents and all other records required by applicable Legal Requirements to be maintained to support such Tax Returns), and other Tax records of any Seller or relating to the Business;

(c)                the original of any books and records that Sellers are required by applicable Legal Requirement to retain, so long as Sellers deliver at least one copy thereof to Buyer;

(d)                all Tax assets (including duty and Tax refunds, repayments and prepayments) of or relating to any Seller (or any Affiliate or other equity owner of any Seller);

(e)                all Employee Benefit Plans and assets therein;

(f)                 all insurance policies maintained by any Seller, and the rights to receive payments thereunder (other than insurance claims under the AR Insurance);

(g)                the rights of any Seller under the legally non‑transferable Permits applicable to the Business set forth in Schedule 2.02(g);

(h)                all rights of any Seller in any Proceeding to which it is a party as of the Closing;

(i)               any Claims, whether choate or inchoate, known or unknown, contingent or non-contingent, against third parties that (i) relate exclusively to events and activities before Closing, and (ii) have no impact on the value or operation of the Assets or the Business;

(j)                 all rights of any Seller in any Contracts that are not Assumed Contracts, including the Excluded Real Property Leases;

(k)                any of the rights or consideration that will accrue to any of the Sellers under this Agreement or any of the other documents contemplated by this Agreement, including the consideration paid to ISA for the benefit of all Sellers pursuant to this Agreement;

(l)                  any attorney-client privileged materials of Sellers relating to the Transactions (for the avoidance of doubt, the Assets shall include attorney-client privileged materials generally relating to the Assumed Liabilities, but shall not include any attorney-client privileged materials relating to negotiations between Sellers and Buyer relating to the Assumed Liabilities or the allocation thereof in connection with the Transactions);

(m)              those accounts and notes receivable of Sellers set forth on Schedule 2.02(m) (the “Excluded AR”); and

(n)                any other assets listed in Schedule 2.02(n) or otherwise excluded by mutual written agreement of the Parties.

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2.03           Assumed Liabilities

As of the Closing, Buyer shall assume and agree to perform and discharge only (a) the Accounts Payable, (b) subject to the provisions of Section 2.04(f), the performance obligations of the applicable Seller arising under the Assumed Contracts from and after Closing pursuant to the terms thereof, (c) the Assumed Accruals, (d) any liabilities for non-compliance with the KPDES Permit or the final KPDES Order and BMP Plan, including any civil penalties, stipulated penalties, or other fines or liabilities, but only to the extent arising thereunder and attributable to post-Closing operations at the Main Facility, and (e) the liabilities and obligations for Taxes relating to the Business, the Assets, or the other Assumed Liabilities for any Post-Closing Tax Period ((a) through (e), collectively, the “Assumed Liabilities”).  At the Closing, Sellers will assign to Buyer the Assumed Liabilities, and Buyer will assume and agree to timely perform and fully discharge the Assumed Liabilities, pursuant to an assignment and assumption agreement with Sellers, in form and substance reasonably acceptable to both Buyer and ISA (the “Assumption Agreement”).

2.04           Excluded Liabilities

Notwithstanding anything herein to the contrary, Buyer does not and will not assume, or otherwise become liable or responsible for, any Liabilities of any Seller of any type or nature other than the Assumed Liabilities (all Liabilities of any Seller other than the Assumed Liabilities, collectively, the “Excluded Liabilities”) as a result of this Agreement or the Transaction, regardless of whether or not any of such Excluded Liabilities are the subject matter of any of the representations and warranties of Sellers in this Agreement.  Sellers shall retain and agrees to satisfy and discharge, or otherwise be responsible for, all of the Excluded Liabilities, including the following Excluded Liabilities:

(a)             all of the Sellers’ costs and expenses of operating the Businesses prior to the Closing, including utilities, insurance, and any amounts owed to employees for accrued salary, vacation, bonuses, and time off, except for the Accounts Payable and any other Assumed Liabilities;

(b)                all Claims and Liabilities payable by any Seller to its Affiliates;

(c)                all real property mortgage indebtedness owed by any Seller or any Party and any other indebtedness secured by real property or any interest therein;

(d)                all Claims and Liabilities owed by any Seller under lines of credit, long- and short-term indebtedness to financial institutions or other holders of any Seller-issued debt instruments and other similar financings, including letters of credit and guarantees;

(e)                all Liabilities of the Sellers for Taxes relating to the Business, the Assets, or the Assumed Liabilities for any Pre-Closing Tax Period (including Taxes of a Seller that arise as a result of the Transaction);

(f)              all Liabilities under any Contract (i) to the extent attributable to any pre-Closing acts, omissions or obligations of any Seller, or (ii) that is not fully and effectively assigned to Buyer (including any required consent or approval of the other parties thereto where such consent or approval has not been either obtained by the applicable Seller prior to the Closing or waived in writing by Buyer) unless the benefits of such Contract are made fully available to Buyer;

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(g)                any Seller’s Liabilities for any and all pending or threatened (in writing to Sellers) Proceedings existing at the time of the Closing;

(h)                all known or unknown Environmental Claims arising out of the ownership, use or operation of any of the Assets during the period of occupancy by any Seller on the Real Property, prior to the Closing, including the presence, Release or threatened Release or disposal of Hazardous Materials prior to the Closing and any Liabilities of any Seller arising as a result of acts or occurrences occurring prior to the Closing under any Environmental Laws, regardless of whether, by operation of law, Buyer is or may also be liable for such Claims (and for purposes of this item (h) only, the term “Seller” shall include any Seller and any Entity of which any Seller is the successor by merger, consolidation or reorganization);

(i)                  all fines, penalties and similar Liabilities, relating to any noncompliance with the KPDES Permit, to the extent set forth or called for under the KPDES Order or otherwise, attributable to pre-Closing time periods (collectively, the “KPDES Fines”);

(j)                all product liabilities, consumer complaints, warranty issues and other Claims or Liabilities arising out of the sale of products or the furnishing of services by any Seller prior to the Closing;

(k)                all Claims and Liabilities relating to the assets and properties of any Seller that are not included in the Assets;

(l)                  all Claims and Liabilities relating to the classification by any Seller of employees of any Seller or leased employees placed with any Seller;

(m)              all Claims and Liabilities arising out of or relating to income and employment Tax withholding on leased employees placed with any Seller;

(n)                all Claims and Liabilities under all of Sellers’ Employee Benefit Plans;

(o)                all employment-related Claims against any Seller;

(p)                all Claims arising out of any Seller’s compliance or noncompliance with any Legal Requirement prior to the Closing;

(q)                all known or unknown Off-Site Environmental Matters;

(r)                 all other Claims and Liabilities that are not Assumed Liabilities; and

(s)                 the Parties intend that upon the Closing, the Buyer and its Affiliates shall not and shall not be deemed to: (i) be a successor (or other such similarly situated party), or otherwise be deemed a successor, to any Seller, including a “successor employer” for the purposes of the Code, ERISA, Environmental Law or other applicable Legal Requirements; (ii) have any responsibility or liability for any obligations of any Seller, or any Affiliate of any Seller, based on any theory of successor or similar theories of liability; (iii) have, de facto or otherwise, merged with or into any Seller; (iv) be an alter ego or a mere continuation or substantial continuation of any Seller, including within the meaning of any foreign, federal, state or local revenue, pension, ERISA, tax, labor, employment, environmental, or other Legal Requirements (including filing requirements under any such laws, rules or regulations), or under any products liability law or doctrine with respect to any Seller’s liability under such Legal Requirements; or (v) be holding itself out to the public as a continuation of any Seller.

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2.05           Purchase Price

(a)                At the Closing, Buyer shall pay to ISA, for the benefit of all Sellers, by wire transfer of immediately available funds to such account or accounts as ISA specifies in writing (which instructions shall be provided to Buyer no fewer than 2 Business Days prior to the Closing), an amount equal to (the “Initial Payment”):

(i)                  $23,300,000; plus

(ii)               the Estimated Working Capital Overage, if any; minus

(iii)             the Estimated Working Capital Underage, if any; minus

(iv)              the Escrow Amount; minus

(v)                the Payoff Amounts.

(b)                In addition, at the Closing, Buyer shall (i) remit to the Escrow Agent the Escrow Amount, and (ii) deliver the Payoff Amounts (other than the Capital Lease Deduct amount, which amount shall be retained by Buyer) to the applicable Persons via wire transfer of immediately available funds in the manner set forth in the Closing Statement (provided, however, that the portions of the Payoff Amount properly attributable to Tax withholdings as required by applicable Legal Requirements, if any, shall be remitted to the appropriate taxing authorities in due course).  The Parties acknowledge and agree that in no event shall Buyer be obligated to disburse funds hereunder in excess of the Purchase Price.

(c)                Buyer shall be entitled to deduct and withhold from the Initial Payment to ISA hereunder all Taxes that Buyer may be required to deduct and withhold under any applicable provision of Tax-related Legal Requirements.  To the extent that any such withheld amounts are properly deducted or withheld and remitted to the relevant taxing Governmental Authority in accordance with applicable Legal Requirements, they shall be treated as delivered to ISA hereunder.  If Buyer intends to withhold any Taxes pursuant to this Section 2.05(c) from amounts payable to ISA, Buyer shall provide written notice to ISA at least three (3) Business Days in advance of Closing stating the amounts proposed to be withheld and the reasons for the withholding, and shall provide ISA with an opportunity to discuss whether such withholding is appropriate.  Buyer shall reasonably cooperate with ISA in pursuing any refund claim relating to Taxes withheld pursuant to this Section 2.05(c).  If Buyer or any of its Affiliates receives any Tax refund relating to any withholding from amounts payable or paid to ISA, Buyer will promptly pay such refund to ISA in immediately available funds.

2.06           Net Working Capital Adjustment

(a)                Calculation of Preliminary Inventory Value.  Preliminary Inventory Value shall be calculated as follows:

(i)                  The quantity of the Inventory shall be determined based upon a physical inspection of all Inventory taken by representatives of Sellers and Buyer at the Facilities no more than 3 days prior to Closing (the “Physical Inventory”).  The preliminary value to be assigned to the Inventory shall be as set forth below.  Buyer and Sellers will work together in good faith in order to accomplish the Physical Inventory in an efficient manner and will direct their respective Representatives to do likewise.  The count and amounts determined by the Physical Inventory shall be rolled forward 3 days in order to account for purchases and sales of such Inventory made by Sellers in the Ordinary Course of Business prior to Closing.  Sellers covenant and agree not to encumber, and not to sell or dispose except in the Ordinary Course of Business, any Inventory following completion of the Physical Inventory.

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(ii)               During the Physical Inventory, Representatives from Buyer and ISA shall assess the preliminary value to be assigned to the Unprepared Inventory (as delivered to and unloaded at the Facilities) based on the average cost by grade per gross ton for ferrous material and per pound for non-ferrous material, as shown on Sellers’ purchase journals (excluding, for purposes of calculating such average cost, any Affiliate transactions) for the thirty (30) day period immediately preceding the date the Physical Inventory is performed, plus $10 per gross ton for ferrous material and $0.01 per pound for nonferrous material.  ISA shall provide Buyer with such documentation as Buyer may reasonably request to verify the information set forth in Sellers’ purchase journals.  The preliminary value to be assigned by Representatives from each of Buyer and ISA to Prepared Inventory shall be the “market price” for such material, defined as the then-current Ex Works (Incoterms 2010) price for each specific grade determined pursuant to actual sale data (collated on a localized basis) as mutually agreed to by the Parties during the Physical Inventory minus, as applicable, (i) $10 per gross ton for loading cost, normal selling expenses and nominal profit for ferrous material and (ii) $0.01 per pound for loading cost, normal selling expenses and nominal profit for non-ferrous material.  Immediately following the completion of the Physical Inventory, but before delivery by ISA of the Closing Date Statement pursuant to Section 2.06(b), ISA and Buyer shall determine in good faith the calculation of the preliminary purchase price for Sellers’ Inventory in accordance with the foregoing.  Senior management of Buyer and ISA shall negotiate in good faith to attempt to resolve any dispute among their representatives with respect to the final determination of the preliminary Inventory value.  The aggregate preliminary value of the Inventory as agreed to by Buyer and ISA is referred to herein as the “Preliminary Inventory Value”.

(b)                Not fewer than 1 Business Day prior to the Closing, ISA shall deliver to Buyer a statement (the “Closing Date Statement”) setting forth its good faith estimate of (i) Net Working Capital (the “Estimated Net Working Capital”) and the resulting estimated Working Capital Underage (the “Estimated Working Capital Underage”) or the resulting estimated Working Capital Overage (the “Estimated Working Capital Overage”), as applicable, as of Closing and using the Preliminary Inventory Value (in lieu of Inventory Value) calculated pursuant to Section 2.06(a).  Buyer shall have the opportunity to review all materials and information used by the Sellers in preparing such estimate, and the Sellers shall make available such personnel as are reasonably necessary to assist Buyer in its review of such estimate.

(c)                Within 45 days after the Closing Date (the “Adjustment Period”), Buyer shall prepare and deliver to ISA a statement (the “Purchase Price Adjustment Statement”) setting forth its calculation of the Net Working Capital as of the Closing, including its calculation of Inventory Value. For the avoidance of doubt, in the preparation of the Purchase Price Adjustment Statement and the calculation of the Inventory Value, the Preliminary Inventory Value when determining Inventory Value calculated pursuant to Section 2.06(a) shall not be subject to review or adjustment. If the Net Working Capital shown in the Purchase Price Adjustment Statement is greater than (resulting in a payment due to the Sellers), or less than (resulting in a payment due to Buyer), the Estimated Net Working Capital, then Buyer or the Sellers, as applicable, shall pay the other, in accordance with the procedures of Section 2.06(f), the amount of such difference (any such payment, a “Purchase Price Adjustment”).

(d)                Buyer and Sellers shall provide each other and their respective representatives with reasonable access to the applicable business records and relevant personnel and properties during the preparation of the Purchase Price Adjustment Statement and the resolution of any disputes that may arise under this Section 2.06.

(e)                If ISA disagrees with the determination of the Purchase Price Adjustment, ISA shall notify Buyer in writing (an “Objection Notice”) of such disagreement within thirty (30) days after delivery of the Purchase Price Adjustment Statement to ISA, which Objection Notice shall describe the nature of any such disagreement in reasonable detail, identify the specific items involved and the dollar amount of each such disagreement and provide reasonable supporting documentation for each such disagreement (collectively, the “Disputed Adjustment Items”).  After the end of such thirty (30) day period, ISA may not introduce additional Disputed Adjustment Items or increase the amount of any Disputed Adjustment Item, and any item not so identified shall be deemed to be agreed to by ISA and will be final and binding upon the parties to this Agreement.  The failure of ISA to deliver an Objection Notice to Buyer within thirty (30) days after delivery of the Purchase Price Adjustment Statement to ISA shall be deemed acceptance of the Purchase Price Adjustment Statement and agreement to the Purchase Price Adjustment amount set forth therein by the Sellers.

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(f)                 Subject to Section 2.06(e), Buyer and ISA shall negotiate in good faith to resolve any Disputed Adjustment Items and any resolution agreed to in writing by Buyer and ISA shall be final and binding upon the parties.  If Buyer and ISA are unable to resolve all Disputed Adjustment Items within twenty (20) days of delivery of a written Objection Notice to Buyer, then the disputed matters shall be referred for final determination to Crowe LLP, 9600 Brownsboro Road, Suite 400, Louisville, KY 40241 (the “Accounting Arbitrator”), or such other recognized accounting firm mutually agreed upon by Buyer and ISA.  The Accounting Arbitrator shall only consider those items and amounts set forth on the Purchase Price Adjustment Statement as to which Buyer and ISA have disagreed within the time periods and amounts and on the terms specified in Section 2.06(e) and must resolve all unresolved Disputed Adjustment Items in accordance with the terms and provisions of this Agreement.  The Accounting Arbitrator shall deliver to Buyer and ISA, as promptly as practicable and in any event within 60 days after its appointment, a written report setting forth the resolution of any unresolved Disputed Adjustment Items determined in accordance with the terms herein.  The Accounting Arbitrator may not assign a value to any item greater than the greatest value for such item claimed by either Buyer or ISA or less than the smallest value for such item claimed by either Buyer or ISA.  Such report shall be final and binding upon all of the parties to this Agreement (including the Seller) provided that such determination may be reviewed, corrected or set aside by a court of competent jurisdiction, but only upon a finding that the Accounting Arbitrator committed manifest mathematical error with respect to its determination.  Upon the agreement of Buyer and ISA or the decision of the Accounting Arbitrator, or if ISA fails to deliver written notice of disagreement to Buyer within the thirty (30) day period provided in Section 2.06(e), the Purchase Price Adjustment Statement, as adjusted if necessary pursuant to the terms of this Agreement, shall be deemed to be the Purchase Price Adjustment Statement for purposes of calculating the Purchase Price Adjustment pursuant to this Section 2.06.  The fees, expenses and costs of the Accounting Arbitrator will be borne by Buyer, on the one hand, and the Sellers, on the other hand, in the same proportion that the dollar amount of the Disputed Adjustment Items lost by Buyer on the one hand, or the Sellers, on the other hand, bears to the total amount of the Disputed Adjustment Items that are resolved by the Accounting Arbitrator, and the Accounting Arbitrator shall set out the apportionment of such fees, expenses and costs in the Accounting Arbitrator’s written report.

(g)                Any Purchase Price Adjustment shall be paid within 5 Business Days after its final determination pursuant to this Section 2.06, by wire transfer of immediately available funds from the Party obligated to make such payment to an account designated by the Party receiving such payment.

(i)                  Any Purchase Price Adjustment owed by the Sellers shall be first satisfied from the Working Capital Escrow Amount until the Working Capital Escrow Amount is exhausted.  If the Purchase Price Adjustment (A) is owed by the Sellers but is less than the Working Capital Escrow Amount, then Buyer shall direct the Escrow Agent to pay to the Sellers an amount equal to the Working Capital Escrow Amount minus the Purchase Price Adjustment (which amount shall be retained by Buyer), or (B) exceeds the Working Capital Escrow Amount (such difference, the “Purchase Price Adjustment Deficit”), then Buyer shall retain the entire Working Capital Escrow Amount and the aggregate Purchase Price Adjustment Deficit amount shall be paid by the Sellers to Buyer.  The Sellers shall be liable on a joint and several basis for any Purchase Price Adjustment Deficit amounts.

(ii)               In the event a Purchase Price Adjustment is to be paid by Buyer, Buyer shall pay to the Sellers an amount equal to the Purchase Price Adjustment and shall direct the Escrow Agent to pay to Sellers the Working Capital Escrow Amount.

(h)                The Sellers and Buyer agree to treat any payment made pursuant to this Section 2.06 as an adjustment to the Purchase Price for federal, and applicable state and local, income Tax purposes.

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2.07           Sellers’ Representative

(a)                By the execution and delivery of this Agreement, each Seller hereby irrevocably constitutes and appoints ISA, and by its signature hereto ISA hereby accepts such appointment, as its true and lawful agent and attorney-in-fact, with full power of substitution to act in each Seller’s name, place and stead with respect to or in connection with this Agreement and the Transaction, and to act on each Seller’s behalf in any dispute, litigation or arbitration involving this Agreement or the Transaction, and to do or refrain from doing all such further acts and things, and execute all such documents, as ISA shall deem necessary or appropriate in connection with this Agreement or the Transaction, including the power:

(i)                  to execute and deliver all ancillary agreements, certificates and documents, and to make representations and warranties therein, on behalf of each Seller that ISA deems necessary or appropriate in connection with the consummation of the Transaction;

(ii)               to do or refrain from doing any further act or deed on behalf of each Seller that ISA deems necessary or appropriate in its sole discretion relating to the subject matter of this Agreement and the Transaction, as fully and completely as such Seller could do if present, including make any determination pursuant to Sections 2.06, and take any action pursuant to Article IX (and to negotiate, enter into settlements and compromises of, and comply with orders of courts and awards of arbitrators with respect to such claims); and

(iii)             to retain legal counsel, accountants, consultants and other experts at the expense of the Sellers, and incur any other reasonable expenses (which shall be for the account of the Sellers), in connection with all matters and things set forth or necessary with respect to this Agreement and the Transaction and to take all actions reasonably necessary or appropriate in the good faith judgment of ISA for the accomplishment of any or all of the foregoing.

(b)                The appointment of ISA as agent of the Sellers shall be deemed coupled with an interest and shall be irrevocable and Buyer, its Affiliates and any other Person may conclusively and absolutely rely, without inquiry, upon any action of ISA on behalf of the Sellers (or any one of them) in all matters related to or in connection with this Agreement and the Transaction.  All notices delivered by Buyer to ISA (whether pursuant hereto or otherwise) for the benefit of the Sellers (or any one of them) shall constitute notice to the Sellers.  ISA shall act for the Sellers on all matters set forth in this Agreement in the manner ISA believes in its sole discretion to be in the best interest of the Sellers and consistent with its obligations under this Agreement.

(c)                All actions, decisions and instructions of ISA taken, made or given pursuant to the authority granted to ISA pursuant to this Section 2.07 shall be conclusive and binding upon the Sellers, the Sellers shall not have the right to object, dissent, protest or otherwise contest the same, and Buyer shall be entitled to conclusively rely on any and all such actions, decisions and instructions of ISA.  The provisions of this Section 2.07 are independent and severable, shall constitute an irrevocable power of attorney coupled with an interest and surviving Bankruptcy, granted by the Sellers to ISA, and shall be binding upon the successors and assigns of the Sellers.  Neither Buyer nor any of its Affiliates shall have any liability or obligation with respect to or in connection with the acts or omissions of ISA.

(d)                ISA shall not be liable to any Seller for any action taken by ISA pursuant to this Agreement unless ISA has acted in bad faith or with gross negligence or willful misconduct, and the Sellers shall indemnify ISA from any losses arising out of or relating to ISA serving as Sellers’ representative hereunder. ISA is serving in the capacity as representative of the Sellers hereunder solely for purposes of administrative convenience.

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Article III.
REPRESENTATIONS AND WARRANTIES OF Seller

Sellers hereby jointly and separately represent and warrant to Buyer that the statements contained in this Article III are true, correct and complete as of the Effective Date and, except where expressly limited to a specific date, shall be true, correct and complete as of the Closing Date.

3.01           Organization

Each Seller is duly organized or formed, validly existing and in good standing under the laws of the state set forth opposite its name on Schedule 3.01.  Each Seller is licensed, registered, qualified or admitted to do business, and in good standing, in each jurisdiction in which the ownership, use or leasing of the Assets, or the conduct or nature of the Business, makes such licensing, qualification, or admission necessary, except where such failure would not have a Material Adverse Effect.  There are no outstanding options, warrants or other securities or rights to acquire, directly or indirectly, the Equity of any Seller, nor are there any outstanding securities that are convertible or exchangeable into Equity of any Seller.

3.02           Powers; Consents; Absence of Conflicts

Except as set forth on Schedule 3.02, no Seller owns any Equity of any other Person.  Each Seller has all requisite entity power and authority to conduct its respective portion of the Business as presently conducted.  Each Seller has all requisite entity power and authority to enter into, execute and deliver this Agreement and all other agreements, instruments, certificates and documents to which it is a party, executed or to be executed in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its respective obligations hereunder and thereunder. Further, the execution, delivery and performance hereof, and the consummation of the Transaction, as applicable:

(a)                are (assuming receipt of the Shareholder Approval) within the entity powers of each Seller and do not and will not (assuming receipt of the Shareholder Approval) conflict with or violate any of the terms of the Organizational Documents of any Seller, in each instance as amended to date, or any resolutions of the Board of Directors or Managers or Equity holders of any Seller;

(b)                have been approved and recommended by the Board of Directors or Managers and/or Equity holders (as applicable) of each Seller (except for the Shareholder Approval which approval shall be solicited pursuant to Section 5.05(b)), and except as set forth in Schedule 3.02(b) or (c), do not and will not require any material approval, consent, or authorization of, or notice to, or filing or registration with, any Governmental Authority or, to the Knowledge of Sellers, any other Person;

(c)                except for the required third-party consents and notices set forth in Schedule 3.02(c), do not and will not violate, conflict with or result in any material breach or contravention of, nor constitute a default under or an event giving rise to a right of termination of, any Assumed Contract;

(d)                do not and will not violate any applicable Legal Requirement;

(e)                will not accelerate or permit the acceleration of any performance of any duty or Liability of any Seller; and

(f)                 do not and will not result in the creation of any Encumbrance upon any of the Assets other than a Permitted Encumbrance.

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3.03           Binding Agreement

Except for the Shareholder Approval, which approval shall be solicited pursuant to Section 5.05(b), this Agreement, and all other agreements, instruments, certificates and documents executed or to be executed in connection with the Transaction, to which any Seller is or becomes a party (a) have been (or upon execution and delivery will have been) duly authorized by all necessary entity action on the part of such Seller, as applicable (including Equity holder action, if required), and (b) constitute (or upon execution and delivery will constitute) valid, legal and binding obligations of such Seller, enforceable against such Seller in accordance with the respective terms hereof or thereof, except as enforceability may be subject to general principles of equity and as may be restricted, limited or delayed by Bankruptcy or other laws affecting creditors’ rights generally.  As of the Effective Date, the ISA Board of Directors (the “ISA Board”) has resolved to recommend that the shareholders of ISA approve this Agreement and directed that such matter be submitted for consideration of the shareholders of ISA at the ISA Shareholder Meeting.  The Shareholder Approval is the only vote or approval of the holders of Capital Stock of ISA or any of its Subsidiaries necessary to approve this Agreement and the Transaction.

3.04           Third-Party Rights

There are no Contracts with, or options, commitments or rights in favor of, any Person to directly or indirectly acquire (a) the Business, any portion thereof or any interest therein or, (b) except for sales of Inventory in the Ordinary Course of Business, any of the Assets.

3.05           Financial Statements

(a)                Sellers have delivered to Buyer their consolidated annual financial statements for the 3 most recent complete fiscal years and a preliminary copy of their most recent quarterly financial statements (collectively, the “Financial Statements”).  The Financial Statements have been prepared in accordance with GAAP (subject, in the case of the quarterly Financial Statements, to normal and recurring year-end adjustments and the absence of notes).  Each balance sheet (including the footnotes thereto) included in the Financial Statements fairly and accurately presents the financial condition of the Sellers as of the date thereof, and each related statement of income (including the footnotes thereto) included in the Financial Statements and fairly and accurately presents the results of the operations of the Sellers and the changes in its financial position for the period indicated all in accordance with GAAP.  The Financial Statements are accurate and complete in all material respects, and Sellers’ internal controls and procedures are sufficient to ensure that the Financial Statements are accurate and complete in all material respects.  The Financial Statements are in material accord with the books and records of the Sellers, which books and records are true, correct and complete in all material respects.

(b)                Except as set forth on Schedule 3.05(b), Sellers have no Liabilities required to be reflected on a balance sheet prepared in accordance with GAAP, except (i) as set forth in the most recent Financial Statements (including the footnotes thereto), and (ii) for current liabilities incurred in the Ordinary Course of Business since the date of the Balance Sheet and of the kind and type reflected in the Financial Statements.

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3.06           Recent Activities

Since January 1, 2019, except as set forth on Schedule 3.06:

(a)                no damage, destruction or loss (in each case not remediated or repaired by the Sellers as of the Closing Date) has occurred to the Assets that individually exceeded $25,000 in value or in the aggregate exceeded $100,000 in value;

(b)                there has been no lease, distribution, purchase, transfer, assignment, sale or other disposition, or any Contract or other arrangement for the purchase, sale or other disposition (by merger, consolidation, or acquisition of Equity or assets or otherwise), of any Assets, other than purchases and sales in the Ordinary Course of Business, of the Assumed Crane, or of any Assets listed on Schedule 2.02(n) or Schedule 3.06(b);

(c)                no Seller has canceled or waived any material claims or rights in respect of the Assets except in the Ordinary Course of Business;

(d)                no Seller has entered into any Contract or transaction (i) providing for the sale or purchase of goods or services in excess of $25,000 or (ii) for the purchase or sale of real property or major equipment;

(e)                there has been no modification or amendment to, or renewal, acceleration, expiration, termination, cancellation, or receipt of notice of termination of, any Assumed Contract that has not been made available to Buyer, and no event has occurred that has given rise to a right of termination under any Assumed Contract, nor is any event or action (including the Transaction) anticipated that would or could reasonably give rise to such a right;

(f)                 there has been no grant, purchase, redemption, retirement, transfer, assignment or other acquisition by any Person of any Equity, right or option to acquire any Equity, or any security convertible into Equity, of any Seller;

(g)                there has been no creation or grant of any new Encumbrance other than a Permitted Encumbrance on any of the Assets;

(h)                no Material Adverse Effect has occurred; and

(i)                  no Seller has entered into any Contract to do, or that could reasonably be expected to result in, any of the foregoing.

3.07           Title to and Adequacy of Assets; Performance

(a)                Except as described on Schedule 3.07(a), the Sellers own and hold good and valid title to all the Assets (excluding the Real Property), free and clear of any Encumbrances other than Permitted Encumbrances.  At the Closing, Sellers shall own and hold good and valid title to all of the Assets (excluding the Real Property), free and clear of any Encumbrances other than Permitted Encumbrances.

(b)                The Assets and the Excluded Assets constitute all assets that are used in the conduct of the Business.  The Tangible Personal Property included within the Assets is physically identifiable and is in the possession of Sellers.  The Excluded Assets set forth on Schedule 3.07(b) combined with the Assets are sufficient to permit the operation of the Business from and after the Closing Date in substantially the same manner and to the same extent that the Business is conducted by Sellers as of the Effective Date.

(c)                All Tangible Personal Property is in substantially the same condition and working order as it was when last inspected by Buyer, is sufficient to conduct the Business in the manner currently conducted by Sellers, and does not require any material repairs or replacements except for routine or previously scheduled repairs or replacements in the Ordinary Course of Business.

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3.08           Inventory

All Inventory of Sellers consists of items of a quality and quantity usable and salable in the Ordinary Course of Business, is owned by Sellers free and clear of all Encumbrances other than Permitted Encumbrances, and is generally sufficient to conduct the Business in the ordinary course.  An adequate reserve has been established for missing, damaged, spoiled, obsolete, defective or slow moving Inventory, and such reserve is consistent with both the operation of the Business in the Ordinary Course of Business.  The values at which such Inventory is carried are stated in accordance with GAAP at the lower of historic cost or market, with cost being determined on a rolling-average-cost basis that approximates the first-in, first-out method.  Other than as set forth on Schedule 3.08, no Seller has any Inventory that has been consigned to third parties or that otherwise is not in the physical possession of such Seller.

3.09           Real Property

(a)                Schedule 2.01(d) contains a true, complete and correct list of all Owned Real Property.  True, complete and correct copies of all deeds to which any Seller is a grantee with respect to the Owned Real Property, as well as all title insurance policies, opinions and abstracts, and surveys in connection with the Owned Real Property which are in the possession of or under the control of any Seller have been delivered to Buyer.  Schedule 3.09(a)(i) also separately and accurately identifies, in reasonable detail, any and all real property formerly owned by any Seller after January 1, 2015.  Each applicable Seller is the sole owner of the Owned Real Property and, except as set forth on Schedule 3.09(a)(ii), holds the Owned Real Property in fee simple, and has good, insurable and marketable title, free and clear of any and all Encumbrances other than Permitted Encumbrances.  Except as set forth in Schedule 3.09(a)(iii), no Seller has leased or otherwise granted to any person the right to use or occupy such Owned Real Property or any portion thereof.  Except for this Agreement, there are no current or pending contracts for sale, options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. The only real property used by any Seller in connection with the Business is the Leased Property and the Owned Real Property.

(b)                Schedule 2.01(e) contains a true, complete and correct list of all Leased Property and all Real Property Leases.  Sellers delivered to Buyer true, complete and correct copies of all Real Property Leases, including all extensions, amendments, supplements and modifications related thereto.  Each Seller has good and marketable title to its leasehold interest in the Real Property Leases, free and clear of any and all Encumbrances other than Permitted Encumbrances.  Schedule 3.09(b)(i) separately and accurately identifies, in reasonable detail, any and all real property formerly leased by any Seller after January 1, 2015.  Except as set forth on Schedule 3.09(b)(ii), no Seller has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in any Real Property Lease. All Real Property Leases are legal, valid, binding, enforceable, and in full force and effect.  There is no existing material default under any Real Property Lease by any Seller or, to the Knowledge of Sellers, by any landlord or lessor.  No event has occurred that, with notice or lapse of time or both, would constitute a material default by any Seller or, to the Knowledge of Sellers, by any landlord or lessor, or permit termination, modification or acceleration of any Real Property Lease by any landlord or lessor; there are no disputes, oral agreements, or forbearance programs in effect as to any Real Property Lease.  Other than Permitted Encumbrances, no Seller has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in any Real Property Lease.  Except as set forth on Schedule 3.09(b)(iii), the transactions contemplated hereby do not require the consent of any other party to a Real Property Lease, will not result in a breach of or default under any Real Property Lease, and will not otherwise cause any Real Property Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following Closing.  No Seller is in default of any payment obligation under any Real Property Lease.

(c)                The only real property used by the Sellers in connection with their respective Ordinary Course of Business is the Real Property.

(d)                There (i) have been no Proceedings or Claims, including condemnation proceedings, related to the Real Property (including Claims by any adjacent property owners relating to the use or operation of the Business), (ii) are no pending or, to the Knowledge of Sellers, threatened Proceedings or Claims, including condemnation proceedings, related to any of the Real Property (including Claims by any adjacent property owners relating to the use or operation of the Business), and (iii) are no other matters materially and adversely affecting the current use or occupancy of the Real Property.

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(e)                No Seller has received any written or oral notice for assessments for public improvements against the Real Property that are delinquent and remain unpaid or that will become due and payable on or prior to the Closing Date, and no such assessment has been proposed.

(f)                 There are no violations of any Legal Requirement related to the Real Property, no Seller has received notice of any such violation, and no Seller is aware of the basis for any such Claim, by any Person, of any such violation.

(g)                Each Seller has received all required approvals of Governmental Authorities (including Permits and certificates of occupancy or other such certificates permitting lawful occupancy and use of the Real Property) required in connection with its use of the Real Property.

(h)                All buildings, plants and structures owned or leased by any Seller lie wholly within the boundaries of the Real Property and do not encroach upon the property of, or otherwise conflict with the rights of, any other Person.

(i)                  Any and all costs for labor and material for the construction, equipment, maintenance or repair of any improvements to the Real Property have been paid in full.

(j)                  There are no material structural defects in any of the buildings, infrastructure (including walls, roofs or parking areas) or other improvements situated on the Real Property, and all of the building systems are, in all material respects, in good condition and working order, and sufficient to conduct the Business in the manner currently and historically conducted by the applicable Seller and do not require any material repairs or replacements.

3.10           Environmental Matters

(a)                All Permits required under applicable Environmental Laws with respect to the Real Property and the conduct of the Business as now being conducted at the Facility (the “Environmental Permits”), each of which is held by the applicable Seller, are listed in Part I of Schedule 3.10(a).  To the Knowledge of Sellers, except as set forth in Part II of Schedule 3.10(a), each Seller is currently in material compliance with all applicable Environmental Laws, including all Environmental Permits.

(b)                Except as set forth on Schedule 3.10(b):

(i)                  No Seller has received any written notice to the effect that any Seller is not in material compliance with, or that any Seller is in material violation of, any Environmental Law with respect to the Real Property, the Business or Environmental Permits that remains outstanding or unresolved, and to the Knowledge of Sellers, there are no currently existing circumstances likely to result in a failure of any Seller to materially comply with, or a material violation by any Seller of, any Environmental Law with respect to the Real Property, the Business or Environmental Permits.

(ii)               There are no outstanding or unresolved Environmental Claims against any Seller, nor has any Seller received any written notification of any allegation, any actual or potential responsibility of any Seller, or any inquiry or investigation regarding any disposal, Release or threatened Release of any Hazardous Material handled, generated, processed, dispersed, recycled or transported by any Seller at any Real Property or from any Real Property to or at any other location that remains outstanding or unresolved.

(iii)             (A) Neither any Seller, nor, to the Knowledge of Sellers, any other Person has operated any underground tank, related piping or other underground storage receptacle for Hazardous Material at or on any of the Real Property, and to the Knowledge of Sellers there has been no Release (including any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of any Hazardous Material from any underground tank or related piping at or on any of the Real Property, and (B) to the Knowledge of Sellers, there has been no Release of Hazardous Material by any Seller or any other Person, on, upon or into any of the Real Property.

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(iv)              The consummation of the Transaction will not require an application for issuances, renewal, transfer or extension of, or any other administrative action regarding, any Environmental Permit.

(v)                No Seller has received any written notice of any Orders, consent decrees, consent orders or Encumbrances other than Permitted Encumbrances by, or notices of violation from, any Governmental Authority or any other Person, which remain in effect and unresolved, relating to any alleged or actual violation by any Seller of any Environmental Law with respect to the Real Property that regulates, obligates or binds any Seller or any of the Assets.

(vi)              In the past 2 years, no Seller has released any other Person from any material Claim of any Seller under any Environmental Law or waived any rights concerning any Environmental Condition with respect to any of the Assets, the Real Property or the Business.

(c)                Copies of all Environmental Reports have been made available to Buyer.  A list of all such Environmental Reports is set forth on Schedule 3.10(c).

(d)                The representations and warranties set forth in this Section 3.10 are the Sellers’ sole and exclusive representations and warranties regarding environmental matters.

3.11           Intellectual Property

(a)                Except as set forth on Schedule 3.11(a), the Sellers (i) own, or (ii) pursuant to a License Agreement have a valid license and right to use, all Intellectual Property and Computer Software free and clear of any liens, as well as any work made for hire, cross-license or license-back obligations related thereto, and each applicable Seller has the right to assign such license and right to Buyer in accordance with this Agreement.  No Seller has received any notice alleging that the Intellectual Property or the Computer Software is in violation or infringement of any rights of any other Person, and neither the Intellectual Property nor, to the Knowledge of Sellers, the Computer Software is in violation or infringement of any rights of any other Person.

(b)                Schedule 2.01(i) correctly and completely identifies all Intellectual Property that is either registered or for which applications to register have been filed, all License Agreements and all Computer Software.  Sellers have delivered to Buyer true, correct and complete copies of all licenses, sublicenses, agreements and permissions (as amended to date) with respect to the Intellectual Property.

3.12           Permits and License

Except as set forth on Schedule 3.12, (a) Schedule 2.01(h) contains a complete and accurate list of all material Permits (including applications therefor) used in connection with the Business, all of which are valid, validly issued, remain in effect and good standing, and are legally transferable to Buyer, and (b) there are no material permits required under applicable Legal Requirements in connection with the ownership or operation of the Business or the use and possession of the Assets other than those set forth on Schedule 2.01(h).

3.13           Agreements and Commitments

Schedule 3.13 is a true, complete and correct list of all Contracts (including any Assumed Contracts) as of the Effective Date conforming to the descriptions set forth in this Section 3.13 (collectively, “Material Contracts”), copies of each of which have been delivered or made available to Buyer:

(a)                any open Contract involving payments or anticipated or scheduled payments by or to any Seller in excess of $25,000, whether or not made in the Ordinary Course of Business;

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(b)                except for Inventory in the Ordinary Course of Business, any option or other Contract relating to the sale, purchase, lease, sublease, assignment, acquisition or disposal by any Seller of any assets, property, rights, business operations or Equity to or of any Person;

(c)                any bond, indenture, note, loan or credit agreement or other Contract relating to the borrowing of money or to the direct or indirect guarantee or assumption of the Liabilities of any other Person for borrowed money or other indebtedness that in any manner (i) results in or could, assuming a breach thereof, result in any Seller incurring any indebtedness or Encumbrance other than a Permitted Encumbrance or (ii) creates or could, assuming a breach thereof, create an Encumbrance other than a Permitted Encumbrance on any of the Assets;

(d)                any Contract or agreement materially limiting or restricting the operation of the Business, the conduct of any line of business of any Seller, any Seller’s use of any of the Assets (other than customary restrictions on use set forth in software licenses, leases, equipment leases, and other agreements) or any Seller’s or, to the Knowledge of Sellers, any employee of any Seller’s ability to contract or compete with any Person;

(e)                any lease, license, conditional sale agreement or any other Contract relating to the ownership of, leasing of, title to, or any leasehold or other interest in any of the Assets;

(f)                 any joint venture, partnership, or other Contract (however named) involving a sharing of profits, losses, costs or liability by any Seller with any other Person;

(g)                any Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods or services;

(h)                any Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by any Seller to be responsible for consequential damages;

(i)                  any Contract for the license, use or other disposition of the Intellectual Property;

(j)                  any Contract between any Seller and any Related Party;

(k)                any Contract imposing confidentiality obligations on any Seller entered into outside of the Ordinary Course of Business (other than the Confidentiality Agreement);

(l)                  any Contract with respect to any Employee Benefit Plan; and

(m)              any amendment, supplement, or modification (whether oral or written) in respect of any of the foregoing.

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3.14           Status of Assumed Contracts

Sellers have delivered to Buyer true, correct and complete copies of the Assumed Contracts (including any amendments, supplements, modifications, annexes or schedules thereto).  Except as set forth on Schedule 3.14:

(a)                each Assumed Contract constitutes the lawful, valid and legally binding obligation of the parties thereto, and is enforceable against each, in accordance with its terms, except as enforceability may be subject to general principles of equity or as may be restricted, limited or delayed by Bankruptcy or other laws affecting creditors’ rights generally;

(b)                each Assumed Contract is in full force and effect and constitutes the entire agreement by and between the parties thereto with respect to the subject matter thereof;

(c)                no Seller (and, to the Knowledge of Sellers, no other party) has breached or repudiated any provision of any Assumed Contract, and to the Knowledge of Sellers no fact, event or circumstance has occurred that constitutes, or could reasonably be expected to constitute, a default under any Assumed Contract;

(d)                except as set forth in Schedule 3.02(c), no Assumed Contract requires or will require the consent of, or issuance of notice to, any Person as a result of or pursuant to the consummation of the Transaction;

(e)                the Transaction will not result in or give rise to a right of termination, default or similar right in any Person with respect to any Assumed Contract; and

(f)                 there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material terms, including amounts paid or payable to the applicable Seller, under any Assumed Contracts with any Person, and no such Person has made written demand for such renegotiation.

3.15           Employees and Employee Relations; Benefit Plans

(a)                Each Seller has delivered to Buyer a list of all of the employees of such Seller as of the Effective Date, as well as each Seller’s employee’s compensation (including, separately, base pay and any incentive or commission pay), title, exempt or non-exempt status, length of employment, employment contract, if any, and accrued vacation time.  No Seller is currently, nor ever has been, a party to any collective bargaining agreement or other labor contract, and there has never been, nor is there pending or threatened, any application for certification of a collective bargaining agent.  In the 5 years preceding the Effective Date, there has not been, nor is there currently, any ongoing or threatened strikes, work stoppages, walkouts, lockouts, or similar actions or disputes involving or otherwise affecting any of the employees of any Seller.  No Seller retains leased employees, independent contractors, sales agents or similar individuals, except as disclosed on Schedule 3.15(a).  No Seller, nor any employee of any Seller, is bound by any contract or agreement (whether written or oral) that purports to limit the ability of such Seller or such Seller employee, as applicable, to (i) engage in or continue to conduct any activity or practice relating to the Business or (ii) assign to such Seller or any other Person any rights to any Intellectual Property.  Each Seller has complied in all material respects with all Legal Requirements relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, status verification, worker classification, fair employment practices, discrimination, disability rights, health and safety, and the payment of social security and other Taxes.

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(b)                Schedule 3.15(b) contains a true and complete list of all Employee Benefit Plans maintained by each Seller and all Title IV Plans maintained or contributed to by any ERISA Affiliate.  Except as contemplated by this Agreement, no Seller, nor any ERISA Affiliate, has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Employee Benefit Plan that would materially increase the Liability of any Seller.

(c)                Except as described on Schedule 3.15(c):

(i)                  each Employee Benefit Plan has been administered and is in material compliance with the terms of such Employee Benefit Plan and all applicable Legal Requirements, including ERISA and the Code;

(ii)               each Employee Benefit Plan intended to be qualified within the meaning of Section 401 of the Code has received a favorable determination letter or has an opinion letter upon which it can rely as to its qualification from the Internal Revenue Service, and nothing has occurred that could reasonably be expected to result in the revocation of such letter; and

(iii)             there are no pending or, to the Knowledge of Sellers, threatened claims or litigation involving any Employee Benefit Plan (other than routine claims for benefits) by participants or beneficiaries covered under such Employee Benefit Plans.

(d)                With respect to each Employee Benefit Plan, Sellers have made available to Buyer true, correct and complete copies of the Employee Benefit Plan (or if the Employee Benefit Plan is not a written Employee Benefit Plan, a description thereof), any related trust or other funding vehicle, the most recent summary plan description and any summaries of material modifications thereto, the most recent Form 5500 annual report filings, and the most recent determination or opinion letter received from the Internal Revenue Service with respect to each Employee Benefit Plan intended to qualify under Section 401 of the Code.

(e)                No Seller maintains, has ever maintained, and otherwise does not have any Liability with respect to, any Title IV Plan or a “multiemployer plan,” as such term is defined in Section 3(37) of ERISA.  No Liability under Title IV or Section 302 of ERISA has been incurred by any Seller or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to any Seller or any ERISA Affiliate of incurring any such material Liability.  No Seller has any potential withdrawal Liability from any multiemployer plan on account of contributing to such plan or being treated as a single employer with any ERISA Affiliate.

(f)                 No Seller, Employee Benefit Plan, or trust created thereunder, nor any trustee thereof, has engaged in a transaction with respect to any Employee Benefit Plan in connection with which any Seller could be subject to either a civil penalty assessed pursuant to Sections 409 or 502(i) of ERISA or a tax imposed pursuant to Sections 4975 or 4976 of the Code.

(g)                No Employee Benefit Plan provides medical, surgical or hospitalization benefits (whether or not insured) for employees or former employees of any Seller for periods extending beyond such employee’s retirement date or other termination of service, other than coverage mandated by applicable Legal Requirements.

(h)                Except as described on Schedule 3.15(h), the consummation of the Transaction will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of any Seller to severance pay, termination pay, separation pay, retention pay or “change-in-control” payments, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.  No amounts payable under the Employee Benefit Plans, or any other plan, agreement or arrangement, will fail to be deductible by any Seller for federal income Tax purposes by virtue of Section 280G of the Code.

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(i)                  There have been no prohibited transactions or breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Employee Benefit Plans that could result in any Liability or excise tax under ERISA or the Code being imposed on any Seller.  There has been no “reportable event” within the meaning of Section 4043 of ERISA and the regulations and interpretations thereunder that has not been fully and accurately reported in a timely fashion, as required, or that, whether or not reported, would constitute grounds for the Pension Benefit Guaranty Corporation to institute termination proceedings with respect to any Employee Benefit Plan.

(j)                  Each Seller and each Seller ERISA Affiliate has complied in all material respects with the applicable provisions of the ACA including all provisions of the ACA applicable to the employees of each Seller and each Seller ERISA Affiliate, including as applicable the employer shared responsibility provisions relating to the offer of “minimum essential coverage” to “full-time” employees that is “affordable” and provides “minimum value” (as defined in Section 4980H of the Code and related regulations) and the applicable employer information reporting provisions under Sections 6055 and 6056 of the Code (and all related regulations).  Each Seller and each Seller ERISA Affiliate has complied in all material respects with applicable information reporting requirement under Sections 6055 and 6056 of the Code (and all applicable regulations) with respect to the employees (and their covered dependents) of each Seller and each Seller ERISA Affiliate.  No Seller has received a notice or attempt to collect a debt from the IRS regarding a potential ACA penalty or fine.

(k)                Each Employee Benefit Plan that is subject to Section 409A of the Code has been administered in material compliance with its terms and the operational and documentary requirements of Code Section 409A and all applicable regulatory guidance (including notices, rulings and proposed and final regulations thereunder).  No Seller has any obligation to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code.

(l)                  Sellers do not maintain any Employee Benefit Plan subject to any Legal Requirements other than those of the United States or any state thereof.

(m)              The representations and warranties set forth in this Section 3.15 are the Sellers’ sole and exclusive representations and warranties regarding employee and Employee Benefit Plan matters.

3.16           Litigation and Proceedings; Powers of Attorney

Except as set forth in Part I of Schedule 3.16, there are no Claims or Proceedings (other than investigations) pending or, to the Knowledge of Sellers, threatened against any Seller relating in any way to the Assets or the Business, and to the Knowledge of Sellers there is no basis, and no fact or circumstance exists that could reasonably be expected to be a basis, for the institution of any such Claim or Proceeding.  To the Knowledge of Sellers, there are no investigations pending against any Seller relating in any way to the Assets or the Business, and to the Knowledge of Sellers there is no basis, and no fact or circumstance exists that could reasonably be expected to be a basis, for the institution of any such investigation.  No Seller is now under or subject to any Order, and to the Knowledge of Sellers no fact or circumstance exists that could reasonably be expected to be a basis for the institution of any Order against or applicable to any Seller.  Except as set forth in Part II of Schedule 3.16, there are no Persons holding general or special powers of attorney from any Seller with respect to the Business or the Assets.

3.17           Insurance Coverage

Schedule 3.17 sets forth a true, correct and complete list of the insurance policies held by, or for the benefit of, any Seller, including the underwriter of such policies and the amount of coverage thereunder.  True, correct and complete copies of such insurance policies have been made available to Buyer and, except as otherwise specified therein, such policies are in full force and effect on the Effective Date, shall be maintained in full force and effect through the Closing and all due premiums have been and will be paid.  There are no pending claims in excess of the applicable deductible amount against such insurance policies as to which insurers have denied liability, and to the Knowledge of Sellers, there exist no claims that have not been timely submitted by the applicable Seller to the applicable insurers.

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3.18           Taxes

(a)                For all time periods prior to the Closing, Sellers have timely filed or will timely file (taking into account valid extensions) all Tax Returns related to the Business or the Assets that are required to be filed by Sellers.  All such Tax Returns are, or shall be when filed, true, correct and complete in all material respects.  All Taxes due and owing by a Seller (whether or not shown on any Tax Return) have been, or will be, timely paid.  To the Knowledge of Sellers, there are no pending or threatened Proceedings or investigations by any Governmental Authority against any Seller relating to Taxes of any Seller.

(b)                Sellers have withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owning to any employee, independent contractor, creditor, or other person in respect of which Tax withholding is required under applicable Legal Requirements.

(c)                No Seller that is organized as a limited liability company has made an election to be treated as a corporation pursuant to Treasury Regulations Sections 301.7701-3 (or any other similar provision of applicable state, local or foreign Tax law).

(d)                Except for certain representations relating to Taxes in Section 3.15, the representations and warranties set forth in this Section 3.18 are the Sellers’ sole and exclusive representations and warranties regarding Tax matters.

3.19           Brokers and Finders

No Seller nor any Person acting on any Seller’s behalf has engaged any broker, finder, agent or any other Person that would be entitled to any brokerage commission, finder’s fee or other compensation of any form or type in respect of the execution of this Agreement or the consummation of the Transaction.

3.20           Improper Payments

No Seller has, directly or indirectly, paid or delivered, or agreed to pay or deliver, any fee, commission or other sum of money or item of property, however characterized, to any Person that is in any manner related to the Assets or the Business in violation of any Legal Requirement.  Neither any Seller nor, to the Knowledge of Sellers, any member, manager, officer, agent, employee or Affiliate or any other person acting in such capacity on behalf of any Seller, with respect to the Business or the Assets, (i) has violated or are in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”); (ii) has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) in violation of any Legal Requirements; (iii) has made, or as a result of consummation of the Transaction will receive, any bribe, rebate, payoff, influence payment, kickback or other payment that violates any Legal Requirements; or (iv) has used any corporate funds for any contribution, gift, entertainment or other expense in violation of any Legal Requirements.

3.21           Consumers

Sellers have provided Buyer with a true, correct and complete list of the names and addresses of the top ten (10) ferrous and non-ferrous consumers of Sellers (in the aggregate and by weight and by dollar volume of sales to such consumers) for the five-month period ended May 31, 2019, and each of the fiscal years ended December 31, 2017 and 2018 (collectively, the “Material Consumers”).  As of the Effective Date, (i) no Seller has been notified, orally or in writing, by any Material Consumer to the effect that such Material Consumer will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, buying materials, products or services from any Seller, and (ii) there are no material disputes with any Material Consumer.

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3.22           Suppliers

Sellers have provided Buyer with a true, correct and complete list of the names and addresses of the top ten (10) ferrous and non-ferrous suppliers of Sellers (in the aggregate and by weight and by dollar volume of purchases from such suppliers) for the six-month period ended June 30, 2019, and each of the fiscal years ended December 31, 2017 and 2018 (collectively, the “Material Suppliers”).  As of the Effective Date, except as set forth on Schedule 3.22, (i) no Material Supplier has notified any Seller that it intends to terminate its business relationship with any Seller or to materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to any Seller, and (ii) there are no material disputes with any Material Supplier.

3.23           Compliance with Legal Requirements

Each Seller has complied with all material Legal Requirements applicable to it or otherwise related to the Assets or the Business, and no material Proceeding, Claim or notice has been filed or commenced against any Seller alleging failure to so comply, nor has any Seller received any notice of any material violation thereof that has not been remedied, nor to the Knowledge of Sellers, is any Proceeding, Claim, notice or investigation threatened nor, to the Knowledge of Sellers, has any investigation commenced.  Notwithstanding anything to the contrary in this Section 3.23, none of the representations or warranties in this Section 3.23 shall be deemed to relate to Environmental Matters (which are governed solely by Section 3.10), employee benefits matters (which are governed solely by Section 3.15), or Tax matters (which are governed solely by Section 3.18).

3.24           Related-Party Transactions

Except as set forth on Schedule 3.24, no Related Party (nor Affiliate of a Related Party) (a) has borrowed money from or loaned money to any Seller that is currently outstanding, (b) has any Claim against any Seller, (c) has any ownership interest in any property or Asset used by any Seller in the conduct of the Business (other than Excluded Assets), (d) is a party to any Contract (except employment agreements made available to Buyer) with any Seller or Affiliate thereof, or (e) to the Knowledge of Sellers, owns, directly or indirectly, any interest in (excepting less than 2% Equity holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent, consumer or client of any Seller.

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3.25           Solvency

The Sellers, taken as a whole, are not insolvent, nor has any Seller ever declared or been subject to Bankruptcy.  As of the Closing and immediately after giving effect to the Transaction: (a) Sellers will collectively have and maintain assets the value of which will exceed (i) the value of all liabilities of Sellers, including contingent and other liabilities, and (ii) the amount that will be required to pay the probable liabilities of Sellers on their existing debts (including contingent liabilities) as such debts become absolute and matured; (b) Sellers will collectively not have an unreasonably small amount of capital for the limited operations in which they intend to be engaged after the Closing; and (c) Sellers will collectively be able to pay their liabilities, including contingent and other liabilities, as they mature.  For purposes of the foregoing, “not have an unreasonably small amount of capital for the limited operations in which they intend to be engaged after the Closing” and “able to pay their liabilities, including contingent and other liabilities, as they mature” means that Sellers will have enough cash to meet their obligations as they become due.  In completing the Transaction, no Seller intends to hinder, delay or defraud any present or future creditors of Buyer or such Seller.

3.26           Patriot Act

No Seller is (a) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (b) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (c) named on the “List of Specially Designated Nationals and Blocked Persons” as published by OFAC.

3.27           Accounts Receivable; Accounts Payable

Sellers have delivered to Buyer a list of all Accounts Receivable as of August 15, 2019, together with an aging thereof.  To the Knowledge of Sellers, all Accounts Receivable are collectable at the aggregate recorded amounts thereof, in the Ordinary Course of Business, and are not subject to any offsets, defenses or counterclaims. Sellers have delivered to Buyer a list of all Accounts Payable as of August 15, 2019, together with an aging thereof.  All Accounts Payable arose in the Ordinary Course of Business and, except as set forth on Schedule 3.27, none are delinquent or past due by more than 30 days.  Sellers have disclosed to Buyer in writing any objections, defenses or setoff rights to the Accounts Payable.

3.28           No Other Representations and Warranties

Except for the representations and warranties contained in this Article III (including the related portions of the Schedules), neither any Seller nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Sellers.

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Article IV.
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Sellers that the statements contained in this Article IV are true, correct and complete as of the Effective Date and, except where expressly limited to a specific date, shall be true, correct and complete as of the Closing Date.

4.01           Organization

Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky.  Buyer is licensed, registered, qualified or admitted to do business, and in good standing, in each jurisdiction in which the ownership, use or leasing of its assets, or the conduct or nature of its business, makes such licensing, qualification, or admission necessary, except where such failure would not have a material adverse effect on Buyer’s ability to consummate the Transaction.

4.02           Powers; Consents; Absence of Conflicts

Buyer has all requisite company power and authority to enter into, execute and deliver this Agreement and all other agreements, instruments, certificates and documents to which it is a party executed or to be executed in connection herewith, and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.  Further, the execution, delivery and performance hereof, and the consummation of the Transaction:

(a)                are within the powers of Buyer and do not and will not conflict with or violate any of the terms of the Organizational Documents of Buyer, in each instance as amended to date, or any resolutions of the Board of Managers of Buyer;

(b)                has been approved by the Board of Managers and the Equity holders of Buyer, and except as set forth on Schedule 4.02(b), do not and will not require any approval, consent, or authorization of, or notice to, or filing or registration with, any Governmental Authority or, to the Knowledge of Buyer, any other Person; and

(c)                do not and will not violate any applicable Legal Requirement.

4.03           Binding Agreement

This Agreement, and all other agreements, instruments, certificates and documents executed or to be executed in connection herewith, to which Buyer is or becomes a party (a) as of the Closing shall have been duly authorized by all necessary company action on the part of Buyer, and (b) constitute (or upon execution and delivery will constitute) valid, legal and binding obligations of Buyer enforceable against Buyer in accordance with the respective terms hereof or thereof, except as enforceability may be subject to general principles of equity and as may be restricted, limited or delayed by Bankruptcy or other laws affecting creditors’ rights generally.

4.04           Brokers and Finders

Neither Buyer nor any Affiliate of Buyer nor any Person acting on their behalf has engaged any broker, finder, agent or any other Person that would be entitled to any brokerage commission, finder’s fee or other compensation of any form or type in respect of the execution of this Agreement or the consummation of the Transaction.

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4.05           Adequate Assurance

Buyer shall have, as of the Closing Date, sufficient funds to pay Sellers the Initial Payment and to remit the amounts required under Section 2.05(b).

4.06           Independent Investigation

Buyer has conducted its own independent investigation, review and analysis of the Business and the Assets. Buyer acknowledges and agrees that (a) in making its decision to enter into this Agreement and to consummate the Transaction, Buyer has relied solely upon its own investigation and the express representations and warranties of Sellers set forth in Article III of this Agreement (including related portions of the Schedules), and (b) neither any Seller nor any other Person has made, and Buyer has not relied upon, any representation or warranty as to Sellers, the Business, the Assets or this Agreement, except as set forth in Article III of this Agreement (including the related portions of the Schedules). Nothing set forth in this Section 4.06 shall in any way limit any claim that Buyer may have against Sellers for fraud.

4.07           No Other Representations and Warranties

Except for the representations and warranties contained in this Article IV (including the related portions of the Schedules), neither Buyer nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Buyer.

Article V.
COVENANTS AND AGREEMENTS OF THE PARTIES

5.01           Operations

From the Effective Date until the earlier of the Closing or the date of termination of this Agreement pursuant to Section 8.05, each Seller shall:

(a)                conduct its business only in, and not take any action except in, the Ordinary Course of Business, except as expressly contemplated or required elsewhere in this Agreement;

(b)                comply with all applicable material Legal Requirements and all material obligations under all Material Contracts (including the Assumed Contracts);

(c)                carry on the Business (including managing its Inventory) in substantially the same manner as it has up to and on the Effective Date;

(d)                maintain the Assets in substantially the same condition as existed as of the Effective Date, normal wear and tear excepted;

(e)                (i) take all actions necessary and appropriate to deliver to Buyer title to the Assets free and clear of all Encumbrances (other than Permitted Encumbrances) and (ii) use commercially reasonable efforts to obtain appropriate releases, consents, estoppels, certificates and other instruments as needed to lawfully transfer the Assets and assign the Assumed Contracts and the Permits to Buyer; provided, however, that nothing in this Section 5.01(e) or elsewhere in this Agreement shall require, or be construed to require, any Seller or any Seller’s Affiliate to agree to (x) sell, hold, or divest any assets, (y) make any material payments to any third party, or (z) amend, terminate, or enter into any agreement (other than an assignment agreement reasonably satisfactory to Sellers) with any third party;

(f)                 keep in full force and effect, until the Closing Date, the insurance policies set forth on Schedule 3.17 or other comparable insurance benefiting the Assets and the conduct of the Business;

(g)                pay or otherwise satisfy its Liabilities in the Ordinary Course of Business; and

(h)                maintain and preserve its legal status as a corporation in good standing.

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5.02           Certain Actions

From the Effective Date until the earlier of the Closing or the date of termination of this Agreement pursuant to Section 8.05, except as otherwise expressly provided in this Agreement, as required by a Legal Requirement, or as consented to in writing by Buyer, no Seller shall:

(a)                amend, modify, renew, or terminate any Assumed Contract without the prior consent of Buyer;

(b)                sell, assign, transfer, distribute or otherwise transfer or dispose of any of the Assets, except for sales in the Ordinary Course of Business or of any Assets listed on Schedule 2.02(n) or Schedule 5.02(b);

(c)                make a distribution of any Equity or Assets, except in the Ordinary Course of Business;

(d)                enter into any material transaction outside the Ordinary Course of Business;

(e)                take (or fail to take) any action that would (or could reasonably be expected to) result in any representation or warranty set forth in Article III to be untrue or inaccurate in any material respect as of the Closing Date; or

(f)                 agree, authorize, resolve, arrange or commit to do any of the foregoing.

5.03           Employee Matters

It is Buyer’s present intention, subject to business needs and Buyer’s standard pre-employment screening, to offer employment to substantially all of the employees of Sellers; provided, however, nothing contained in this Agreement shall confer upon any employee of any Seller any right to employment with Buyer.  For purposes of clarification and not limitation, Buyer shall not assume any Liability of any Seller with respect to or in favor of any employee of any Seller, including with respect to any benefit or compensation to employees as a result of the Closing; provided, however, employees of Sellers who are hired by Buyer will have service with Sellers credited for purposes of eligibility and vesting in Buyer’s vacation/paid time policy and employees of Sellers who are hired by Buyer who have sixty (60) days or more of service with Sellers will be entitled to participate in Buyer’s health insurance plan effective as of the first day of employment.  Effective as of the Closing, each Seller will terminate all employees of the Business, other than those employees set forth on Schedule 5.03.  All employer responsibilities arising related to such release pursuant to Legal Requirements shall be the responsibility of Sellers, and Sellers agree to lawfully discharge all such responsibilities.  Sellers covenant to hold Buyer harmless from and against all Liabilities of any sort arising from or relating to any Claims by or on behalf of present or former employees of any Seller in respect to any and all matters arising or incurred relating to the release of employees contemplated hereby and in respect to severance, termination or accrued vacation pay and similar obligations relating to the termination of such employees’ employment with such Seller.  At such time Sellers are no longer responsible, pursuant to the applicable Legal Requirements, for Liabilities for or arising from any COBRA health care continuation coverage required to be provided under Section 4980B of the Code and Sections 601 through 608 of ERISA to employees, former employees and any other COBRA qualified beneficiaries of any Seller, including those who incur a COBRA qualifying event in connection with the Transaction, Buyer will assume and discharge such Liabilities to the extent required under applicable Legal Requirements.  Prior to the Closing Date, Sellers shall provide Buyer with a list of all M&A qualified beneficiaries and each beneficiary’s last known address.

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5.04           Due Diligence; Maintenance of and Access to Information

(a)                Prior to the Closing Date, Sellers shall give Buyer and its Representatives the opportunity to conduct a full and complete due diligence investigation of each Seller, the Assets and the Business (the “Due Diligence Investigation”).  Such Due Diligence Investigation shall include (i) the provision of and the opportunity to review commercial, operating, human resources and benefits, tax, organizational, and financial records and such other records or documentation of Sellers as Buyer shall deem appropriate, (ii) reasonable access for Buyer and its Representatives to all senior management personnel, plants, offices, yards, warehouses and other facilities of Sellers, in each case, approved in writing (which may be provided via email) in advance by ISA, such approval not to be unreasonably withheld, conditioned or delayed, (iii) reasonable opportunity for Buyer to discuss directly with Sellers’ employees potential employment opportunities with Buyer (such opportunities contingent upon the Closing), with a person to be designated by ISA in writing (which may be provided via email) present at all such discussions, (iv) the opportunity to conduct surveys and appraisals of the Assets, and (v) inspections of the Assets (including Environmental Diligence, provided the procedure for the conduct of Environmental Diligence is approved in writing (which may be provided via email) in advance by ISA, such approval not to be unreasonably withheld, conditioned or delayed).  Notwithstanding the foregoing, (y) the Due Diligence Investigation shall be conducted during normal business hours upon reasonable advance notice to Sellers, under the supervision of Sellers’ personnel and in such a manner as not to interfere with the conduct of the Business, and (z) Buyer shall not discuss Sellers or the Transaction with Sellers’ consumers or suppliers without ISA’s prior written consent, which ISA shall not unreasonably withhold, but which ISA may condition upon Sellers’ participation in such discussions. In addition, as part of the Due Diligence Investigation, Sellers shall take such actions as are necessary to afford Buyer and its designated Representatives the opportunity to inspect within twenty (20) days following the Effective Date the premises located at 7100 Grade Lane, Louisville, Kentucky currently subleased by TT Repairs, Inc. pursuant to the sublease agreement dated August 1, 2013, by and between ISA and TT Repairs, Inc. If Buyer does not identify any material noncompliance with such sublease that is not promptly remedied, such sublease shall automatically be removed from the definition of “Excluded Real Property Leases” and shall be assumed by Buyer as of Closing.  If Seller identifies any material noncompliance with such sublease that is not promptly remedied, Buyer may elect not to assume such sublease by providing prompt written notice of such election to Sellers.

(b)                Each Party hereby agrees to keep, preserve and maintain, to the extent required by Legal Requirements or relevant insurance carriers, all books, records, documents and other information in the possession or control of such Party and relevant to the foregoing purposes for a period of 5 years after the Closing Date and hereby grants to the other Party access to the same; provided, however, a Party may destroy or otherwise dispose of any of the items referenced in this Section 5.04 (if permitted by applicable Legal Requirements and insurance requirements) at any time if the Party seeking to destroy or dispose of such items provides 60 days’ prior written notice to the other Parties of the intent to destroy or dispose of such items and affords such other Parties an opportunity to copy or otherwise remove such items.  The exercise by any Party of any right of access granted herein shall not materially interfere with the business operations of the other Party.  In addition, for a period of 5 years following the Closing, Sellers shall provide to Buyer, upon Buyer’s reasonable request, copies of any documents or records in any Seller’s possession or reasonably available to any Seller related to any Seller’s employees or personnel, or other legal, financial, tax or accounting matters with respect to periods during which Sellers owned the Business.

(c)                From the Effective Date until the Closing, ISA shall promptly notify and inform Buyer of any variance or incorrect statement in, or event causing a breach of, the representations and warranties contained in Article III.

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5.05           Governmental Authority Approvals; Consents to Assignment; Shareholder Approval

(a)              From the Effective Date until the Closing Date, each Seller shall (i) use commercially reasonable efforts to obtain prior to the Closing all consents, approvals, authorizations and clearances of Governmental Authorities and other Persons required to consummate the Transaction (including obtaining any consents required for the assignment of the Assumed Contracts and the Permits to Buyer; provided, however, that nothing in this Section 5.05(a) or elsewhere in this Agreement shall require, or be construed to require, any Seller or any Seller’s Affiliate to agree to (x) sell, hold, or divest any assets, (y) make any material payments to any third party, or (z) amend, terminate, or enter into any agreement (other than an assignment agreement reasonably satisfactory to Sellers) with any third party), (ii) provide such information and communications to Governmental Authorities as Buyer may reasonably request, and (iii) assist and cooperate with Buyer to obtain all other Permits and clearances of Governmental Authorities that Buyer reasonably deems necessary or appropriate, and to prepare any document or other information reasonably required to consummate the Transaction.

(b)              ISA shall take all action necessary in accordance with the Florida Business Corporation Act and its Organizational Documents to duly call, give notice of, convene and hold a meeting of its shareholders (the “ISA Shareholder Meeting”) as promptly as practicable following the Effective Date, for the purpose of obtaining the approval of such percentage of the ISA shareholders as are required to approve this Transaction pursuant to the Florida Business Corporation Act and ISA’s Organizational Documents (the “Shareholder Approval”); provided that ISA may postpone or adjourn the ISA Shareholder Meeting (i) with the consent of Buyer, (ii) for the absence of a quorum or to solicit more proxies or (iii) to allow reasonable additional time for any supplemental or amended disclosure which ISA has determined in good faith (after consultation with outside counsel) is necessary under applicable Legal Requirements and for such supplemental or amended disclosure to be disseminated and reviewed by ISA’s shareholders prior to the ISA Shareholder Meeting.  ISA shall, through the ISA Board and its Special Committee, use commercially reasonable efforts to solicit proxies in favor of the Shareholder Approval.  Notwithstanding any provision of this Agreement to the contrary, the ISA Board may withdraw its recommendation, cancel the ISA Shareholder Meeting, and/or, subject to Section 8.05(c), terminate this Agreement at any time prior to the Closing if the ISA Board determines in good faith that recommending Shareholder Approval, holding the ISA Shareholder Meeting, or not terminating this Agreement would reasonably be expected to be inconsistent with its fiduciary duties under applicable Legal Requirements (any such action of the ISA Board, a “Board Termination”).

5.06           Allocation of Purchase Price for Tax Purposes

The Purchase Price (and all other capitalized costs plus other relevant items that are considered assumed liabilities for United States federal income tax purposes, if any) shall be allocated among the Assets consistent with the principles of Section 1060 of the Code (the “Purchase Price Allocation”).  As soon as practicable after the Closing, Buyer shall deliver to ISA the Purchase Price Allocation. If within twenty (20) days after the delivery of the Purchase Price Allocation, ISA notifies Buyer that it objects to the Purchase Price Allocation, Buyer and ISA shall use commercially reasonable efforts to resolve such dispute within thirty (30) days. In the event that Buyer and ISA are unable to resolve such dispute within such 30-day period, the disputed items shall be resolved in accordance with the provisions set forth in Section 2.06(f), mutatis mutandis. Buyer and ISA shall use the asset values determined from such agreed or determined allocation for purposes of all reports and Tax Returns with respect to Taxes, including Internal Revenue Service Form 8594 or any equivalent statement.

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5.07           AR Remittal; Further Acts and Assurances

(a)              Following the Closing, any amounts remitted to any Seller or any of their respective Affiliates that are owed to Buyer pursuant to this Agreement (including to satisfy amounts owed with respect to any Accounts Receivable) will be remitted by such Seller or its respective Affiliate to Buyer within 5 Business Days of Seller’s or any of its Affiliate’s receipt of such amounts.  Following the Closing, any amounts remitted to Buyer or any of its Affiliates that are owed to any Seller pursuant to this Agreement (including by being solely attributable to an Excluded Asset) will be remitted by Buyer or its Affiliate to the applicable Seller within 5 Business Days of Buyer’s or its Affiliate’s receipt of such amounts.

(b)              Following the Closing, Sellers will cooperate with Buyer to make any insurance claims against the AR Insurance for Accounts Receivable that become delinquent or otherwise eligible for reimbursement pursuant to the terms of the AR Insurance.  Any amounts recovered from the AR Insurance pursuant to such claims shall be promptly remitted to Buyer.

(c)              At any time and from time to time at and after the Closing, upon request of either Party, the other Party shall do, assist, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, powers of attorney, confirmations and assurances as such Party may reasonably request to more effectively carry out the purposes and intent of this Agreement, including to more effectively convey, assign and transfer to and vest in Buyer, its successors and assigns, full legal right, title and interest in and actual possession of the Assets.  Sellers shall also furnish Buyer (upon Buyer’s reasonable request) with such information and documents in their possession or under their control, or that a Seller can execute or cause to be executed, as will enable Buyer to prosecute any and all petitions, applications and Claims relating to or constituting a part of the Assets or the Business.

5.08           Restrictive Covenants

For and during the period of time commencing on the Closing Date and expiring 5 years thereafter, no Seller shall, and each Seller shall cause its Subsidiaries not to, directly or indirectly, whether individually or in partnership or association with any one or more persons or entities, or as a principal, partner, member, manager, shareholder, agent, employee, consultant, or contractor, or in any other capacity:

(a)                establish or participate in, or lend money to or otherwise finance, a business competing with the Business within a 150 miles radius of any Facility (the “Restricted Territory”); provided, however, that an ownership interest of less than 2% of the outstanding stock of any publicly traded corporation that is engaged in a business competing with the Business shall not be deemed to violate this Section 5.08(a), so long as no officer, manager or director of any Seller or any Affiliate of any Seller is a member of the board of directors (or other similar governing body) of such publicly traded corporation;

(b)                solicit, contact, request, induce or attempt to influence any Person that is or was a customer, supplier or vendor of the Business as of the Closing Date or at any time during the 2 years prior to the Effective Date to purchase or provide products or services that are the same or substantially similar to those offered to such customer by such Seller or provided to such Seller by such supplier or vendor pursuant to the Business as of the Effective Date; provided, however, that this Section 5.08(b) shall not prevent Sellers or their Subsidiaries from purchasing products or services from suppliers or vendors who provide general products or services (including commercially available software, office equipment, and the like) to the business public at large;

(c)                (i) solicit for employment (or assist anyone in soliciting the employment of) any individual employed by any Seller with respect to the Business that is subsequently retained by Buyer as an employee; or (ii) induce, or assist anyone in inducing, any individual employed by any Seller with respect to the Business that is subsequently retained by Buyer as an employee to resign or sever employment, or to terminate or breach any employment agreement, with Buyer; provided, that general advertisements or solicitation programs conducted by or on behalf of a Seller or any of its Affiliates that are not specifically directed toward such employees shall not be deemed to violate this Section 5.08(c); or

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(d)                Buyer and Sellers expressly agree and acknowledge the terms of this Section 5.08 are reasonable in scope, time and territory, and are necessary to protect the value of the Assets and Business purchased pursuant to the Transaction.  If a court of competent jurisdiction renders a ruling (sustained on appeal, if any) holding that any one or more of the provisions of this Section 5.08 constitute an unreasonable restriction, then the Parties specifically agree that the applicable provision shall not be rendered void but shall apply to such extent as such court may determine constitutes a reasonable restriction under the circumstances.  The Parties recognize and agree that Buyer would not be willing to enter into this Agreement nor consummate the Transaction without Sellers’ agreement to the restrictive covenants set forth in this Section 5.08 and that Sellers’ performance and observance of this Section 5.08 is valuable consideration for Buyer’s willingness to enter into this Agreement and pay the Purchase Price to Sellers.

5.09           Costs and Expenses

(a)                Except as otherwise expressly set forth in this Agreement, all expenses of the negotiation and preparation of this Agreement and related to the Transaction, including legal counsel, accounting, brokerage and investment advisor fees and disbursements, shall be borne by the respective Party incurring such expense, whether or not the Transaction is consummated.  Sellers shall be responsible for paying any fees and expenses of any Seller’s investment banker or other advisers, if any, incurred in connection with the Transaction.

(b)                Any ad valorem property Taxes with respect to the Assets shall be prorated between the Parties as of the Closing Date, with Sellers liable to the extent such items relate to any time on or prior to the Closing Date, and with Buyer liable to the extent such items relate to periods subsequent to the Closing Date.  Buyer shall be liable for all transfer, deed, conveyance, recording, transaction privilege, sales and use taxes and fees related to the transfer of the Assets or the Business.

(c)                Sellers shall pay all amounts required to remove all Encumbrances on the Assets that exist at or prior to the Closing and that are not Permitted Encumbrances.

(d)                Buyer shall withhold from the Purchase Price an amount equal to Sellers’ liability for, and cause to be paid at Closing (to the extent applicable), all such Taxes, Encumbrance discharge amounts and other costs, fees and expenses described in Sections 5.09(b) and 5.09(c) (such amount, collectively, the “Payoff Amounts”).  The aggregate amount recorded as a liability on the Balance Sheet of ISA applicable to the capital leases set forth on Schedule 5.09(d) (the “Capital Lease Deduct”) shall also be included in the Payoff Amounts.  Upon ISA’s request, Sellers’ advisor expenses and fees described in Section 5.09(a) may also be included in the Payoff Amounts, to the extent additional Purchase Price proceeds are available.

5.10           KPDES Permit & Order; Chemetco Escrow Amount

(a)                ISA shall cause and permit Buyer to fully participate in negotiations with respect to, and the opportunity to review and provide comments on, the draft Kentucky Pollutant Discharge Elimination System permit (the “KPDES Permit”), draft storm water compliance agreed order (the “KPDES Order”), and draft best management practices plan which is to be incorporated into the KPDES Order (“BMP Plan”) for the Main Facility currently being negotiated with the Kentucky Energy and Environment Cabinet (the “Cabinet”).  Buyer may, at its sole election, attend any and all in-person meetings, conference calls, and any other discussions, whether open to the public or not, scheduled with the Cabinet to discuss storm water compliance, the KPDES Permit, the KPDES Order and/or the BMP Plan for the Main Facility.  Further, Sellers shall (i) neither seek to materially alter the terms of the KPDES Permit (as shown in the April 22, 2019 draft provided to ISA by the Kentucky Division of Water (“KDOW”), a full and accurate copy of which is attached to Schedule 5.10(a)), the KPDES Order (as described in Schedule 5.10(a)), or the BMP Plan (as submitted by ISA to KDOW on July 25, 2019, a full and accurate copy of which is attached to Schedule 5.10(a)), nor accept changes requested by the Cabinet that would materially alter these documents, except with Buyer’s prior written consent and (ii) use commercially reasonable efforts to procure the KPDES Permit, the KPDES Order and the BMP Plan on such terms as soon as possible following the Effective Date. Following the Closing, Buyer shall comply with the final KPDES Permit and the terms of the final KPDES Order and BMP Plan, in each case to the extent relating to post-Closing operations at the Main Facility, and shall be solely liable for any non-compliance with the KPDES Permit or the final KPDES Order and BMP Plan, including any civil penalties, stipulated penalties, or other fines or liabilities arising thereunder solely with respect to post-Closing operations at the Main Facility.

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(b)                From and after the Closing, ISA or its designee shall pay, or shall cause or make arrangements to cause to be paid, in each case first from the Chemetco Escrow Amount in accordance with the terms and conditions of the Chemetco Escrow Agreement, to the applicable Person, any Liabilities arising out of or attributable to any Environmental Claims related to the Chemetco Superfund Site for which ISA or any of its Affiliates is liable, including ISA’s percentage share under or pursuant to the Chemetco Site Informational Group and Cost Sharing Agreement (as amended), the Administrative Settlement Agreement and Order on Consent for Remedial Investigation/Feasibility Study, CERCLA Docket No. V-W-15- C-019 (RI/FS AOC) with U.S. EPA to perform a Remedial Investigation/Feasibility Study (RI/FS) at the Chemetco Superfund Site, and any amendments, replacements or successor agreements and/or orders to fund and perform a Remedial Design/Remedial Action, final remedy, and any other remedial action required by a Governmental Authority at the Chemetco Superfund Site.

5.11           Removal of Fluff, Excluded Assets

(a)                Prior to the Closing, Sellers shall remove all Fluff from all Real Property and properly dispose of (or transfer off-site for processing or other use) the same in accordance with Environmental Law.  In this provision, “Fluff” shall mean (i) automotive shredder residue regardless of the metal content thereof and including magnetic fines; (ii) shredder residue and all associated dirt and debris whether affixed to the shredded materials in piles where the shredded matter predominates or located in piles of dirt or other debris where the dirt or debris are contaminated with the shredded material, and (iii) piles of dirt generated from shears, screening or excavation activity, including the large pile of dirt and debris with vegetation growing on it located on the southwestern side of the automobile salvage portion of the Main Facility.  For the avoidance of doubt, removal of Fluff does not include excavation and disposal of soils below ground level.

(b)                Sellers shall use commercially reasonable efforts to remove all Excluded Assets from the Facilities prior to the Closing Date.  After the Closing, Buyer shall provide Sellers with reasonable access to the Facilities for the removal of the Excluded Assets, and Sellers shall remove from the Facilities all of the Excluded Assets no later than fifteen (15) days after the Closing, unless Buyer consents to a longer time period; provided, however, that Sellers are hereby granted up to 15 days after the Closing to remove the Retained Crane from the Facilities (the “Crane Removal”), provided that (i) Sellers store the Retained Crane during such period at a location within the Facilities that does not interfere with Buyer’s operations, and Sellers shall bear all risk of loss with respect to the Retained Crane during such period, (ii) Buyer is permitted to inspect the Retained Crane and the manner of its storage at all times, and (iii) the procedure for Crane Removal must be approved in writing (which may be provided via email) in advance by Buyer, such approval not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the Crane Removal shall be conducted only upon reasonable advance notice to Buyer and under the supervision of Buyer’s personnel. Following the Crane Removal, Sellers shall repair any damage to the Facilities caused by such removal.  Any Excluded Assets remaining at the Facilities after the expiration of such periods shall be deemed abandoned by Sellers, and Buyer shall have the right (after providing notice to Sellers and five (5) days’ opportunity to cure) to sell or dispose of such abandoned Excluded Assets as it sees fit, provided that if Buyer chooses to dispose of such abandoned Excluded Assets, Sellers shall be liable to Buyer for any reasonable disposal fees or costs incurred, and the same shall be Excluded Liabilities hereunder.

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(c)                Sellers shall, at or prior to Closing, remove all cash in Sellers’ ATMs.  Sellers shall use commercially reasonable efforts to coordinate with Buyer with respect to the placement of Buyer’s cash in such ATMs in order to ensure a smooth transition for the users of such ATMs.

5.12           Fulfillment of Conditions

Each Party will execute and deliver at the Closing each agreement, instrument or other document that such Party is required by this Agreement to execute and deliver as a condition to the Closing, and will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the Parties contained in this Agreement, to the extent that satisfaction of such condition is within the control of such Party.

5.13           Supplement to Schedules

From time to time prior to the Closing, Sellers shall have the right (but not the obligation) to supplement or amend the Schedules hereto with respect to any matter hereafter first arising after the date hereof (each a “Schedule Supplement”). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 7.01(a) have been satisfied; provided, however, that if Buyer obtains the right to, but does not elect to, terminate this Agreement arising out of its receipt of such Schedule Supplement, then Buyer shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to such matter unless Buyer elects to terminate this Agreement within five (5) Business Days following its receipt of such Schedule Supplement.  Buyer’s failure to terminate this Agreement in response to any Schedule Supplement shall in no event be construed as a waiver of any of its right to indemnification under Section 9.02 with respect to such matter.

5.14           Change in Legal Name

Sellers understands that, subsequent to the Closing, Buyer shall own the names “Industrial Services of America” and “ISA” as well as those trade names set forth on Schedule 2.01(j) and that such names and any and all derivations thereof and any other business names under which the Business currently operates are included in the Assets.  Within ninety (90) days following the Closing, Sellers shall change their names to names that are not confusingly similar with those names included in the Assets (to the extent applicable), and after the Closing, no Seller shall use, directly or indirectly, any such names or any other name that is confusingly similar thereto, except as necessary to satisfy its obligations hereunder.

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Article VI.
CONDITIONS PRECEDENT TO OBLIGATIONS OF seller

The obligations of Sellers to consummate the Transaction is subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived in writing by ISA:

6.01           Representations and Warranties; Covenants

(a)                Each of the representations and warranties of Buyer contained in this Agreement shall be true, correct and complete in all material respects (disregarding for such purposes any qualifications or exceptions for, or reference to, materiality, Material Adverse Effect or similar expressions) on and as of the Effective Date and, except where expressly limited to a specific date, on and as of the Closing Date.

(b)                Except as otherwise provided in Section 6.04, each and all of the terms, covenants and agreements to be complied with or performed by Buyer on or before the Closing Date shall have been complied with and performed in all material respects (disregarding for such purposes any qualifications or exceptions for, or reference to, materiality, Material Adverse Effect or similar expressions).

6.02           Adverse Actions or Proceedings

No Governmental Authority shall have taken or, to the Knowledge of Sellers, threatened to take any action restraining or prohibiting the Transaction and as a result of which any Seller reasonably and in good faith deems it inadvisable to proceed with the Transaction, and there shall not be in effect any Order restraining, enjoining or otherwise preventing consummation of the Transaction; provided that the Parties shall have used their respective commercially reasonable efforts to cause any such Order to be vacated or lifted.  No Proceeding shall have been instituted or threatened by any Person to prohibit, restrain or delay the Transaction or otherwise challenge the power and authority of the Parties to enter into this Agreement or to carry out their obligations hereunder or the legality and validity of the Transaction.

6.03           Shareholder Approval

The Shareholder Approval shall have been obtained in accordance with applicable Legal Requirements and the Organizational Documents of ISA.

6.04           Deliveries at Closing

Buyer shall have delivered to ISA those deliverables set forth in Section 8.03.

6.05           KPDES Permit & Order

The KPDES Permit and KPDES Order have been issued by the Cabinet, each on terms not materially different (in a manner adverse to Sellers with respect to the KPDES Fines) from those described in Schedule 5.10(a); provided, however, that if the Cabinet issues a KPDES Permit or KPDES Order materially different (in a manner adverse to Sellers with respect to the KPDES Fines) from such terms and ISA has appealed such issuance in accordance with applicable Legal Requirements, then the senior executives of ISA and Buyer shall work together in good faith for a period of 30 days to attempt to negotiate and resolve any outstanding issues relating to the KPDES Permit and KPDES Order, and the condition set forth in this Section 6.05 shall not be deemed to be impossible to satisfy until the end of such 30-day negotiation period, provided further, however, that nothing set forth in this Section 6.05 shall prevent ISA from terminating this Agreement pursuant to Section 8.05(a)(iii) at any time after the Closing Date Deadline has passed.

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Article VII.
CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

The obligation of Buyer to consummate the Transaction is subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless waived in writing by Buyer:

7.01           Representations and Warranties; Covenants

(a)                Each of the representations and warranties of Sellers contained in this Agreement shall be true, correct and complete in all material respects (disregarding for such purposes any qualifications or exceptions for, or reference to, materiality, Material Adverse Effect or similar expressions) on and as of the Effective Date and, except where expressly limited to a specific date, on and as of the Closing Date.

(b)                Except as otherwise provided in Section 7.06, each and all of the terms, covenants and agreements to be complied with or performed by any Seller on or before the Closing Date shall have been complied with or performed in all material respects (disregarding for such purposes any qualifications or exceptions for, or reference to, materiality, Material Adverse Effect or similar expressions).

7.02           Adverse Actions or Proceedings

No Governmental Authority shall have taken or, to the Knowledge of Buyer, threatened to take any action restraining or prohibiting the Transaction and as a result of which Buyer reasonably and in good faith deems it inadvisable to proceed with the Transaction, and there shall not be in effect any Order restraining, enjoining or otherwise preventing consummation of the Transaction; provided that the Parties shall have used their respective commercially reasonable efforts to cause any such Order to be vacated or lifted.  No Proceeding shall have been instituted or threatened by any Person to prohibit, restrain or delay the Transaction or otherwise challenge the power and authority of the Parties to enter into this Agreement or to carry out their obligations hereunder or the legality and validity of the Transaction.

7.03           Pre‑Closing Confirmations and Contractual Consents

Buyer shall have obtained or received from the Sellers documentation or other evidence reasonably satisfactory to Buyer that Sellers or Buyer has received or will receive the consents, permits, approvals, authorizations and clearances required to be obtained in order for (a) the Assumed Contracts, Real Property Leases and Permits set forth on Schedule 7.03 to be transferred to Buyer and (b) the Transaction to be lawfully consummated in all material respects.  The Shareholder Approval shall have been obtained in accordance with applicable Legal Requirements and the Organizational Documents of ISA.

7.04           No Material Adverse Effect

There shall have been no Material Adverse Effect.

7.05           Tax Clearances

Buyer shall have obtained or received from Sellers documentation or other evidence reasonably satisfactory to Buyer, issued by the Kentucky Department of Revenue, stating that no Taxes are due by any Seller.

7.06           Deliveries at the Closing

Sellers shall have delivered to Buyer those deliverables set forth in Section 8.02.

7.07           KPDES Permit & Order

The KPDES Permit and KPDES Order have been issued by the Cabinet, each on terms not materially different (in a manner adverse to Buyer) from those described in Schedule 5.10(a); provided, however, that if the Cabinet issues a KPDES Permit or KPDES Order materially different (in a manner adverse to Buyer) from such terms, then the senior executives of ISA and Buyer shall work together in good faith for a period of 30 days to attempt to negotiate and resolve any outstanding issues relating to the KPDES Permit and KPDES Order, and the condition set forth in this Section 7.07 shall not be deemed to be impossible to satisfy until the end of such 30-day negotiation period, provided further, however, that nothing set forth in this Section 7.07 shall prevent Buyer from terminating this Agreement pursuant to Section 8.05(a)(iii) at any time after the Closing Date Deadline has passed.

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Article VIII.
CLOSING; TERMINATION OF AGREEMENT

8.01           Closing

(a)                Consummation of the Transaction (the “Closing”) shall be coordinated through the offices of Moore & Van Allen, PLLC in Charlotte, North Carolina, at 10:00 A.M. on the 2nd Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Transaction (other than those conditions with respect to actions the respective Parties will take at the Closing itself), or at such other time or place as the Parties may mutually agree.  Unless otherwise agreed in writing by the Parties, the Closing shall be effective for accounting purposes as of 12:01 A.M. on the Closing Date.

(b)                No later than ten (10) Business Days prior to the Closing, Buyer may designate one or more Affiliates to assume all or a portion of Buyer’s rights and obligations herein.  References to instruments or agreements to be executed and delivered to or by Buyer in this Agreement at the Closing shall apply to each such assignee with respect to the Assets to be acquired by it.  Buyer shall notify ISA no later than 5 Business Days prior to the Closing of the names of such assignees and, from and after such assignment, the rights, privileges and benefits of this Agreement applicable to Buyer shall benefit each such assignee, subject to the terms, covenants and conditions of this Agreement, with respect to the Assets acquired by it.  No assignment pursuant to this Section 8.01(b) shall release Buyer from its obligations under this Agreement.

8.02           Actions of the Sellers Prior to and at Closing

(a)                No later than 3 Business Days prior to the Closing, Sellers shall deliver to the Closing Agent the Deeds for the Owned Real Property.  The Closing Agent shall hold the Deeds in trust and not record the same until it has received instructions from Buyer and ISA to do so.

(b)                At the Closing, unless otherwise waived in writing by Buyer, Sellers shall deliver or shall cause to be delivered to Buyer:

(i)                  the Bill of Sale, executed by each Seller and dated as of the Closing Date;

(ii)               the Assumption Agreement, executed by each Seller and dated as of the Closing Date;

(iii)             the Working Capital Escrow Agreement, executed by ISA and dated as of the Closing Date;

(iv)              the Chemetco Escrow Agreement, executed by ISA and dated as of the Closing Date;

(v)                the Closing Statement, executed by ISA and dated as of the Closing Date;

(vi)              a certificate of an officer of each Seller (A) regarding the authority and incumbency of those officers of such Seller executing this Agreement and any other agreements or instruments delivered at the Closing, and (B) incorporating copies of resolutions or equivalent instruments duly adopted by such Seller authorizing and approving the execution and delivery of this Agreement and the consummation of the Transaction, certified as true and in full force and effect as of the Closing Date;

(vii)            a certificate of a duly authorized officer of each Seller and dated as of the Closing Date certifying that each of the representations and warranties of such Seller contained in this Agreement is true, correct and complete on and as of the Closing Date in all material respects (disregarding for such purposes any qualifications or exceptions for, or reference to, materiality, Material Adverse Effect or similar expressions), and that each and all of the terms, covenants and agreements to be complied with or performed by such Seller on or before the Closing Date has been complied with and performed in all material respects (disregarding for such purposes any qualifications or exceptions for, or reference to, materiality, Material Adverse Effect or similar expressions);

(viii)          payoff letters, release letters or other documentation, in each case in form and substance satisfactory to Buyer, providing for the full and complete release of any Encumbrances on the Assets, other than Permitted Encumbrances, executed by the applicable Person with the authority to effectively grant such release;

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(ix)              certificates of good standing dated within 30 days prior to the Closing Date for each Seller from the Secretary of State of the state where such Seller is organized, formed or incorporated and the Secretary of State of the state where such Seller’s principal place of business is located;

(x)                with respect to the assignment and assumption of the Real Property Leases, estoppel letters from such landlords reasonably acceptable to Buyer and its counsel;

(xi)              a properly executed certificate of non-foreign status in accordance with Treasury Regulation §1.1445-2(b) certifying under penalties of perjury that no Seller is a foreign person within the meaning of Section 1445(f) of the Code and Treasury Regulation §1.1445-2(b);

(xii)            Internal Revenue Service Form 1099-S;

(xiii)          an owner’s/seller’s affidavit reasonably satisfactory to the title insurance company selected by Buyer and issuing an owner’s policy of title insurance to Buyer with respect to the Owned Real Property, in order to delete from the title policy to be issued the standard printed exceptions relating to, inter alia, mechanics’ liens and parties in possession; and

(xiv)          such other instruments, agreements, certificates and documents as Buyer reasonably deems necessary to effect the Transaction.

8.03           Action of Buyer at the Closing

At the Closing and unless otherwise waived in writing by Sellers, Buyer shall deliver or cause to be delivered to ISA on behalf of all Sellers:

(a)                Subject to the provisions of Section 8.04, the Initial Payment in accordance with Section 2.05(a);

(b)                the Bill of Sale, executed by Buyer and dated as of the Closing Date;

(c)                the Assumption Agreement, executed by Buyer and dated as of the Closing Date;

(d)                the Working Capital Escrow Agreement, executed by Buyer and dated as of the Closing Date;

(e)                the Closing Statement, executed by Buyer and dated as of the Closing Date;

(f)                 a certificate of an officer of Buyer (i) regarding the authority and incumbency of those officers of Buyer executing this Agreement and any other agreements or instruments delivered at the Closing, and (ii) incorporating copies of resolutions or equivalent instruments duly adopted by Buyer authorizing and approving the execution and delivery of this Agreement and the consummation of the Transaction, certified as true and in full force and effect as of the Closing Date;

(g)                a certificate of a duly authorized officer of Buyer certifying that each of the representations and warranties of Buyer contained in this Agreement are true, correct and complete on and as of the Closing Date in all material respects (disregarding for such purposes any qualifications or exceptions for, or reference to, materiality, Material Adverse Effect or similar expressions), and that each and all of the terms, covenants and agreements to be complied with or performed by Buyer on or before the Closing Date have been complied with and performed in all material respects (disregarding for such purposes any qualifications or exceptions for, or reference to, materiality, Material Adverse Effect or similar expressions);

(h)                a good standing certificate of Buyer from the Secretary of State of the Commonwealth of Kentucky, dated within thirty (30) days prior to the Closing Date; and

(i)                  such other instruments, agreements, certificates and documents as Sellers reasonably deem necessary to affect the Transaction.

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8.04           Closing Procedures

Upon receipt of the instructions referenced in Section 8.02(a), the Closing Agent shall perform a title update through the Closing Date.  So long as such update does not reveal any new Encumbrances other than Permitted Encumbrances, the Closing Agent shall record the Deeds and notify Buyer and ISA of such actions.  At such time, the Parties shall take the actions described in Sections 2.05, 8.02(b) and 8.03.

8.05           Termination Prior to the Closing

(a)                Notwithstanding anything herein to the contrary, this Agreement may be terminated, and the Transaction abandoned:

(i)                  at any time before the Closing, by mutual consent of Buyer and ISA without penalty or payment;

(ii)               at any time before the Closing, by Buyer, on the one hand, or ISA, on the other hand, in the event of material breach of this Agreement by the non‑terminating Party, which breach is not cured by the breaching Party within 15 days following receipt of written notice of the alleged breach sent by the Party alleging breach, provided that the terminating Party shall not itself be in material breach of its representations, warranties, covenants or obligations hereunder;

(iii)             by Buyer, on the one hand, or ISA, on the other hand, if the Closing shall not have taken place on or before the Closing Date Deadline, provided that the terminating Party shall not be in material breach of its representations, warranties, covenants or obligations under this Agreement; provided, however, that if all conditions to Closing other than the conditions set forth in Section 6.05 or Section 7.07 have been satisfied or are able to be satisfied as of the Closing Date Deadline, then ISA (if Section 6.05 has not been satisfied) or Buyer (if Section 7.05 has not been satisfied) may extend the Closing Date Deadline for one additional 30-day period via notice in writing (which may be provided via email) to the other Party; or

(iv)              at any time before the Closing, by Sellers, pursuant to a Board Termination.

(b)                If this Agreement is validly terminated pursuant to Section 8.05(a)(i), this Agreement will be null and void, and there will be no liability on the part of any Party (or any of their respective Equity holders, officers, directors, managers, trustees, employees, agents, consultants or other representatives).  If this Agreement is validly terminated pursuant to Section 8.05(a)(ii), in addition to termination hereof, the terminating Party shall have at its disposal all rights and remedies available to it at law or in equity.  In addition, if this Agreement is validly terminated pursuant to Section 8.05(a)(iii), this Agreement will be null and void, and there will be no liability on the part of any Party (or any of their respective Equity holders, officers, directors, managers, trustees, employees, attorneys, agents, consultants or other representatives), unless the non-terminating Party is in material breach of the Agreement at the time of termination, in which case the terminating Party shall have at its disposal all rights and remedies available to it at law or in equity.

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(c)                If this Agreement is validly terminated pursuant to Section 8.05(a)(iv), then ISA shall pay to Buyer, via wire transfer of immediately available funds to an account designated in writing by Buyer, an amount equal to the amount of Buyer's legal, consultant advisory and other documented expenses incurred in connection with the Transaction (such aggregate amount, not to exceed $300,000, the "Board Termination Costs"). The Board Termination Costs shall be payable to Buyer no later than 5 Business Days from the date of such termination. Further, if Sellers enter into an agreement with a Third Party to sell a controlling interest in the Equity of ISA (whether via stock sale, merger, recapitalization or otherwise) or all or substantially all of the Assets prior to or within 180 days following termination pursuant to Section 8.05(a)(iv), then, in addition to the Board Termination Costs, ISA shall pay to Buyer, via wire transfer of immediately available funds to an account designated in writing by Buyer, an amount equal to $850,000 minus the Board Termination Costs (such amount, the “Board Termination Fee”). The Board Termination Fee shall be payable to Buyer no later than 5 Business Days from the date of such termination or the execution of such agreement, whichever shall occur later. Solely for purposes of establishing the basis for the amount thereof, and without in any way increasing or decreasing the amount of the Board Termination Costs or the Board Termination Fee or expanding the circumstances in which the Board Termination Costs or the Board Termination Fee is to be paid, it is agreed that the Board Termination Costs and the Board Termination Fee constitute liquidated damages, and not a penalty, and the payment of the Board Termination Costs and the Board Termination Fee in the circumstances specified herein is supported by due and sufficient consideration. The Parties acknowledge and agree that the agreements contained in this Section 8.05(c) are an integral part of this Agreement, and that without these agreements, the Parties would not enter into this Agreement.  Accordingly, if ISA fails to promptly pay the Board Termination Costs or the Board Termination Fee in full when due and, in order to obtain such payment, Buyer commences a suit that results in a judgment against ISA for the Board Termination Costs, the Board Termination Fee or any portion of either of them, ISA shall pay to Buyer, in addition to the full amount of the Board Termination Costs and the Board Termination Fee, as applicable, (A) Buyer’s costs and expenses (including attorneys’ fees) in connection with such suit and (B) interest on the Board Termination Costs and/or the Board Termination Fee or portion thereof through the date of payment at the rate of 8% per annum, compounded quarterly.

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Article IX.
INDEMNIFICATION

9.01           Survival; Right to Indemnification

(a)                Sellers’ representations and warranties regarding Taxes in Section 3.18 shall survive the Closing and continue in full force and effect until the expiration of the applicable statute of limitations related to such Tax matter or Tax Liability, as the case may be, plus 90 days.

(b)                Sellers’ representations and warranties regarding Environmental Matters in Section 3.10 shall survive the Closing and continue in full force and effect until the 2-year anniversary of the Closing.

(c)                Sellers’ Fundamental Representations and Warranties (other than the representations and warranties regarding Taxes in Section 3.18) shall survive the Closing and continue in full force and effect in perpetuity.

(d)                Buyers’ representations and warranties in Sections 4.01, 4.02 and 4.03 shall survive the Closing and continue in full force and effect in perpetuity.

(e)                Each Party’s covenants and obligations shall survive the Closing and continue in full force and effect in perpetuity, unless their terms state otherwise.

(f)               Except for the matters described in Sections 9.01(a), (b), (c), (d) and (e), all representations and warranties herein or in any certificates or documents delivered pursuant hereto shall survive the Closing and continue in full force and effect until the 1-year anniversary of the Closing Date.

(g)              Any and all claims for indemnification under this Article IX shall be subject to the provision of proper notice as specified in Sections 9.06 and 9.07, and must be made by the Party claiming such right to indemnification within 60 days following the expiration of the applicable representation, warranty, covenant or obligation hereunder.

(h)             The Parties agree to treat any indemnification payment made pursuant to this Article IX as an adjustment to the Purchase Price for federal, and applicable state and local, income Tax purposes.

9.02           Indemnification and Payment of Damages by Sellers

Sellers agree that they shall jointly and severally indemnify and hold harmless Buyer, Buyer’s Affiliates, and each of their respective officers, directors, employees, agents, successors and assigns (collectively, the “Buyer Indemnified Persons”) from, and will pay to the Buyer Indemnified Persons the amount of, any loss, Liability, Claim, damage, expense, fine or penalty (including the same as they relate to injury to any Person or property, reasonable costs of investigation and defense, and reasonable attorneys’ fees, whether or not involving a Third‑Party Claim) (collectively, “Damages”), arising, directly or indirectly, from or in connection with:

(a)                 the breach, untruth or inaccuracy of any representation or warranty of any Seller set forth herein or in any certificate or document delivered pursuant hereto;

(b)                any breach or non-fulfillment by any Seller of any covenant or obligation set forth herein or in any certificate or document delivered pursuant hereto;

(c)                any Claim that is related to any known or unknown Off-Site Environmental Matter or any Hazardous Material Personal Injury;

(d)                any Claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Seller (or any Person acting on any Seller’s behalf) in connection with the Transaction; or

(e)              any Excluded Liabilities (for the avoidance of doubt, Sellers’ indemnification of Buyer Indemnified Persons with respect to Excluded Liabilities shall not preclude Sellers from seeking Damages with respect to a breach of any Buyer covenant or any Buyer representation or warranty relating thereto).

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9.03           Limitations on Sellers’ Obligations

(a)                No Seller shall be subject to any liability under Article IX with respect to any breach of any Seller’s representations and warranties under Article III until all Damages of the Buyer Indemnified Persons exceed the Basket Amount, at which point the Sellers will be obligated to indemnify the Buyer Indemnified Persons from and against all Damages in excess of the Basket Amount, but such indemnification amount shall not exceed the Cap; provided, however, neither the Basket Amount nor the Cap shall apply (but the Overall Cap shall apply) to any Damages (i) related in any way to Taxes, (ii) related to any Environmental Matter or related Liability, (iii) related in any way to the Sellers’ Fundamental Representations and Warranties, or (iv) incurred in connection with a claim based on fraud, or in connection with any claim under Section 9.02(b), (c), (d), or (e).

(b)                For purposes of this Article IX, the determination of the amount of Damages (but not the determination of whether any breach, untruth or inaccuracy of any Seller representation or warranty has occurred) shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

9.04           Indemnification and Payment of Damages by Buyer

Buyer will indemnify and hold harmless Sellers, and Sellers’ Affiliates, officers, directors, employees and agents (collectively, the “Seller Indemnified Persons”) from, and will pay to the Seller Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with:

(a)                the breach, untruth or inaccuracy of any representation or warranty of Buyer set forth herein or in any certificate or document delivered pursuant hereto;

(b)              any breach or non-fulfillment by Buyer of any covenant or obligation of Buyer set forth herein or in any certificate or document delivered pursuant hereto;

(c)             any Claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Buyer (or any Person acting on Buyer’s behalf) in connection with the Transaction; or

(d)             any Assumed Liabilities (for the avoidance of doubt, Buyer’s indemnification of Seller Indemnified Persons with respect to Assumed Liabilities shall not preclude Buyer from seeking Damages with respect to a breach of any Seller covenant or any Seller representation or warranty relating thereto).

9.05           Limitations on Buyer’s Obligations

Buyer shall not be subject to any liability under this Article IX with respect to any breach of any of Buyer’s representations and warranties under Article IV until all Damages of the Seller Indemnified Persons exceed the Basket Amount, at which point Buyer shall indemnify the Seller Indemnified Persons with respect to all Damages in excess of the Basket Amount, but such indemnification amount shall not exceed the Cap; provided, however, neither the Basket Amount nor the Cap shall apply (but the Overall Cap shall apply) to any Damages in connection with (a) any Claim based on fraud or (b) any Claim under Section 9.04(b), (c) or (d). For purposes of this Article IX, the determination of the amount of Damages (but not the determination of whether any breach, untruth or inaccuracy of any Buyer representation or warranty has occurred) shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

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9.06           Procedure for Indemnification – Third-Party Claims

(a)                Within 30 days following any Buyer Indemnified Person or Seller Indemnified Person, as the case may be (respectively, the “Indemnified Person”), receiving notice of, or otherwise becoming aware of, a Third-Party Claim that could result in Damages or the commencement of any Proceeding against the Indemnified Person (in either case, a “Third-Party Claim”), such Indemnified Person will, if an indemnification claim pursuant to this Agreement is to be made against the other Party (the “Indemnifying Person”), give notice to the Indemnifying Person of such Third-Party Claim, but the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any Liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such action is materially prejudiced by the Indemnified Person’s failure to give such notice.  A claim for indemnification for a Third-Party Claim not involving a Proceeding may be asserted by the notice to the Indemnifying Person given above, and such Third-Party Claim shall be treated as a Direct Claim pursuant to Section 9.07; provided, however, should a Proceeding at any time result from such Third-Party Claim, the Parties shall follow the procedures set forth in this Section 9.06 with respect to the defense of such Proceeding.

(b)                If any Proceeding is brought against any Indemnified Person pursuant to a Third-Party Claim, the Indemnifying Person will be entitled to participate in such Proceeding and, to the extent that it wishes, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person and, after notice from Indemnifying Person to the Indemnified Person of its election to assume the defense of such Proceeding, the Indemnifying Person will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Article IX for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Proceeding.  Except as expressly set forth in the immediately preceding sentence with respect to fees of other counsel or defense expenses, an Indemnifying Person’s assumption of the defense of a Proceeding in according with the provisions of this Section 9.06 shall not limit the Indemnifying Person’s indemnification obligations hereunder with respect to any Damages resulting from, arising out of or attributable to such Proceeding.  If the Indemnifying Person assumes the defense of a Proceeding brought pursuant to a Third-Party Claim, no compromise or settlement of any claims made in that Proceeding may be effected by the Indemnifying Person without the Indemnified Person’s consent unless (i) there is no admission by the Indemnified Person of any violation of applicable Legal Requirements or any violation of the rights of any Person or any finding of the same, (ii) the Indemnified Person is released from all liability related to such Third-Party Claim, and (iii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person.  If the Indemnifying Person fails to defend against a Proceeding brought pursuant to a Third-Party Claim within ten (10) days following issuance of notice to the Indemnifying Person of such Third-Party Claim by the Indemnified Person or at any time fails to diligently prosecute such defense, the Indemnified Person may assume control of the defense (and all costs and expenses incurred by the Indemnified Person pursuant thereto, including attorneys’ fees, shall, subject to the limitations set forth in this Article IX, be deemed Damages subject to indemnification hereunder), and the Indemnifying Person shall be bound by any commercially reasonable compromise or settlement of any claims made in that Proceeding by the Indemnified Person.  The Parties shall provide reasonable cooperation to each other in the defense of any Third-Party Claim.

(c)                Notwithstanding the foregoing, if (i) the Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding brought pursuant to a Third-Party Claim may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, (ii) the Indemnified Person is also a party to such Proceeding and the Indemnified Person determines in good faith that joint representation would have a prejudicial effect on the Indemnified Person or the Indemnified Person’s defense of such Third-Party Claim, or (iii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding, then in each such case the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise, or settle such Proceeding, and the Indemnifying Person shall be liable to the Indemnified Person for all costs of such defense as well as for any judgment entered in such Third-Party Claim, but the Indemnifying Person will not be liable for any compromise or settlement with respect thereto effected without its consent (which may not be unreasonably withheld, conditioned or delayed).

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(d)                Notwithstanding the provisions of Section 11.01, the Parties hereby consent to the non‑exclusive jurisdiction of any court in which a Proceeding is brought pursuant to a Third-Party Claim against any Indemnified Person for purposes of any claim that any Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein.

9.07           Procedure for Indemnification – Other Claims

A claim for indemnification for any matter not involving a Proceeding brought pursuant to a Third‑Party Claim (a “Direct Claim”) may be asserted by written notice to the Indemnifying Person.  The Indemnifying Person shall pay all amounts payable pursuant to this Article IX by wire transfer of immediately available funds, promptly following receipt from an Indemnified Person of a written payment request, together with all accompanying reasonably detailed back-up documentation, for any Damages that are the subject of indemnification hereunder (whether pursuant to or as a result of a Third-Party Claim, a Direct Claim or otherwise), except to the extent the Indemnifying Person in good faith disputes the Damages or a portion thereof in a notice delivered to the Indemnified Person within 15 days following the Indemnifying Person’s receipt of the applicable written payment request; provided that the Indemnifying Person shall promptly pay any portion of such Damages not subject to dispute.  In any event, the Indemnifying Person shall pay to the Indemnified Person, by wire transfer of immediately available funds, the amount of any Damages for which it is liable hereunder no later than 5 Business Days following any final determination of such Damages and the Indemnifying Person’s liability therefor.  A “final determination” shall exist if the Indemnifying Person fails to provide a notice of dispute within the 15 day period required pursuant to this Section 9.07, or if such a notice of dispute is properly provided in accordance with the terms of this Section 9.07, when the parties to the dispute have reached an agreement in writing, or a court of competent jurisdiction (selected in accordance with Section 11.01) shall have entered a final and non-appealable Order.

9.08           Survival

The Indemnifying Person’s obligation to indemnify the Indemnified Persons shall terminate at the conclusion of the time periods set forth in this Article IX, except with respect to Damages that are the subject of a Third-Party Claim or Direct Claim notice issued by any Indemnified Person in accordance herewith, setting forth in reasonable detail the basis of the Claim for which indemnification is sought and such notice is issued within the time period set forth in Section 9.01(g).

9.09           Certain Limitations

(a)                Payments by an Indemnifying Person pursuant to Sections 9.02 or 9.04 shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds actually received (if any) and any indemnity, contribution or other similar payment actually received (if any) by the Indemnified Person in respect of any such claim, net of any costs, expenses or fees (including attorney’s fees) of such recovery. The Indemnified Person shall use its commercially reasonable efforts to recover under insurance policies for any losses prior to or simultaneously with seeking indemnification under this Agreement. If the Indemnified Person recovers under any such policies (or under any indemnity, contribution or other similar agreements) after already receiving indemnity payments from the Indemnifying Person, the Indemnified Person shall refund a portion of such indemnity payments, net of any costs, expenses, or fees (including attorney’s fees), to the Indemnifying Person equal to the amount so recovered (but in no event exceeding the amount of the related prior indemnity payments).

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(b)                Payments by an Indemnifying Person pursuant to Sections 9.02 or 9.04 shall be reduced by an amount equal to any Tax benefit when and as actually realized as a result of such loss by the Indemnified Person.  Any reduction under this Section 9.09(b) shall be reflected only after the applicable Indemnified Person or Affiliate has actually realized such Tax benefit.  For purposes of this Agreement, the applicable Indemnified Person or Affiliate shall be deemed to have actually realized a net Tax benefit to the extent that, and at such time as, the amount of Taxes required to be paid by such Indemnified Person or Affiliate is reduced below the amount of Taxes that it would have been required to pay but for deductibility of such Damages, in each case: (i) during the same Tax year as the year in which the Damages occurred; (ii) calculated so that the items related to the relevant indemnification obligations are the last to be recognized; and (iii) as reasonably determined by such Indemnified Person or Affiliate. The amount of any reduction hereunder shall be adjusted to reflect any final determination with respect to the Indemnified Person’s liabilities for Taxes, consistent with the foregoing.  Any such reduction of Damages recoverable due to Tax benefit actually received under this Section 9.09(b) shall be in the form of a refund from the applicable Indemnified Person or Affiliate paid over to the Indemnifying Person after such benefit has been realized and determined.  Nothing in this Section 9.09(b) shall be construed to give an Indemnifying Person the right to request, view or access the Tax Returns of any Indemnified Person or Affiliate.

(c)                Except as asserted by a third party in connection with any Third-Party Claim or to the extent arising out of fraud or willful and intentional breach, in no event shall any Indemnifying Person be liable to any Indemnified Person for any punitive, consequential, special or indirect damages.

(d)                Each Indemnified Person shall take, and cause its Affiliates to take, all commercially reasonable steps to mitigate any Damages subject to indemnification hereunder upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto.

(e)                Subject to Section 11.05, the Parties acknowledge and agree that, following Closing, their sole and exclusive remedy with respect to any and all claims (other than claims arising from intentional fraud on the part of a Party hereto in connection with the Transactions) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article IX.  Nothing in this Section 9.09(e) shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 11.05 or to seek any remedy on account of any fraud by any Party hereto.

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Article X.
PARENT GUARANTEE

10.01        Guaranty of Performance.

Parent hereby unconditionally and irrevocably guarantees to Sellers the timely performance of all payment obligations of Buyer under this Agreement up to and including the Closing (for purposes of this Article X, the “Buyer’s Obligations”); provided, however, that Parent’s guaranty of Buyer’s obligations pursuant to this Article X shall terminate immediately after the Closing, subject to reinstatement pursuant to Section 10.04 hereof.  Sellers acknowledge and agree that Buyer’s Obligations are subject to and shall be determined in accordance with the express terms and conditions of this Agreement.

10.02        Primary Liability of Parent.

Parent agrees that this guaranty may be enforced by Sellers without the necessity at any time of resorting to or exhausting any other remedy or without the necessity at any time of having recourse to this Agreement.  Parent hereby waives the right to require Sellers to proceed against Buyer or any other Person or to require Sellers to pursue any other remedy or enforce any other right.  Until such time as all amounts owing hereunder have been paid in full, Parent shall have no rights or claims for subrogation, indemnity, reimbursement or contribution for any amounts paid under this guaranty.  Parent agrees that nothing contained herein shall prevent Sellers from exercising any and all rights or remedies under this Agreement or any other document or instrument executed in connection with this Agreement if neither Buyer nor Parent timely performs Buyer’s Obligations, and the exercise of any of the aforesaid rights and the completion of any proceedings related thereto shall not constitute a discharge of any of Parent’s obligations hereunder, it being the express purpose and intent of Parent that Parent’s obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.  Neither Parent’s obligations under this guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of Buyer or by reason of bankruptcy or insolvency.

10.03        Waivers.

Parent expressly waives (a) protest, (b) notice of acceptance of this guaranty by Sellers, (c) demand for payment of any of Buyer’s Obligations and (d) promptness, diligence, notice of non-performance, default, dishonor and protest, and all other notices of any kind.  Parent acknowledges that it will receive substantial direct and indirect benefits from the Transaction and that the waivers set forth in this Article X are knowingly made in contemplation of such benefits.

10.04        Continuation of Guaranty.

This guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment or performance, or any part thereof, of any of Buyer’s Obligations is rescinded or must otherwise be restored or returned by Sellers upon insolvency, bankruptcy, dissolution, liquidation or reorganization of Buyer, or upon or as a result of the appointment of any receiver, intervenor or conservator of, or trustee or similar officer for Buyer or any substantial part of its property; or otherwise, as if such payments or performances had not been made.

10.05        Attorneys’ Fees and Costs of Collection.

If at any time or times hereafter Sellers employ counsel to pursue collection, to intervene, to sue for enforcement of the terms hereof, or to file a petition, complaint, answer, motion or other pleading in any suit or proceeding related to this guaranty, then in each such event where Sellers prevail, all of the reasonable attorneys’ fees and expenses and court costs related thereto shall be an additional liability of Parent to Sellers, payable on demand.

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Article XI.
GENERAL

11.01        Choice of Law; Submission to Jurisdiction

Except as otherwise provided in Section 9.06(d), this Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdiction.  Each Party hereby submits to the exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware, for purposes of all legal proceedings arising out of or relating to this Agreement.  Each Party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Each Party hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement.

11.02        Schedules

The Schedules and all Exhibits and documents referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations. Any item disclosed in any section or subsection of the Schedules shall be deemed to have been disclosed with respect to any other section and/or subsection of the Agreement for which a cross reference is expressly included to such other section and/or subsection or which relates (to the extent reasonably apparent on the face of such disclosure, based on a plain reading) to such other section and/or subsection.

11.03        Tax Effect

The Parties agree to report the Transaction as an asset purchase and sale for the purposes of calculating the Parties’ respective Liabilities for Taxes.  Each Party represents that it has obtained, or may obtain, independent Tax advice with respect to the Transaction and upon which it, if so obtained, has solely relied.  This Section 11.03 in no way limits the Sellers’ representations in Section 3.18 or any Party’s covenants in Section 5.06.

11.04        No Third-Party Beneficiary

Except with respect to the Buyer Indemnified Persons and the Seller Indemnified Persons in their capacity as such, the terms and provisions of this Agreement (including provisions regarding employee and employee benefit matters) are intended solely for the benefit of the Parties, and their respective successors and permitted assigns, and are not intended to confer third‑party beneficiary rights upon any other Person.

11.05        Waiver of Breach, Right or Remedy

The waiver by any Party of any breach or violation by another Party of any provision of this Agreement or of any right or remedy of the waiving Party in this Agreement (a) shall not waive or be construed to waive any subsequent breach or violation of the same provision, unless expressly contemplated in such waiver, (b) shall not waive or be construed to waive a breach or violation of any other provision, and (c) shall be in writing and may not be presumed or inferred from any Party’s conduct.  In addition to any other rights and remedies any Party may have at law or in equity for breach of this Agreement, each Party shall be entitled to seek an injunction to enforce the provisions of this Agreement.

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11.06        Independence of Representations, Warranties and Covenants

All representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

11.07        Notices

In the event notice is required to be given to a Party pursuant to any provision of this Agreement, such notice shall be properly given and in full compliance with this Agreement if such notice is in writing and is delivered:  (a) by an internationally recognized overnight courier, postage prepaid; (b) by personal delivery to the Party; or (c) by facsimile transmission or electronic mail delivery receipt confirmed as follows:

If to Buyer or Parent:	River Metals Recycling LLC c/o The David J. Joseph Company 300 Pike Street Cincinnati, OH 45202
	Attn: Facsimile: Email:	Christopher J. Bedell (513) 345-4363 CJB@DJJ.com

with a copy (which shall not constitute notice) to:	Moore & Van Allen PLLC 100 North Tryon Street, Suite 4700 Charlotte, NC 28202
	Attn: Facsimile: Email:	Rob Rust (704) 339-5820 robrust@mvalaw.com

If to a Seller:	Industrial Services of America, Inc. 7100 Grade Lane Louisville, KY 40213
	Attn: Email:	Todd Phillips TPhillips@isa-inc.com
with a copy (which shall not constitute notice) to:	Frost Brown Todd LLC 400 West Market Street, 32nd Floor Louisville, KY 40202-3363
	Attn: Facsimile: Email:	James Giesel and Jeff Hallos (502) 581-1087 jgiesel@fbtlaw.com jhallos@fbtlaw.com or at such other address as the Parties may have furnished to the other in writing in accordance with this Section 11.07.  Such notice shall be deemed delivered upon receipt.

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11.08        Severability

If any provision of this Agreement is held or determined to be illegal, invalid or unenforceable under any present or future law by a court of competent jurisdiction: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, ISA and Buyer agree to negotiate in good faith a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

11.09        Entire Agreement; Counterparts; Amendment

This Agreement, the Confidentiality Agreement and the other documents contemplated by this Agreement collectively supersede all prior or contemporaneous contracts, agreements and understandings and constitute the entire agreement of whatsoever kind or nature existing between or among the Parties regarding the subject matter of this Agreement, and no Party shall be entitled to benefits other than those specified herein and therein.  This Agreement may be executed in 2 or more counterparts (and with facsimile or electronic signatures), each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument. This Agreement may not be amended except in a written instrument executed by the Parties.

11.10        Assignment

Except as expressly permitted by Section 8.01(b), no Party may assign its rights, or delegate its duties, under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other Parties, and any such purported assignment shall be void ab initio.

11.11        Confidentiality; Public Announcements

Except as otherwise provided herein, the Parties shall adhere to the terms and conditions of the Confidentiality Agreement, and the Confidentiality Agreement shall continue in full force and effect until such time as the Confidentiality Agreement expires or terminates pursuant to its terms; provided, however, the Parties agree that all Confidential Information (as defined in the Confidentiality Agreement) of Sellers that was included in the Assets shall, for purposes of the Confidentiality Agreement and otherwise, be deemed to be the Confidential Information of Buyer, and no Seller shall disclose such Confidential Information except with the prior written consent of Buyer, as necessary to discharge the Excluded Liabilities, in a dispute between Buyer and Sellers, or as otherwise contemplated by this Agreement.  Any public announcement or similar publicity with respect to this Agreement or the Transaction will be issued, if at all, at such time and in such manner as mutually agreed to by ISA and Buyer; provided, however, the foregoing shall not prohibit any Party from making, issuing or releasing any public announcements, statements or acknowledgments that such Party is required to make, issue or release by applicable Legal Requirements or by any listing agreement with or listing rules of any national securities exchange, provided further, however, that, with the exception of the announcement of this Transaction and the filing of Form 8-K on or immediately following the Effective Date and the making of any other statement substantially consistent therewith in subsequent filings with the U.S. Securities and Exchange Commission, to the extent not prohibited by applicable Legal Requirements, the issuing Party shall use commercially reasonable efforts to provide the other Party with written notice of such announcement, statement or acknowledgement (including a copy of the same) at least two (2) Business Days prior to any such issuance.  In the event of a conflict between the terms of this Agreement and the Confidentiality Agreement, the terms of this Agreement shall control.

11.12        Mutual Drafting

The Parties are sophisticated and have been represented throughout the Transaction by attorneys who have carefully negotiated the provisions hereof.  As a consequence, the Parties do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any agreement or instrument executed in connection herewith, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement

[ remainder of page intentionally left blank ]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in multiple originals by their duly authorized officers as of the Effective Date.

BUYER:	RIVER METALS RECYCLING LLC,
a Kentucky limited liability company

By: /s/ Bob E. Eviston
Name: Bob E. Eviston
Title: President

PARENT:	THE DAVID J. JOSEPH COMPANY
(for the limited purposes set forth in Article X),
a Delaware corporation

By: /s/ David Steigerwald
Name: David Steigerwald
Title: EVP

Signature Page to Asset Purchase Agreement

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SELLERS:	INDUSTRIAL SERVICES OF AMERICA, INC.,
a Florida corporation

By: /s/ Todd L. Phillips
Todd L. Phillips, Chief Executive Officer

ISA INDIANA, INC.,
an Indiana corporation

By: /s/ Todd L. Phillips
Todd L. Phillips, President

ISA LOGISTICS LLC,
a Kentucky limited liability company
By: INDUSTRIAL SERVICES OF AMERICA, INC.,
Sole Member
By: /s/ Todd L. Phillips
Todd L. Phillips, Chief Executive Officer

ISA REAL ESTATE, LLC,
a Kentucky limited liability company
By: INDUSTRIAL SERVICES OF AMERICA, INC.,
Manager
By: /s/ Todd L. Phillips
Todd L. Phillips, Chief Executive Officer

ISA INDIANA REAL ESTATE LLC,
a Kentucky limited liability company
By: INDUSTRIAL SERVICES OF AMERICA, INC.,
Manager
By: /s/ Todd L. Phillips
Todd L. Phillips, Chief Executive Officer

7021 GRADE LANE LLC,
a Kentucky limited liability company
By: INDUSTRIAL SERVICES OF AMERICA, INC.,
Manager
By: /s/ Todd L. Phillips
Todd L. Phillips, Chief Executive Officer

Signature Page to Asset Purchase Agreement

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7124 GRADE LANE LLC,
a Kentucky limited liability company
By: INDUSTRIAL SERVICES OF AMERICA, INC.,
Manager
By: /s/ Todd L. Phillips
Todd L. Phillips, Chief Executive Officer

7200 GRADE LANE LLC,
a Kentucky limited liability company
By: INDUSTRIAL SERVICES OF AMERICA, INC.,
Manager
By: /s/ Todd L. Phillips
Todd L. Phillips, Chief Executive Officer

Signature Page to Asset Purchase Agreement

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ANNEX B

PLAN OF DISSOLUTION OF

INDUSTRIAL SERVICES OF AMERICA, INC.

1.	Approval and Adoption of Plan. Pursuant to Section 607.1402 of the FBCA (a) this Plan has been approved by the Board of Directors (the “Directors”) of Industrial Services of America, Inc. (the “Corporation”), (b) the Directors have directed that this Plan be submitted to the Corporation’s shareholders (the “Shareholders”) for consideration, and (c) the Directors have recommended that the Shareholders approve this Plan and the dissolution of the Corporation.

2.	General Authorization. The Directors are authorized following the date this Plan is approved by the Shareholders (the “Adoption Date”), without further action by the Shareholders, to do and perform or cause the officers of the Corporation (the “Officers”), subject to approval of the Directors, to do and perform any and all acts, and to make, execute, deliver, or adopt any and all agreements, resolutions, conveyances, certificates, and other documents of every kind that are deemed necessary, appropriate, or desirable, in the absolute discretion of the Directors, to implement the complete liquidation and winding up of the business and affairs of the Corporation according to this Plan, including, but not limited to:

	a.	Collecting all assets.

	b.	Selling any remaining assets of the Corporation in one or more transactions upon such terms and conditions as the Directors, in their absolute discretion, deem expedient and in the best interests of the Corporation and the Shareholders, in any form of transaction.

	c.	Paying all expenses incurred in connection with the implementation of this Plan including, but not limited to, any consulting, professional, and other fees and expenses of persons or entities providing services to the Corporation.

	d.	Satisfying, settling, or rejecting all liabilities, debts, or obligations of the Corporation, whether by payment or by making adequate provisions for payments.

	e.	Prosecuting and defending actions or proceedings by or against the Corporation.

	f.	Distributing assets of the Corporation to the Shareholders to the fullest extent permitted by the FBCA.

	g.	Filing all final tax returns or other forms, making final payments, and closing any tax accounts or other obligations required by any state or federal law or regulation to effect the winding up of the Corporation’s business and affairs and the dissolution of the Corporation, including, but not limited to, filing Internal Revenue Service (“IRS”) Form 966 with the IRS and the articles of dissolution with the Florida Department of State, Division of Corporations (“DOC”).

3.	Indemnification. The Corporation shall continue to indemnify its Officers, Directors, and employees in accordance with the FBCA, its articles of incorporation, bylaws, any contractual arrangements, and its existing directors’ and officers’ liability insurance policy, for acts and omissions in connection with the Corporation’s dissolution, implementation of this Plan and the winding up of the business and affairs of the Corporation.

4.	Articles of Dissolution and Effective Date. On or after the Adoption Date, the Corporation shall prepare and file articles of dissolution with the DOC in accordance with the FBCA on a date determined by the Directors in their absolute discretion. For purposes of the FBCA, the Corporation shall be dissolved on the date the articles of dissolution are filed with the DOC unless the articles of dissolution specify a later effective date in accordance with the FBCA (the “Effective Date”).

5.	Cessation of Business Activities. The Corporation shall cease carrying on its business after the Effective Date except as necessary to wind up its business and affairs, including retaining such employees and consultants as necessary or desirable to carry out these activities.

6.	Claims. The Corporation will dispose of and resolve known and unknown claims in accordance with the FBCA and the Directors may elect any procedures permitted under the FBCA with respect thereto.

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7.	Plan of Distribution.

	a.	On and after the Effective Date, the Corporation shall make adequate provision, by payment or otherwise, for the Corporation’s known claims as provided by Section 6 of this Plan.

	b.	On a date or dates determined by the Directors in their absolute discretion, the Corporation shall distribute the remainder of any assets, either in cash or in kind, to its Shareholders according to their respective rights and interests. Distributions to any Shareholders will be made only as permitted, and in the manner required, by the FBCA.

	c.	Subject to the foregoing, the Directors have absolute discretion in determining the manner and timing in which the Corporation’s distributions are to be completed. Distributions pursuant to this Plan or any other requirements of the FBCA may occur at a single time or be undertaken in a series of transactions over time. Unless otherwise provided herein, the distributions may be in cash or in assets or in combination of such. The Directors have absolute discretion to make such distributions in such amounts and at such time or times as they determine.

8.	Section 331 Complete Liquidation. This Plan is intended to constitute a plan of liquidation for purposes of Section 331 of the Code and shall be interpreted and applied consistently therewith. For such purposes, this Plan is effective as of the Adoption Date without regard to when the Effective Date occurs, and all distributions made by the Corporation on or after the Adoption Date are intended to be distributions made pursuant to Section 331 of the Code.

9.	Cancellation of Stock. The distributions to the Shareholders pursuant to Section 7 hereof shall be in complete redemption and cancellation of all of the outstanding capital stock (the “Stock”) of the Corporation. As a condition to receipt of any distribution to the Shareholders, the Directors, in their absolute discretion, may require the Shareholders to (i) surrender their certificates evidencing the Stock to the Corporation or its agent for recording of such distributions thereon or (ii) furnish the Corporation with evidence satisfactory to the Directors of the loss, theft or destruction of their certificates evidencing the Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Directors.

10.	Modification or Abandonment of the Plan. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Shareholders, the Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Shareholders to the extent permitted by the FBCA.

11.	Shareholder Consent to Sale of Assets. Shareholder approval of this Plan shall constitute approval by the Shareholders of the sale, exchange, or other disposition in liquidation of all remaining property and assets of the Corporation, whether such sale, exchange, or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition that are conditioned on adoption of this Plan.

IN WITNESS WHEREOF, the Corporation has approved dissolution and adopted this Plan by the following signature(s) as of the Adoption Date.

INDUSTRIAL SERVICES OF AMERICA, INC.
By
Name:
Title:

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ANNEX C

August 16, 2019

The Board of Directors of
Industrial Services of America Inc.
7100 Grade Lane

Louisville, KY 40213

Ladies and Gentlemen:

Industrial Services of America Inc. (“ISA” or the “Company”) has engaged Valuation Research Corporation (“VRC”) to provide certain valuation advisory services to ISA’s Board of Directors (the “Board”) with respect to a potential transaction with River Metals Recycling LLC (“RMR”), a subsidiary of The David Joseph Company (“DJJ”), in which:

(i)	the Company would sell substantially all of the Company’s assets on a cash-free debt-free basis and clear of all liens and encumbrances
(ii)	RMR would assume, subject to due diligence, all material real property leases on their existing terms and conditions for an aggregate cash purchase price of $23,300,000 (the “Purchase Price);
(iii)	RMR would assume capital leases (including the lease relating to one of two rebuilt Sennebogen 825 material handing cranes) and the Purchase Price would be reduced by the amount of the capital lease liabilities (excluding the amount related to the above noted Sennebogen 825 lease) on the balance sheet as of the closing date;
(iv)	the Purchase Price would be adjusted based upon the net adjusted working capital amount of $8,400,000; and
(v)	ISA retains all other liabilities and indemnify RMR.

Items (i), (ii), (iii), (iv), and (v) and all sources and uses of funds are defined as the “Transaction.”

In connection with the Transaction, the Company has requested that VRC render to the Board VRC’s written opinion (the “Fairness Opinion”) as to whether the Purchase Price to be received in the Transaction is fair from a financial point of view to the Company.

The Fairness Opinion and all Supporting Documentation provided to the Board are collectively referred to herein as the “Opinion Documents” and individually as an “Opinion Document.”

Except as described herein, the Opinion and Supporting Documentation will be for the sole benefit, information and assistance of the Board (in its capacity as such) in connection with its evaluation of the Transaction. The provisions hereof shall inure to the benefit of and be binding upon the successors of VRC, the Board, and the Company.

The Fairness Opinion does not address (i) the fairness of the Transaction, in whole or in part, or any terms associated therewith, in each case to the Company’s or any other person’s or entity’s creditors or other parties not addressed in the Opinion Documents; (ii) the relative risks or merits of the Transaction, or any other business strategies or transactional alternatives that may be available to the Company or any other person or entity; (iii) the underlying business decisions of the Company or any other person or entity that were made to enter into or consummate the Transaction; (iv) any specific legal, tax, accounting, or financial reporting matters related to or associated with the Transaction; (v) the fair value of the Transaction in each case under any state, federal, or international laws relating to appraisal rights or similar matters; (vi) the book value of the assets and liabilities of, or otherwise associated with or comprising, the Company; (vii) the value or amount of any liabilities that are retained by the Company; (viii) the projections provided by the Company or the Company’s management for periods before or after the consummation of the Transaction; (ix) any employment or other agreements entered into in connection with the Transaction; or (x) any matters relating to fees paid by the Company or any other person or entity in connection with the Transaction.

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In rendering the Opinion, VRC conducted such reviews, analyses and inquiries reasonably deemed necessary or appropriate by it under the circumstances, including the following:

•	Industrial Services of America, Inc. audited financial statements for the year ended December 31, 2014 through December 31, 2018 and unaudited for the six (6) months ending June 30, 2019;
•	Review of ISA’s projected income statement, balance sheet and cash flow statements through December 31, 2023;
•	ISA’s Report to the Special Committee of the Board;
•	ISA’s fixed asset listing as of June 30, 2019;
•	ISA’s listing of owned and leased real property;
•	ISA’s historical unusual, non-recurring items;
•	ISA’s Capitalization Table as of July 26, 2019;
•	ISA’s Loan and Security Agreement with Bank of America, N.A., including subsequent amendments;
•	ISA’s Financial Summary of Proposed Transaction detailing per share distribution to equity holders;
•	Cushman & Wakefield’s Appraisal of Real Property as of June 21, 2018;
•	Sector3 Appraisals, Inc.’s Machinery & Equipment Appraisal as of September 5, 2018;
•	Sector3 Appraisals, Inc.’s Inventory Appraisal as of August 31, 2018;
•	Reviewed the industry in which the Company operates, which included a review of (i) certain industry research relating to the industry in which the Company operates, (ii) certain publicly traded companies deemed comparable to the Company and (iii) certain mergers and acquisitions involving businesses deemed comparable to the Company;
•	Had discussions with certain members of Management with respect to the past, present and future operating and financial conditions of the Company, among other subjects;
•	Received written representation from a responsible officer of the Company that the financial forecast and statements provided to VRC for the Company reflect Management’s good faith estimates and related assumptions believed by Management to have been reasonable at the time made;
•	Developed indications of the value for the Company using generally accepted valuation methodology; and,
•	Conducted such reviews, analyses and inquiries and considered such other economic, industry, market, financial and other information and data deemed appropriate by VRC.

In rendering the Opinion, VRC did not conduct any due diligence, whatsoever, on RMR, DJJ, or any other party.

In rendering the Fairness Opinion, VRC conducted only such reviews, analyses, and inquiries, and considered such information, data and other material as are, in VRC’s judgement, customary for evaluation of transactions similar to the Transaction and otherwise for engagements of this type and necessary and appropriate based on the facts and circumstances of the Transaction and the engagement. In conducting its reviews and analyses, and as a basis for arriving at the opinion expressed herein, VRC utilized methodologies, procedures and considerations it deemed relevant and customary under the circumstances; and took into account its assessment of general economic, industry, market, financial and other conditions, which may or may not prove to be accurate, as well as its experience as a valuation financial advisor in general. Further, in rendering the Fairness Opinion, VRC did not conduct any due diligence whatsoever on the prospective investors or participants in the Transaction or the purchasers of any securities or interests involved in the Transaction.

With your permission, VRC assumed and relied upon, without independent verification or independent appraisal, the accuracy and completeness of all information provided to VRC by or on behalf of the Company or the Board, and all other information, data and other material (including, without limitation, financial forecasts and projections) furnished or otherwise made available to, or discussed with or reviewed by, VRC in connection with the Fairness Opinion (collectively, “Information”), or such other information as was publicly available.

In addition, VRC assumed and relied upon the assumption, without independent verification, that any financial forecasts and projections provided to VRC by or on behalf of the Board or the Company in connection with the Fairness Opinion have been reasonably and prudently prepared in good faith and were based upon assumptions that are reasonable and reflect the best then currently available estimates and judgments of the Company’s management as to the matters covered thereby. VRC further assumed that any Information provided by or on behalf of the Board or the Company in connection with the Fairness Opinion did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements were made.

144

With your permission, VRC assumed, without independent verification, (i) the accuracy and adequacy of the legal advice given by counsel to the Board or the Company on all legal matters with respect to the Transaction; (ii) that all procedures required by law to be taken in connection with the Transaction have been, or will be, duly, validly and timely taken and that the Transaction will be consummated in a manner that complies with all applicable laws and regulations and that conforms in all material respects to the description thereof set forth herein; (iii) that the Transaction is consummated in a timely manner in accordance with the terms and conditions set forth in the related definitive agreements and other documents provided to VRC; (iv) that each of the Board and the Company is in compliance in all material respects (and will remain in compliance in all material respects) with any and all applicable laws, rules or regulations of any and all relevant legal or regulatory authorities; and (v) that the Transaction will be consummated in a manner that complies in all material respects with any and all applicable laws, rules and regulations of any and all legal or regulatory authorities.

VRC did not make any independent evaluation of the Company’s (or any other party’s) solvency or creditworthiness nor did we make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party. VRC does not express herein any opinion regarding the liquidation value of any entity or business. In addition, VRC did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities to which the Company is or may be a party or of which it may be the subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or otherwise may be subject.

VRC relied upon and assumed, without independent verification, that, other than as expressly disclosed to VRC in writing by the Board or the Company, there was no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company between the date of the most recent financial statements of or relating to the Company provided to VRC by or on behalf the Board or the Company in connection with the Fairness Opinion and the date of the Fairness Opinion; and that there are no facts or other information that would make any of the information (including, without limitation, the Information) reviewed by VRC incomplete or misleading. VRC further assumed that there will be no subsequent events that would materially affect the views set forth in the Fairness Opinion.

The Fairness Opinion is not intended to constitute a recommendation to the Board, the Company or any other party as to how they should vote, approve, disapprove, or act with respect to any matters relating to the Transaction. The Fairness Opinion does not represent an assurance, warranty, or guarantee that the price to be paid in the Transaction is the highest or best amount that can be obtained in connection with the Transaction or any other transaction.

VRC did not initiate any discussions, or solicit any indications of interest, with any third parties with respect to the Company or the Transaction. The Fairness Opinion speaks only as of the date hereof and addresses only the Transaction, and does not speak to or address any period thereafter or any subsequent business transaction, acquisition, dividend, share repurchase, debt or equity financing, recapitalization, restructuring or other actions, transactions or events not specifically referred to in the Fairness Opinion. Furthermore, the Fairness Opinion does not represent an assurance, guarantee, or warranty that the Company will not breach, or default on or under, any of its debt or other obligations or liabilities, nor does VRC make any assurance, guarantee, or warranty that any covenants, financial or otherwise, associated with any financing or existing indebtedness will not be breached in the future.

The Fairness Opinion is necessarily based on economic, industry, market, financial and other conditions and circumstances as they exist and to the extent that they can be evaluated by VRC as of the date hereof. VRC assumes no responsibility to update or revise the Fairness Opinion based upon any events or circumstances occurring subsequent to the date hereof.

VRC is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions and other transactions for corporate and other purposes. Except for our engagement in connection with the Fairness Opinion, we have not acted as financial advisor to the Company in connection with the Company’s consideration of the Transaction and have not participated in the negotiations leading to the Transaction. We will receive a fee in connection with the delivery of this opinion and the Company has agreed to reimburse certain of our expenses and indemnify us against certain liabilities arising out of our engagement. No portion of our fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Transaction is successfully consummated. We may provide valuation advisory services to the Company in the future, in connection with which we may receive compensation. From time to time, we and our affiliates have in the past provided services to the Company unrelated to the proposed Transaction, including valuation services for the Company for financial reporting purposes.

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The Fairness Opinion is intended solely for the benefit, use, and reliance of the Board in connection with the Transaction, and may not be publicly disclosed without the express written consent of VRC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Purchase Price to be received in the Transaction is fair from a financial point of view to the Company.

This Fairness Opinion has been approved by the opinion review committee of VRC.

Respectfully submitted,

VALUATION RESEARCH CORPORATION

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